Filed pursuant to Rule 424(b)(2)
                                              Registration No. 33-58548


PROSPECTUS SUPPLEMENT
(TO PROSPECTUS DATED JANUARY 10, 1996)

                               2,000,000 WARRANTS
                         LEHMAN BROTHERS HOLDINGS INC.
                     AMEX HONG KONG 30 INDEX* CALL WARRANTS
                           EXPIRING JANUARY 23, 1998

   Each AMEX Hong Kong 30 Index Call Warrant ("Warrant") will entitle the holder thereof to receive from Lehman Brothers Holdings Inc. ("Holdings"), upon exercise (including automatic exercise), an amount in U.S. dollars computed by reference to increases in the AMEX Hong Kong 30 Index (the "Index"). Such amount (the "Cash Settlement Value") will equal the quotient (rounded down to the nearest cent) of (A) the amount, if any, by which the Spot Index (as defined herein) for the applicable Valuation Date (as defined herein) exceeds the Strike Index (as defined herein) divided by (B) 2.5, divided by (C) the fixed Hong Kong dollar/U.S. dollar exchange rate of H.K.$7.7333 per U.S.$1.00. If the Strike Index is equal to or exceeds the Spot Index, the Cash Settlement Value will be zero; in which case, the Warrantholder (as defined herein) will be permitted, subject to certain exceptions, to re-exercise such Warrant prior to the Expiration Date (as defined herein) or prior to the Delisting Date (as defined herein).

   The Strike Index is 553.31, which is equal to the closing level of the Index on January 24, 1996. If such date were the applicable Valuation Date, the Cash Settlement Value of the Warrants would be zero. The Index was established on June 25, 1993, on which date it was set at a value of 350.00.

   The Warrants are unsecured contractual obligations of Holdings and will rank on a parity with Holdings' other unsecured contractual obligations and with Holdings' unsecured and unsubordinated debt.

   THE WARRANTS INVOLVE A HIGH DEGREE OF RISK, INCLUDING THE RISK OF EXPIRING WORTHLESS IF THE LEVEL OF THE INDEX DECREASES. PURCHASERS SHOULD BE PREPARED TO SUSTAIN A TOTAL LOSS OF THE PURCHASE PRICE OF THEIR WARRANTS AND ARE ADVISED TO CONSIDER CAREFULLY THE INFORMATION UNDER "RISK FACTORS" ON PAGES S-9 THROUGH S-18 HEREIN, AS WELL AS OTHER INFORMATION HEREIN AND IN THE ACCOMPANYING PROSPECTUS.

   The Warrants have been approved for listing on the American Stock Exchange, Inc. (the "AMEX"), subject to notice of issuance, under the symbol "LHI.WS."

   Lehman Brothers Inc., a wholly owned subsidiary of Holdings, may, but is not obligated to, purchase and sell Warrants for its own account for the purpose of making a market in the Warrants.
                              -------------------
THESE SECURITIES HAVE NOT BEEN APPROVED OR DISAPPROVED BY THE SECURITIES AND EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION NOR HAS THE SECURITIES AND EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION PASSED UPON THE ACCURACY OR ADEQUACY OF THIS PROSPECTUS SUPPLEMENT OR THE PROSPECTUS. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

================================================================================
                                               UNDERWRITING
                                 PRICE TO      DISCOUNTS AND      PROCEEDS TO
                                PUBLIC(1)    COMMISSIONS(1)(2)   HOLDINGS(2)(3)
--------------------------------------------------------------------------------
Per Warrant................        $5.25          $0.2625           $4.9875
--------------------------------------------------------------------------------
Total(3)...................     $10,500,000       $525,000         $9,975,000
================================================================================

(1) The price to public and underwriting discounts and commissions for investors purchasing 100,000 or more Warrants in any single transaction will be $5.12 per Warrant and $0.1325 per Warrant, respectively, subject to the holding period requirement described under "Underwriting" herein. Should investors who are subject to the holding period requirement sell their Warrants once the holding period requirement is no longer applicable, the market price of the Warrants may be adversely affected. See "Underwriting" herein.
(2) Holdings has agreed to indemnify the Underwriters against certain liabilities, including liabilities under the Securities Act of 1933, as amended. See "Underwriting" herein.
(3) Before deducting expenses estimated at approximately $80,000, which are payable by Holdings.
(4) Holdings has granted to the Underwriters an option, exercisable within 30 days of the date hereof, to purchase up to 300,000 additional Warrants, on the same terms, solely to cover over-allotments, if any. If the Underwriters exercise such option in full, the total Price to Public, Underwriting Discounts and Commissions and Proceeds to Holdings will be $12,075,000, $603,750 and $11,471,250, respectively. See "Underwriting" herein.
                              -------------------

   The Warrants offered by this Prospectus Supplement are offered by the Underwriters subject to prior sale, to withdrawal, cancellation or modification of the offer without notice, to delivery to and acceptance by the Underwriters and to certain further conditions. The Underwriters reserve the right to reject orders in whole or in part. It is expected that delivery of the Warrant Certificates will be made at the offices of Lehman Brothers Inc., New York, New York, on or about January 29, 1996.

   This Prospectus Supplement together with the accompanying Prospectus may also be used by Lehman Brothers Inc. in connection with offers and sales of Warrants related to market making transactions, by and through Lehman Brothers Inc., at negotiated prices related to prevailing market prices at the time of sale or otherwise. Lehman Brothers Inc. may act as principal or agent in such transactions.
LEHMAN BROTHERS               OPPENHEIMER & CO., INC.
------------
* The use of, and reference to, the term "Index" herein has been consented to by the AMEX. The "AMEX Hong Kong 30 Index" is a service mark of the AMEX.

January 24, 1996

    The valuation of and payment for any exercised Warrant may be postponed as a result of an Exercise Limitation Event (as defined herein) or an Extraordinary Event (as defined herein) or as a result of the exercise of a number of Warrants exceeding the limits on exercise described herein under "Description of Warrants--Maximum Exercise Amount," in which case the Warrantholder (as defined herein) will receive a Cash Settlement Value or, under certain circumstances, the Alternative Settlement Amount (as defined herein) for such Warrant, in either case determined as of a later date. See "Description of the Warrants--Extraordinary Events and Exercise Limitation Events" and "--Maximum Exercise Amount" herein.

    The Warrants will be exercisable immediately upon issuance and may be exercised until 3:00 P.M., New York City time, on the earlier of (i) the New York Business Day (as defined herein) immediately preceding the Expiration Date of January 23, 1998, or (ii) the last New York Business Day prior to the effective date of their delisting from, or permanent suspension from trading on, the AMEX and failure to be accepted at the same time for trading pursuant to the rules of another self-regulatory organization (a "Self-Regulatory Organization") that are filed with the Securities and Exchange Commission under the Securities Exchange Act of 1934 (the "Delisting Date"). Any Warrant not exercised at or before 3:00 P.M., New York City time, on such New York Business Day will be automatically exercised. A Warrantholder may exercise no fewer than 500 Warrants at any one time, except in the case of automatic exercise or cancellation. A Warrantholder tendering Warrants for exercise will have the option of specifying that, unless an Alternative Settlement Amount is payable in respect of such Warrants, such Warrants are not to be exercised if the Spot Index as of the applicable Valuation Date is 5% or more lower than the most recent closing level of the Index prior to exercise. See "Risk Factors" and "Description of the Warrants" herein.

    The Warrants will be originally issued as certificates in registered form. Forty-five calendar days after the closing of the offering, each Warrantholder will have the option to convert the form in which such Warrantholder holds his Warrants from certificated to book-entry, as described herein. Ownership of converted warrants will be maintained in book-entry form by or through DTC (as defined herein). Beneficial owners of Warrants in book-entry form will not have the right to receive physical certificates evidencing their ownership except under limited circumstances described herein.

                                  ------------

    IN CONNECTION WITH THIS OFFERING, THE UNDERWRITERS MAY OVER-ALLOT OR EFFECT TRANSACTIONS WHICH STABILIZE OR MAINTAIN THE MARKET PRICE OF THE WARRANTS OFFERED HEREBY AT A LEVEL ABOVE THAT WHICH MIGHT OTHERWISE PREVAIL IN THE OPEN MARKET. SUCH TRANSACTIONS MAY BE EFFECTED ON THE AMERICAN STOCK EXCHANGE, IN THE OVER-THE-COUNTER MARKET OR OTHERWISE. SUCH STABILIZING, IF COMMENCED, MAY BE DISCONTINUED AT ANY TIME.

                                    SUMMARY


    The following summary is qualified in its entirety by the more detailed information appearing elsewhere in the Prospectus and this Prospectus Supplement and in the documents incorporated therein by reference.

                                  THE OFFERING


ISSUER......................  Lehman Brothers Holdings Inc. ("Holdings").

SECURITIES OFFERED..........  2,000,000 AMEX Hong Kong 30 Index Call Warrants
                              (the "Warrants") expiring January 23, 1998. Each Warrant will entitle the beneficial owner thereof to receive from Holdings, upon exercise (including automatic exercise), an amount in U.S. dollars computed by reference to increases in the Index. Such amount (the "Cash Settlement Value") will equal the quotient (rounded down to the nearest cent) of (A) the amount, if any, by which the Spot Index (as defined herein) for the applicable Valuation Date (as defined herein) exceeds the Strike Index (as defined herein) divided by (B) 2.5, divided by (C) the fixed Hong Kong dollar/U.S. dollar exchange rate of H.K.$7.7333 per U.S.$1.00. If the Strike Index is equal to or exceeds the Spot Index, the corresponding Cash Settlement Value will be zero; in which case, the Warrantholder (as defined herein) will be permitted, subject to certain exceptions, to re-exercise such Warrant prior to the Expiration Date (as defined herein) or the Delisting Date (as defined herein).

                              The Strike Index is 553.31, which is equal to the closing level of the Index on January 24, 1996. If such date were the applicable Valuation Date, the Cash Settlement Value of the Warrants would be zero.

PRICE.......................  The initial public offering price for the Warrants will be $5.25 per Warrant, except that the price will be $5.12 per Warrant for investors purchasing 100,000 or more Warrants in a single transaction, subject to a holding period requirement. See "Underwriting" herein.
THE AMEX HONG KONG 30
 INDEX.......................  The Index, a service mark of the AMEX, is a capitalization-weighted stock index, designed, developed, maintained and operated by the AMEX. The Index is being used by Holdings with the permission of the AMEX. The Index measures the composite price performance of 30 selected stocks trading on The Stock Exchange of Hong Kong Ltd. (the "HKSE") and is designed to represent a substantial segment of the Hong Kong stock market. Business sector representation in the Index consists primarily of finance, property development, utilities, conglomerates, hotel/ leisure, property investment, airlines, transportation and publishing. The Index was established on June 25, 1993 at a value of 350.00. See Appendix A hereto.

                              Stocks that comprise the Index may be changed or substituted by the AMEX based on certain criteria. The AMEX is under no obligation to continue the calculation or the dissemination of the Index. See "The Index" herein. If the AMEX discontinues publication of the Index and/or any Successor Index (as defined herein), the Calculation Agent (as defined herein) shall determine the Cash Settlement Value, based on the formula and method used in calculating the Index or any Successor Index as in effect on the date the Index or such Successor Index was last published. See "Risk Factors" herein.

EXERCISE OF WARRANTS........  The Warrants will be immediately exercisable upon issuance (subject to postponement as described herein under "Description of the Warrants-- Extraordinary Events and Exercise Limitation Events" and "--Maximum Exercise Amount") and may be exercised until 3:00 P.M., New York City time, on the earlier of (i) the New York Business Day (as defined herein) immediately preceding the Expiration Date for the Warrants, which will be January 23, 1998 (the "Expiration Date"), or (ii) the last New York Business Day prior to the Delisting Date. See "Description of the Warrants --Exercise and Settlement of Warrants" herein.

EXERCISE AMOUNT.............  A Warrantholder may exercise no fewer than 500
                              Warrants at anyone time, except as provided herein. See "Description of the Warrants--Minimum Exercise Amount" herein. All exercises of Warrants (other than on the Expiration Date or the Delisting Date) are subject, at the Calculation Agent's option, to the limitation that not more than 750,000 Warrants in total may be exercised on any Exercise Date and not more than 250,000 Warrants may be exercised by or on behalf of any person or entity, either individually or in concert with any other person or entity, on any Exercise Date. See "Description of the Warrants-- Maximum Exercise Amount."

EXTRAORDINARY EVENTS AND
 EXERCISE                      LIMITATION EVENTS.. See "Description of the
                              Warrants--Extraordinary Events and Exercise
                              Limitation Events" herein for a description of such events and the consequences of the declaration of such an event by Holdings.

CERTAIN RISK FACTORS........  The Warrants involve a high degree of risk, including risks arising from fluctuations in the prices of the Underlying Stocks (as defined herein), risks relating to the Index and general risks applicable to the HKSE (the exchange on which the Underlying Stocks are traded), such as market disruption events, suspensions and trading halts. Prospective purchasers should recognize that their Warrants may expire worthless and should be prepared to sustain a total loss of the purchase price of their Warrants. The Warrants are appropriate investments only for investors with options approved accounts who are able to understand and bear the risk of a speculative investment in the Warrants.

                              It is not possible to predict how the Warrants will trade in the secondary market or whether such market will be liquid or illiquid.

                              If the Warrants are delisted from, or permanently suspended from trading on, the AMEX and are not accepted for listing on another Self-Regulatory Organization, Warrants not previously exercised will be deemed automatically exercised on the Delisting Date, and the Cash Settlement Value, if any, shall be calculated and settled as provided below under "Description of the Warrants-- Automatic Exercise". See "Description of the Warrants--Delisting of Warrants" herein. In connection with a delisting or permanent suspension of trading on the AMEX, Holdings will use its reasonable best efforts to list the Warrants on another Self-Regulatory Organization. To the extent Warrants are exercised, the number of Warrants outstanding will decrease, resulting in a decrease in the liquidity of the Warrants.

                              The Index has experienced significant price fluctuations in the past, and it is impossible to predict its future direction. See "The Index-- Historical Data on the Index" herein.


                              If the AMEX discontinues publication of the Index and/or any Successor Index, the Calculation Agent will determine the Cash Settlement Value based on the formula used in calculating the Index or such Successor Index as in effect on the date the Index or such Successor Index was last published. If the Calculation Agent determines that either an Extraordinary Event or an Exercise Limitation Event has occurred and is continuing on the Hong Kong Business Day (as defined herein) on which the Cash Settlement Value is to be determined, then the Cash Settlement Value in respect of the exercise shall be calculated on the basis that the Valuation Date shall be the next Index Calculation Day following such Hong Kong Business Day on which there is no Extraordinary Event or Exercise Limitation Event; provided, that if the Valuation Date has not occurred on or prior to the Expiration Date or the Delisting Date, the Calculation Agent will determine, compose or calculate the amount (the "Alternative Settlement Amount") that each Warrantholder is to receive in lieu of the Cash Settlement Value. In addition, Holdings may cancel the Warrants if the Calculation Agent shall have determined that an Extraordinary Event has occurred and is continuing and if the Calculation Agent expects such Extraordinary Event to continue. In such circumstances, the Warrantholders shall be entitled to the Alternative Settlement Amount in lieu of the Cash Settlement Value. Potential investors should be aware that Lehman Brothers Inc., in its capacity as Calculation Agent, is under no obligation to take the interests of Holdings or the Warrantholders into consideration in the event that it is called on to determine, compose or calculate the Cash Settlement Value or Alternative Settlement Amount. Because Lehman Brothers Inc. is a subsidiary of Holdings, conflicts of interest may arise in connection with Lehman Brothers Inc.'s performing its role as Calculation Agent. Lehman Brothers Inc., as a registered broker-dealer, is required to maintain policies and procedures regarding the handling and use of confidential proprietary information, and such policies and procedures will be in effect throughout the term of the Warrants to restrict the use of information relating to the calculation of the Cash Settlement Value or Alternative Settlement Amount prior to its dissemination. Moreover, Lehman Brothers Inc. is obligated to carry out its duties and functions as Calculation Agent in good faith and using its reasonable judgment.

                              Except for cases of automatic exercise or cancellation, a Warrantholder must tender at least 500 Warrants at any one time in order to exercise its Warrants. Thus, except in such cases, Warrantholders with fewer than 500 Warrants must, as a practical matter, either sell their Warrants or purchase additional Warrants, incurring transaction costs in each case, in order to realize upon their investment.


                              A Warrantholder will not be able to determine, at the time of exercise of a Warrant, the Spot Index that will be used in calculating the Cash Settlement Value of such Warrant (and will thus be unable to determine the Cash Settlement Value) since the Valuation Date will occur subsequent to the Exercise Date. In addition, the Valuation Date for exercised Warrants may be postponed upon the occurrence and continuation of an Extraordinary Event or an Exercise Limitation Event, or as the result of the exercise of a number of Warrants exceeding the Maximum Exercise Amount. (See "Description of the Warrants-- Extraordinary Events and Exercise Limitation Events" and "--Maximum Exercise Amount"). For example, circumstances existed from October 20 through October 23, 1987 and on July 22, 1992 (prior to the inception of the Index), and on September 17, 1993, August 31, 1995 and
                              October 3, 1995, that would have constituted either an Extraordinary Event or an Exercise Limitation Event. See "Description of the Warrants--Extraordinary Events and Exercise Limitation Events" herein. Any change in the level of the Index between the time a Warrantholder submits an Exercise Notice (as defined herein) and the time the Spot Index for such exercise is determined (which period will, at a minimum, represent an entire Hong Kong Business Day and, in the case of a Valuation Date that is postponed following an Extraordinary Event or an Exercise Limitation Event, may be substantially longer) will result in such Warrantholder receiving a Cash Settlement Value or Alternative Settlement Amount (including a zero Cash Settlement Value or Alternative Settlement Amount) that may be different from the Cash Settlement Value anticipated by such Warrantholder based on the level of the Index most recently reported prior to such exercise. The AMEX will generally calculate the Index once each day based upon the most recent official closing prices of each of the Underlying Stocks as reported by the HKSE. Due to time differences, trading on the HKSE occurs when the AMEX is closed for business.

                              The value of the Index, and therefore the potential Cash Settlement Value or Alternative Settlement Amount, as the case may be, may be adversely affected by political, economic or social instability, or developments and changes in law or regulations, particularly in Hong Kong and the People's Republic of China. In this connection, Hong Kong will revert to Chinese sovereignty on July 1, 1997, prior to the Warrants' Expiration Date. See "Risk Factors."

                              The Warrants share many of the risks of
                              standardized options but, unlike standardized options, they are backed only by the credit of Holdings (not The Options Clearing Corporation). The Warrants contain their own terms and conditions, which may differ from those of other warrants, even other warrants on the Index or other warrants issued by Holdings.

                              Investors are advised to consider carefully the foregoing risk factors and the risks and other matters discussed under "Risk Factors", "Description of the Warrants" and "Certain United States Federal Income Tax Considerations" prior to purchasing Warrants.

WHO SHOULD INVEST...........  The AMEX requires that the Warrants be sold only to investors whose accounts have been approved for options trading. In addition, the AMEX requires that its members and member organizations and registered employees thereof make certain suitability determinations before recommending transactions in Warrants.

                              Investment decisions relating to the Warrants require an investor to predict the direction of movements in the Index as well as the amount and timing of those movements. The Warrants may change substantially in value, or lose all of their value, with relatively small movements in the Index. Moreover, in the absence of countervailing factors, such as an offsetting movement in the level of the Index, the market value of a Warrant will tend to decrease over time and the Warrant will have no market value after the time for exercise has expired. Accordingly, the Warrants involve a high degree of risk and are not appropriate for every investor. As such, investors who are considering purchasing the Warrants must have an options approved account and should be able to understand and bear the risk of a speculative investment in the Warrants, be experienced with respect to options and option transactions and understand the risks of stock index transactions. Such investors should reach an investment decision only after careful consideration with their advisers of the suitability of the Warrants in light of their particular financial circumstances and the information set forth in this Prospectus Supplement and the accompanying Prospectus. See "Risk Factors" herein. As indicated above, investors should be prepared to sustain a total loss of the purchase price of the Warrants.

DEFINED TERMS...............  Refer to the "Glossary" herein for a listing of certain defined terms used herein.

REFERENCES..................  References herein to "U.S. dollar", "U.S.$" or "$"
                              are to the lawful currency of the United States of America. References to "Hong Kong dollar" or "H.K.$" are to the lawful currency of Hong Kong. As used herein, "New York Business Day" means any day other than a Saturday or a Sunday or a day on which either the AMEX or the New York Stock Exchange is not open for securities trading or commercial banks in New York City are required or authorized by law or executive order to remain closed, and "Hong Kong Business Day" means any day other than a Saturday or a Sunday or a day on which commercial banks in Hong Kong are not open for a full day of business. As used herein, "Index Calculation Day" means any day on which the Index or any Successor Index is calculated and published.

                                  RISK FACTORS

    THE WARRANTS INVOLVE A HIGH DEGREE OF RISK, INCLUDING RISKS ARISING FROM FLUCTUATIONS IN THE PRICES OF THE UNDERLYING STOCKS, RISKS RELATING TO THE INDEX, GENERAL RISKS APPLICABLE TO THE STOCK MARKET (OR MARKETS) ON WHICH THE UNDERLYING STOCKS ARE TRADED AND THE POTENTIAL ILLIQUIDITY OF THE SECONDARY MARKET FOR THE WARRANTS. PROSPECTIVE PURCHASERS OF THE WARRANTS SHOULD RECOGNIZE THAT THEIR WARRANTS MAY EXPIRE WORTHLESS AND SHOULD BE PREPARED TO SUSTAIN A TOTAL LOSS OF THE PURCHASE PRICE OF THEIR WARRANTS. INVESTORS CONSIDERING PURCHASING THE WARRANTS SHOULD BE EXPERIENCED WITH RESPECT TO OPTIONS AND OPTION TRANSACTIONS AND UNDERSTAND THE RISKS OF STOCK INDEX TRANSACTIONS AND SHOULD REACH AN INVESTMENT DECISION ONLY AFTER CAREFULLY CONSIDERING ALL THE RISK FACTORS SET FORTH IN THIS SECTION OF THIS PROSPECTUS SUPPLEMENT, THE SUITABILITY OF THE WARRANTS IN LIGHT OF THEIR PARTICULAR CIRCUMSTANCES AND ALL THE OTHER INFORMATION SET FORTH IN THIS PROSPECTUS SUPPLEMENT AND THE ACCOMPANYING PROSPECTUS.

    General Risk Considerations. A holder of Warrants (each, a "Warrantholder" and collectively, the "Warrantholders") will receive a cash payment upon exercise (including automatic exercise) only if such Warrant has a Cash Settlement Value (or, if applicable, upon the occurrence of an Extraordinary Event or an Exercise Limitation Event or upon cancellation of the Warrants, as described under "Description of the Warrants--Extraordinary Events and Exercise Limitation Events" herein, an Alternative Settlement Amount) greater than zero at such time. Prospective purchasers of the Warrants should recognize that their Warrants may expire worthless and they should be prepared to sustain a total loss of the purchase price of their Warrants. Before making any investment in the Warrants, it is important that a prospective investor become informed about and understand the nature of the Warrants in general, the specific terms of the Warrants and the nature of the Index. An investor should understand the consequences of liquidating his investment in a Warrant by exercising it as opposed to selling it. It is especially important for an investor to be familiar with the procedures governing the exercise of the Warrants, since the Cash Settlement Value of the Warrants will fluctuate over the life of the Warrants and a failure to properly exercise a Warrant prior to its expiration could result in the loss of the opportunity to realize a Cash Settlement Value that is higher than the Cash Settlement Value that might otherwise be realized on the expiration date. To properly exercise the Warrants, an investor must know when the Warrants are exercisable and how to exercise them.

    The Cash Settlement Value of a Warrant will be an amount in U.S. dollars equal to the quotient (rounded down to the nearest cent) of (A) the amount, if any, by which the Spot Index for the applicable Valuation Date exceeds the Strike Index divided by (B) 2.5, divided by (C) the fixed Hong Kong dollar/U.S. dollar exchange rate of H.K.$7.7333 per U.S.$1.00. The "Strike Index" is 553.31, which is equal to the closing level of the Index on January 24, 1996. The "Spot Index" for any date means the closing level on such date of the Index as compiled and published by the AMEX. See "The Index" herein. In the event that the Index is not published by the AMEX but is published by another person not affiliated with Holdings and acceptable to the Calculation Agent (a "Third Party"), then the Spot Index will be determined based on the closing level of the Index as published by such Third Party. If the AMEX or any Third Party, as the case may be, discontinues publication of the Index and publishes a successor or substitute index that the Calculation Agent determines to be comparable to the Index (a "Successor Index"), then the Spot Index for any date thereafter will be determined by the Calculation Agent based on the closing level of the Successor Index on such date. If the AMEX or any Third Party makes a material change in the formula for, or the method of calculating, the Index or any Successor Index, the Calculation Agent shall make such calculations as may be required to determine the Cash Settlement Value using the formula and method of calculating the Index or any Successor Index as in effect prior to such change or modification. If the AMEX and/or any Third Party discontinues publication of the Index and/or any Successor Index and no further Successor Index is published, the Calculation Agent will thereafter determine the Cash Settlement Value based on the formula and method used in calculating the Index or any Successor Index as in effect on the date the Index or such Successor Index was last published without change or modification. Accordingly, although the method used will generally be intended to enable the Cash Settlement Values to be determined on as consistent a basis as practicable, discontinuities may arise in such circumstances. Moreover, information regarding the current level of certain substitute indices may not be readily available to Warrantholders, which may adversely affect the trading market for their Warrants.

    Except as otherwise described herein, the Valuation Date for an exercised Warrant will be the first Index Calculation Day (as defined herein) after the related Exercise Date. The Exercise Date for an exercised Warrant, subject to certain exceptions described under "--Exercise and Settlement of Warrants", "--Limit Option" and "--Automatic Exercise" under "Description of the Warrants" herein, will be the New York Business Day on which such Warrant and an Exercise Notice in proper form are received by the Warrant Agent (as defined herein) if received at or prior to 3:00 P.M., New York City time, on such day; if such Warrant and Exercise Notice are received after such time, the Exercise Date will be the next succeeding New York Business Day. See "Description of the Warrants-- Exercise and Settlement of Warrants" herein.

    The Warrants will originally be issued as certificates in registered form. Accordingly, a beneficial owner of Warrants holding such Warrants indirectly may exercise such Warrants only through such owner's registered holder. For instance, in the case of a beneficial owner holding Warrants through his broker in "street name" who wishes to exercise his Warrants, such beneficial owner must direct his broker, who may in turn need to direct another intermediary, to deliver an Exercise Notice and the related Warrants to the Warrant Agent. To ensure that an Exercise Notice and the related Warrants will be delivered to the Warrant Agent before 3:00 P.M., New York City time, on a particular New York Business Day, a beneficial holder of Warrants may need to give exercise instructions to his broker or other intermediary substantially earlier than 3:00 P.M., New York City time, on such day. Different brokerage firms or intermediaries may have different cut-off times and other exercise mechanics. Therefore, Warrantholders should consult with their brokers or other intermediaries as to applicable cut-off times and other exercise mechanics. See "--Exercise and Settlement of Warrants" and "--Limit Option" under "Description of the Warrants" herein.

    Forty-five calendar days after the closing of the offering, each Warrantholder will have the option to convert the form in which such Warrantholder holds his Warrants from certificated to book-entry form (the "Conversion Option"). Such conversion will occur through the facilities of The Depository Trust Company, New York, New York ("DTC", which term, as used herein, includes any successor depository selected by Holdings). In order to be exchanged for a Warrant in book-entry form during the period of forty-five calendar days after the forty-fifth calendar day since the closing, a Warrant Certificate (as defined herein) must be delivered to DTC, in proper form for deposit, by a Participant. After the expiration of such forty-five day period, a Warrantholder may still exchange for a Warrant in book-entry form only by delivering the Warrant Certificate to the Warrant Agent. Warrants surrendered at any time for exchange for book-entry Warrants may not be exercised or delivered for settlement of transfer until such exchange has been effected. Accordingly, if an increase in the value of the Index were to occur after a Warrant Certificate had been surrendered for exchange into book-entry form, a Warrantholder would not be able to take advantage of the increase by exercising his Warrant until such exchange had been effected. In addition, to exercise Warrants, a Warrantholder who has utilized the Conversion Option may need to direct a broker, who may in turn need to direct an entity entitled to execute, clear and settle transactions through DTC (a "Participant"), to transfer Warrants held by DTC on behalf of such Warrantholder and to submit an Exercise Notice, to the Warrant Agent. A Warrantholder may desire that the New York Business Day on which his Warrants and an Exercise Notice are delivered on his behalf to the Warrant Agent will constitute the Exercise Date for the Warrants being exercised (for example, to utilize the Limit Option most effectively). To achieve such objective, the Warrantholder must cause such Warrants to be transferred free on the records of DTC to, and such Exercise Notice to be received by, the Warrant Agent at or prior to 3:00 P.M., New York City time, on such New York Business Day. To ensure that such Warrants and Exercise Notice will be received by the Warrant Agent at or prior to such time, such Warrantholder may need to give the appropriate directions to his broker before such broker's (and, if such broker is not a Participant, the applicable Participant's) cut-off time for accepting exercise instructions from customers for that day. Different brokerage firms and Participants may have different cut-off times for accepting and implementing exercise instructions from their customers. Therefore, Warrantholders holding their Warrants in book-entry form should consult with their brokers or other intermediaries, if applicable, as to applicable cut-off times and other exercise mechanics. See "--Exercise and Settlement of Warrants" and "--Limit Option" under "Description of the Warrants" herein. FORMS OF EXERCISE NOTICE FOR WARRANTS HELD IN BOOK-ENTRY FORM MAY BE OBTAINED AT THE WARRANT AGENT'S OFFICE (AS DEFINED HEREIN) DURING THE WARRANT AGENT'S NORMAL BUSINESS HOURS. SEE "DESCRIPTION OF THE WARRANTS--GENERAL" HEREIN. Neither Holdings, the Warrant Agent nor the Calculation Agent will have any responsibility for the performance by DTC (or its Participants or indirect participants) of its obligations under the rules and procedures governing its operations.

    The level of the Index will determine whether the Warrants have a Cash Settlement Value greater than zero on any given day. The Cash Settlement Value of the Warrants will be zero when initially offered. The Cash Settlement Value of the Warrants will be greater than zero on any given day only if the level of the Index increases so that the Spot Index is above the Strike Index (i.e., if the level of the Index is above 553.31). An increase in the level of the Index will result in a greater Cash Settlement Value, and a decrease in the level of the Index will result in a lesser or zero Cash Settlement Value. Potential profit or loss upon exercise (including automatic exercise) of a Warrant will be a function of the Cash Settlement Value (or, if applicable, the Alternative Settlement Amount) of such Warrant upon exercise, the purchase price of such Warrant and any related transaction costs.

    If a Warrant is not exercised prior to 3:00 P.M., New York City time, on the earlier of (i) the New York Business Day preceding the Expiration Date or (ii) the last New York Business Day prior to the Delisting Date, and if the Strike Index on the applicable Valuation Date equals or exceeds the Spot Index, such Warrant will expire worthless and the Warrantholder will have sustained a total loss of the purchase price of such Warrant.

    Except in the case of automatic exercise or cancellation, a Warrantholder may be able to limit to some extent the risk associated with any change in the Index between an Exercise Date and the applicable Valuation Date if such Warrantholder, in connection with an exercise of Warrants, elects the Limit Option. Pursuant to the Limit Option, Warrants tendered for exercise will not be exercised if the Spot Index as of the applicable Valuation Date is 5% or more lower than the closing level of the Index on the applicable Exercise Date or, if such Exercise Date is not an Index Calculation Day, on the immediately preceding Index Calculation Day. See "Description of the Warrants--Limit Option" herein. In the event of automatic exercise or cancellation resulting in the payment to Warrantholders of an Alternative Settlement Amount in lieu of the Cash Settlement Value, the Limit Option will not preclude the exercise of Warrants as described herein under "Description of the Warrants--Extraordinary Events and Exercise Limitation Events".

    If the Calculation Agent determines that either an Extraordinary Event or an Exercise Limitation Event has occurred and is continuing (i) on the Hong Kong Business Day on which the Cash Settlement Value is to be determined and Holdings determines to cancel the Warrants or (ii) on the Expiration Date or the Delisting Date, then the Calculation Agent will determine, compose or calculate the Alternative Settlement Amount that each Warrantholder is to receive in lieu of the Cash Settlement Value. Potential investors should be aware that Lehman Brothers Inc., in its capacity as Calculation Agent, is under no obligation to take the interests of Holdings or the Warrantholders into consideration in the event it determines, composes or calculates the Cash Settlement Value or Alternative Settlement Amount. Because Lehman Brothers Inc. is a subsidiary of Holdings, conflicts of interest may arise in connection with Lehman Brothers Inc.'s performing its role as Calculation Agent. Lehman Brothers Inc., as a registered broker-dealer, is required to maintain policies and procedures regarding the handling and use of confidential proprietary information, and such policies and procedures will be in effect throughout the term of the Warrants to restrict the use of information relating to the calculation of the Cash Settlement Value or Alternative Settlement Amount prior to its dissemination. Moreover, Lehman Brothers Inc. is obligated to carry out its duties and functions as Calculation Agent in good faith and using its reasonable judgment. Also, Lehman Brothers Inc. and its affiliates may from time to time engage in transactions involving the Underlying Stocks for their proprietary accounts and for other accounts in their custody and under their control, which may influence the value of such Underlying Stocks. Affiliates of Lehman Brothers Inc. also are the writers of the hedge of Holdings' obligations under the Warrants and will be obligated to pay to Holdings, upon exercise of the Warrants, an amount equal to the value of the exercised Warrants. See "Use of Proceeds." Accordingly, under certain circumstances, conflicts of interest may arise between Lehman Brothers Inc.'s responsibility as Calculation Agent with respect to the Warrants and its affiliates' obligations under their hedges.

    The purchaser of a Warrant may lose his entire investment. This risk reflects the nature of a Warrant as an asset which tends to decline in value over time and which may, depending on the relative value of the Index, become worthless when it expires. Assuming all other factors are held constant, the more a Warrant is out-of-the-money and the shorter its remaining term to expiration, the greater the risk that a purchaser of the Warrant will lose all of his investment. This means that the purchaser of a Warrant who does not sell it in the secondary market or exercise it prior to expiration will necessarily lose his entire investment if it expires when the Strike Index is equal to or exceeds the Spot Index.

    The fact that Warrants may become valueless upon expiration means that, in order to recover and realize a return upon his investment, a purchaser of a Warrant must generally be correct about the direction, timing and magnitude of anticipated changes in the value of the Index. If the value of the Index does not increase to an extent sufficient to cover an investor's cost of the Warrant (i.e., the purchase price plus transaction costs, if any) before the Warrant expires, the investor will lose all or a part of his investment in the Warrant upon expiration. The Cash Settlement Value is based on a given level of the Index and will not be affected by changes in the Hong Kong/U.S. dollar exchange rate. However, a number of economic factors, including the Hong Kong/U.S. dollar exchange rate, could affect the value of the Underlying Stocks and, therefore, the value of the Index.

    The Underwriters propose initially to offer the Warrants at a price that reflects a discount from the price to the public referred to on the cover page of this Prospectus Supplement for the purchase by an investor of 100,000 or more Warrants in any single transaction, subject to a holding period requirement referred to under "Underwriting" herein. If such investor or any account in which the investor has deposited any of its Delivered Warrants (as defined herein) fails to satisfy such holding period requirement, all of the investor's Escrowed Warrants (as defined herein) will be forfeited by the investor and not delivered to it. In addition, such investor may exercise the Escrowed Warrants during such holding period only if it also exercises the Delivered Warrants at the same time. In addition, should investors who are subject to holding period requirement sell their Warrants once the holding period is no longer applicable, the market price of the Warrants may be adversely affected. See "Underwriting" herein.

    Investors considering purchasing Warrants should be experienced with respect to options and option transactions and understand the risks of stock index transactions and reach an investment decision only after carefully considering, with their advisers, the suitability of the Warrants in light of their particular circumstances. INVESTORS SHOULD BE PREPARED TO SUSTAIN A TOTAL LOSS OF THE PURCHASE PRICE OF THEIR WARRANTS.

    Possible Illiquidity of Trading Market. Investors should be aware that it is not possible to predict how the Warrants will trade in the secondary market or whether such market will be liquid or illiquid. To the extent the Warrants are exercised, the number of Warrants outstanding will decrease, resulting in a decrease in the liquidity of the Warrants. In addition, during the life of the Warrants, Holdings or its affiliates may from time to time purchase and exercise the Warrants, resulting in a decrease in the liquidity of the Warrants.

    Minimum Exercise Amount. Except for cases of automatic exercise or cancellation, a Warrantholder must tender at least 500 Warrants at any one time in order to exercise its Warrants. Thus, except in cases of automatic exercise or exercise upon cancellation of the Warrant, Warrantholders with fewer than 500 Warrants will need either to sell their Warrants or to purchase additional Warrants, incurring transaction costs in either case, in order to realize upon their investment. Furthermore, such Warrantholders incur the risk that there may be differences between the trading price of the Warrants and the Cash Settlement Value or the Alternative Settlement Amount of such Warrants.

    Maximum Exercise Amount. All exercises of Warrants (other than on the Expiration Date, the Delisting Date or the Cancellation Date) are subject, at the Calculation Agent's option, to the limitation that not more than 750,000 Warrants in total may be exercised on any Exercise Date and not more than 250,000 Warrants may be exercised by or on behalf of any person or entity, either individually or in concert with any other person or entity, on any Exercise Date. If any New York Business Day would otherwise, under the terms of the Warrant Agreement, be the Exercise Date in respect of more than 750,000 Warrants, then at the Calculation Agent's election, 750,000 of such Warrants shall be deemed exercised on such Exercise Date (selected by the Warrant Agent on a pro rata basis, but if, as a result of such pro rata selection, any Warrantholders would be deemed to have exercised less than 500 Warrants, then the Warrant Agent, to the extent possible, shall first select additional of such holders' Warrants so that no holder shall be deemed to have exercised less than 500 Warrants), and the remainder of such Warrants (the "Remaining Warrants") shall be deemed exercised on the following New York Business Day (subject to successive applications of this provision); provided that, any Remaining Warrant for which a notice of exercise was delivered on a given Exercise Date shall be deemed exercised before any other Warrants for which a notice of exercise was delivered on a later Exercise Date. As a result of any postponed exercise, Warrantholders will receive a Cash Settlement Value determined as of a date later than the otherwise applicable Valuation Date. In any such case, as a result of any such postponement, the Cash Settlement Value actually received by Warrantholders may be lower than the otherwise applicable Cash Settlement Value if the Valuation Date of the Warrants had not been postponed.

    Offering Price of Warrants. The initial public offering price of the Warrants may be in excess of the price that a commercial user of or dealer in options on the Index might pay for a comparable option in a private transaction.

    Time Lag After Exercise Instructions Given. In the case of any exercise of Warrants, there will be a time lag between the time a Warrantholder gives instructions to exercise and the time the Spot Index relating to such exercise is determined. Therefore, a Warrantholder will not be able to determine, at the time of exercise of a Warrant, the Spot Index that will be used in calculating the Cash Settlement Value of such Warrant (and will thus be unable to determine the related Cash Settlement Value). The delay will, at a minimum, amount to almost an entire day and could be much longer (e.g., an exercise notice received by the Warrant Agent after 3:00 P.M. Friday would generally result in the Spot Index being determined the following Tuesday). Any downward movement in the level of the Index between the time a Warrantholder exercises a Warrant and the time the Spot Index for such exercise is determined will result in such holder receiving a Cash Settlement Value that is less than the Cash Settlement Value anticipated by such holder based on the closing level of the Index most recently reported prior to exercise. A Warrantholder that has not exercised a Warrant prior to the New York Business Day preceding the Expiration Date or the Delisting Date will, pursuant to the provision for automatic exercise, have the Spot Index with respect to such Warrant determined on the Index Calculation Day following the deemed exercise day. The value of the Index may change significantly during any such period, and such movements could adversely affect the Cash Settlement Value of the Warrants being exercised.

    Further delay may occur if an Exercise Limitation Event or Extraordinary Event has occurred. If the Calculation Agent determines that on a Valuation Date an Exercise Limitation Event or Extraordinary Event has occurred and is continuing, the Valuation Date shall be postponed to the first succeeding Index Calculation Day on which there is no Exercise Limitation Event or Extraordinary Event; provided that, if the Valuation Date has not occurred on or prior to the Expiration Date or Delisting Date, the Warrantholders will receive the Alternative Settlement Amount in lieu of the Cash Settlement Value, which Alternative Settlement Amount shall be calculated as if the Warrants had been canceled on the Expiration Date or the Delisting Date, as the case may be.

    Time Difference. The Index is calculated once each day on the basis of price quotations from the HKSE for the stocks underlying the Index. There will be a time difference between New York City time and the local time in Hong Kong. Since the AMEX is closed while the HKSE is open, significant movements in the value of the Index may take place which will not be reflected in the last sale price of a Warrant on the AMEX.

    Fixed Exchange Rate. The Cash Settlement Value or Alternative Settlement Amount, as the case may be, of a Warrant will be calculated using a fixed exchange rate of H.K.$7.7333 per U.S.$1.00 which was the Hong Kong dollar/U.S. dollar spot rate as quoted by Lehman Brothers Inc. as of approximately 8:00 A.M. New York City time on January 24, 1996. Accordingly, the Cash Settlement Value or Alternative Settlement Amount, as the case may be, in U.S. dollars which a Warrantholder may receive upon exercise, expiration or cancellation of its Warrants will not be affected, as such, by fluctuations in the actual H.K. dollar/U.S. dollar exchange rate--i.e., the Cash Settlement Value or the Alternative Settlement Amount, as applicable, will not decrease to reflect appreciation in the Hong Kong dollar against the U.S. dollar or increase to reflect depreciation in the Hong Kong dollar against the U.S. dollar.

    Automatic Exercise of the Warrants upon Delisting. In the event that the Warrants are delisted from, or permanently suspended from trading on, the AMEX, and the Warrants are not simultaneously accepted for trading pursuant to the rules of another Self-Regulatory Organization, Warrants not previously exercised will be deemed automatically exercised on the Delisting Date and the Cash Settlement Value, if any, shall be calculated and settled as provided under "Description of the Warrants--Automatic Exercise." Holdings will notify Warrantholders as soon as practicable of such delisting or trading suspension. However, if Holdings first receives notice of the delisting or suspension on the same day on which the Warrants are delisted or suspended, such day will nevertheless be deemed to be the Delisting Date. At the applicable Valuation Date with respect to such automatic exercise, the Warrants may be out-of-the-money so that the Cash Settlement Value would equal zero.

    Cancellation of the Warrants upon Occurrence of an Extraordinary Event. Holdings shall have the right to cancel the Warrants if the Calculation Agent shall have determined that an Extraordinary Event has occurred and is continuing and if the Calculation Agent expects such Extraordinary Event to continue, by notifying the Warrant Agent of such cancellation (the date of such notice being the "Cancellation Date"). In such circumstances, the Valuation Date shall be postponed to the Cancellation Date, and Holdings will, however, pay to each Warrantholder in respect of each Warrant held by it the Alternative Settlement Amount which shall equal the sum of (a) an amount calculated with reference to the Cash Settlement Value of the Warrants on or about the Cancellation Date, subject to certain exceptions and adjustments, and (b) an amount calculated with reference to the remaining time value of the Warrants. See "Description of the Warrants--Extraordinary Events and Exercise Limitation Events."

    Certain Factors Affecting the Value of the Warrant. Investment decisions relating to the Warrants require the investor to predict the direction of movements in the Index as well as the amount and timing of those movements. The Warrants may change substantially in value, or lose all of their value, with relatively small movements in the Index. Moreover, in the absence of countervailing factors, such as an offsetting movement in the level of the index, the market value of an index warrant will tend to decrease over time and the warrant will have no market value after the time for exercise has expired. Accordingly, the Warrants involve a high degree of risk and are not appropriate for every investor. As such, investors who are considering purchasing the Warrants must be able to understand and bear the risk of a speculative investment in the Warrants, be experienced with respect to options and option transactions and understand the risks of stock index transactions. Such investors should reach an investment decision only after careful consideration, with their advisers, of the suitability of the Warrants in light of their particular financial circumstances and the information set forth in this Prospectus Supplement and in the Prospectus. The AMEX requires that the Warrants be sold only to investors whose accounts have been approved for options trading. In addition, the AMEX requires that its members and member organizations and registered employees thereof make certain suitability determinations before recommending transactions in Warrants.

    The Cash Settlement Value of the Warrants at any time prior to expiration is expected typically to be less than the trading price of the Warrants at that time. The difference between the trading price and the Cash Settlement Value will reflect, among other things, a "time value" for the Warrants and the supply and demand of the Warrants. The "time value" of the Warrants will depend partly upon the length of the period remaining to expiration and expectations concerning the level of the Index during the period as compared to the Strike Index. The expiration of the Warrants will be accelerated should the Warrants be delisted from, or permanently suspended from trading on, the AMEX and not accepted at the same time for trading pursuant to the rules of another Self-Regulatory Organization which are filed with the Securities and Exchange Commission under the Securities Exchange Act of 1934, as amended. Any such acceleration could result in the total loss of any remaining "time value" and could occur when the Warrants are "out-of-the-money" (i.e., when the Spot Index is less than or equal to the Strike Index), thus resulting in the total loss of the purchase price of the Warrants. Before exercising or selling Warrants, Warrantholders should carefully consider, among other things, (i) the trading price of the Warrants, (ii) the level of the Index at such time, (iii) the time remaining to expiration, (iv) the probable range of Cash Settlement Values and
(v) any related transaction costs.

    The trading price of a Warrant at any time is expected to be dependent on
(i) the relationship between the Strike Index and the level of the Index at such time and (ii) a number of other interrelated factors, including those listed below. The relationship among these factors is complex. However, the expected effect on the trading price of a Warrant of each of the factors listed below, assuming in each case that all other factors are held constant, is as follows:

        (1) The prevailing level of the AMEX Hong Kong 3O Index. If the level of the Index rises in relation to the Strike Index, the trading price of a Warrant is expected to increase; if the level of the Index falls in relation to the Strike Index, the trading price of a Warrant is expected to decrease. However, as a result of other factors, the trading price of a Warrant may decline significantly even if there is an increase in the level of the Index as compared to the Strike Index.

        (2) The volatility of the Index. If volatility increases, the trading price of Warrants is expected to increase; if volatility decreases, the trading price of Warrants is expected to decrease.

        (3) The time remaining to the expiration date of the Warrants. As the time remaining to the expiration date of the Warrants decreases, the trading price of Warrants is expected to decrease.

        (4) The prevailing interest rates. If the prevailing interest rates in Hong Kong increase, then, assuming no change in the value of the Index, the trading value of a Warrant is expected to increase. If such interest rates decrease, then, assuming no change in the value of the Index, the trading value of a Warrant is expected to decrease. Increases and decreases in prevailing interest rates in other countries may also affect the value of the Warrants.

        (5) Dividend rates. If dividend rates on the Underlying Stocks increase, then, assuming no change in the value of the Index, the trading value of a Warrant is expected to decrease. However, increased dividend rates may positively affect the value of the Index, which will tend to positively affect the trading value of a Warrant. If such dividend rates decrease, then, assuming no change in the value of the Index, the trading value of a Warrant is expected to increase. However, decreased dividend rates may negatively affect the value of the Index, which will tend to negatively affect the trading value of a Warrant.

        Some of the factors referred to above are in turn influenced by various political, economic and other factors referred to herein that can affect trading prices of the Underlying Stocks and the level of the Index and currency exchange rates.

    As noted above, these hypothetical scenarios are based on the assumption that all other factors are held constant. In reality, it is unlikely that only one factor would change in isolation, because changes in one factor usually cause, or result from, changes in others. Some of the factors referred to above are, in turn, influenced by the political and economic factors discussed herein.

    The Index. The stocks underlying the Index have been issued by companies organized or having major business interests in Hong Kong. The prices of such Underlying Stocks will be affected by foreign political, economic and other developments. Since its inception, the Index has experienced, and (based on historical data for the Underlying Stocks that as of June 25, 1993 were contained in the Index) the Index, had it existed prior to such date, would have experienced, significant movements in the past, and it is impossible to predict its future direction. See "The Index--Historical Data on the Index."

    The HKSE has adopted certain measures intended to prevent any extreme short-term price fluctuations resulting from order imbalances or market volatility. When the HKSE considers it necessary for the protection of the investor or the maintenance of an orderly market, it may at any time suspend dealings in any securities or cancel the listing of any securities in such circumstances and subject to such conditions as it thinks fit, whether requested by the listed issuer or not. The HKSE may also do so when: (1) an issuer fails, in a manner which the HKSE considers material, to comply with the HKSE Listing Rules or its Listing Agreements; or (2) the HKSE considers there are insufficient securities in the hands of the public; or (3) the HKSE considers that the listed issuer does not have a sufficient level of operations or sufficient assets to warrant the continued listing of the issuer's securities; or (4) the HKSE considers that the issuer or its business is no longer suitable for listing. Investors should also be aware that the HKSE may suspend the trading of individual stocks in certain limited and extraordinary circumstances, until certain price-sensitive information has been disclosed to the public. Trading of a company's shares may also be suspended if there is unusual trading activity in such shares. Since the stocks underlying the Index are traded on the HKSE, changes in the Index may be limited by suspensions of trading generally or of one or more of the stocks underlying the Index, which limitations may, in turn, adversely affect the value of the Warrants.

    Warrants Not Standardized Options Issued by the Options Clearing Corporation. The Warrants are unsecured contractual obligations of Holdings and will rank on a parity with Holdings' other unsecured contractual obligations and with Holdings' unsecured and unsubordinated debt. The Warrants are not standardized stock index options of the type issued by the Options Clearing Corporation (the "OCC"), a clearing agency regulated by the Securities and Exchange Commission. For example, unlike purchasers of OCC standardized options who have the credit benefits of guarantees and margin and collateral deposits by OCC clearing members to protect the OCC from a clearing member's failure, purchasers of Warrants must look solely to Holdings for performance of its obligations to pay the Cash Settlement Value or Alternative Settlement Value on the exercise of Warrants. Further, the market for the Warrants is not expected to be generally as liquid as the market for OCC standardized options.

    Risk Factors Relating to Hong Kong and China. Investors should realize that the value of the Index, and therefore the potential Cash Settlement Value or Alternative Settlement Amount, as the case may be, may be adversely affected by political, economic or social instability, or developments and changes in law or regulations, particularly in Hong Kong and the People's Republic of China ("China"). Certain of these factors are discussed below.

    Hong Kong's Reversion to Chinese Sovereignty. In December 1984, Great Britain and China signed an agreement (the "Sino-British Accord") under which Hong Kong will revert to Chinese sovereignty effective July 1, 1997. Although China has committed by treaty to preserve for 50 years the economic and social freedoms currently enjoyed in Hong Kong, the continuation of the economic system in Hong Kong after the reversion will be dependent on the Chinese government. Any increase in uncertainty as to the future economic and political status of Hong Kong could have a materially adverse effect on the economy of Hong Kong and on the Index.

    It is not clear how future developments in Hong Kong and China may affect the implementation of the Basic Law (as defined herein) after the transfer of sovereignty in 1997. (The Basic Law of The Hong Kong Special Administrative Region (the "Hong Kong SAR") provides the basic policies of China regarding Hong Kong, including that the Hong Kong dollar will remain the legal tender in the Hong Kong SAR after the transfer of sovereignty, that no exchange control policies will be applied in the Hong Kong SAR and that the Hong Kong dollar will remain freely convertible.) As a result of this political and legal uncertainty, the economic prospects of Hong Kong and the companies whose stocks comprise the Index are uncertain. Accordingly, the HKSE has been, and can be expected to remain, highly volatile and sensitive to adverse political developments with regard to Hong Kong's future and to perceptions of such actual or potential adverse political developments. For this reason, among others, the Index and the value of the Warrants can also be expected to be volatile.

    Underlying Stocks. The performance of certain companies listed on the HKSE is linked to the economic climate of China. Any downturn in economic growth or other negative developments affecting the economic climate of China could have a materially adverse effect on the value of the Index. A significant portion of the economic activity in China is related to exports and may therefore be affected by developments in the economies of China's principal trading partners. The United States annually reconsiders the renewal of "Most Favored Nation" ("MFN") trading status for China, which provides it with the trading privileges available generally to trading partners of the United States. Loss of China's MFN status would subject Chinese exports to the United States to higher tariffs and could have a material adverse effect on China's economy. Loss of MFN status or any friction resulting from the imposition of conditions on China relating to MFN status could also negatively impact the economy of Hong Kong. On May 28, 1993, the President of the United States signed an executive order which renewed China's MFN status for another year but set forth certain conditions to be met if the status were to be renewed for 1994. On June 2, 1994, the President made a determination that China's MFN status be renewed for another year without such conditions. In making such determination, the President also announced that the United States would no longer link the annual extension of MFN status for China to non-trade conditions such as those set forth in the May 28, 1993 executive order. On June 2, 1995, the President again determined that China's MFN status be extended for another year without such conditions.

    In addition, the Hong Kong securities markets are currently characterized by a high level of investment by and interest among United States and other non-Hong Kong persons. Changes in the level of investment or interest could have a materially adverse effect on the level of the Index.

    Currently, options on the following Underlying Stocks are traded on the
HKSE: HSBC Holdings plc (H.K. S Shares), Hutchison Whampoa Ltd., Hong Kong Telecommunications Ltd., Sun Hung Kai Properties Ltd., Cheung Kong Holdings Ltd., Henderson Land Development Co. Ltd., China Light and Power Co. Ltd., Swire Pacific Ltd. (A Shares) and CITIC Pacific Ltd. While no options on other Underlying Stocks are currently traded, options on such Underlying Stocks may commence trading in the near future which may affect the volatility of such Underlying Stocks.

    Factors Relating to Real Estate and Property Development. Underlying Stocks representing approximately one-third of the market capitalization of the Index (as of January 24, 1996) are companies engaged in real estate asset management, development, leasing, property sales and other related activities. Many factors may have an adverse impact on the credit quality of these real estate companies and, indirectly, on the Index. Generally, these include economic recession, the cyclical nature of real estate markets, overbuilding, changing demographics, changes in governmental regulations (including tax laws and environmental, building, zoning and sales regulations), increases in real estate taxes or costs of material and labor, the inability to secure performance guarantees or insurance as required, the unavailability of investment capital and the inability to obtain construction financing or mortgage loans at rates acceptable to builders and purchasers of real estate. Additional risks include an inability to reduce expenditures associated with a property (such as mortgage payments and property taxes) when rental revenue declines, and possible loss upon foreclosure of mortgaged properties if mortgage payments are not paid when due.

  Certain Considerations Regarding Hedging

    Prospective purchasers intending to purchase Warrants to hedge against the market risk associated with investing in one or more individual Underlying Stocks and/or other stocks should recognize the complexities of utilizing Warrants in this manner. Prospective purchasers intending to use Warrants in this manner should also understand that they remain subject to issuer risk--that is, the risk that factors affecting a particular issuer, such as its market position or the quality of its management, may cause its stock to perform differently than the market as a whole. In addition, prospective purchasers intending to utilize Warrants to hedge a stock portfolio against market risk should understand that unless the stocks in the portfolio exactly mirror the Underlying Stocks, the portfolio and the Index may respond differently to a given market influence (including in different directions and to different extents). For this reason, the use of Warrants for hedging purposes involves special risks that are not present with "true" hedges--i.e., hedges composed of options on the specific stocks in the hedged position. In addition, in the case of Warrants relating to a foreign stock index, such as the Index, the effect of changes in the relevant currency exchange rate on the Cash Settlement Value of such Warrants could complicate any hedging strategy.

    Prospective purchasers intending to utilize the Warrants to hedge a Hong Kong stock portfolio against market risk should recognize that the effect of changes in the Hong Kong dollar/U.S. dollar exchange rate on the value of such portfolio cannot be hedged by holding the Warrants. On October 17, 1983, after a period of instability in the exchange rate of the Hong Kong dollar, a revised exchange rate system was introduced. Under this system, any bank in Hong Kong which is authorized by law to issue Hong Kong dollar bank notes is required to hold, as cover for such issuance, certificates of indebtedness issued by the Hong Kong Government. Such certificates of indebtedness are issued and redeemed by the Hong Kong Government against payments in U.S. dollars at a fixed exchange rate of H.K.$7.80 to U.S.$1.00. There can be no assurance as to whether such fixed exchange rate between the Hong Kong dollar and the U.S. dollar will remain in effect or be changed. Since January 29, 1988, the actual market exchange rate between the U.S. dollar and the Hong Kong dollar has varied within H.K.$7.82 and H.K.$7.72 per U.S.$1.00 (based on the Noon Buying Rate of The Federal Reserve Bank of New York).

                                USE OF PROCEEDS

    Substantially all of the net proceeds from the sale of the Warrants will be used by Holdings or one or more of its subsidiaries in connection with hedging the obligations represented by the Warrants. In connection with such hedging transactions, Holdings or one or more of its subsidiaries will purchase or maintain positions in a variety of financial instruments relating to the Index and the Underlying Stocks (as defined herein). Depending on future market conditions and the actual amount of Warrants outstanding from time to time, among other things, the aggregate amount and the composition of such positions are likely to vary over time. Holdings expects that it or its subsidiaries may take positions in (i) futures contracts on indices related to the Index, (ii) listed or over-the-counter options contracts on the Underlying Stocks, (iii) other derivative or synthetic instruments relating to the Underlying Stocks and (iv) some or all of the Underlying Stocks. In addition, depending on market conditions (including the prevailing H.K.$/U.S.$ exchange rate from time to time), in connection with hedging such exchange risks, Holdings expects that it or its subsidiaries may (i) take positions in U.S.$ or H.K.$ currency forward contracts, (ii) take positions in U.S.$ or H.K.$ currency spot contracts, (iii) enter into currency swap arrangements, and (iv) take positions in any other available financial instruments relating to the H.K.$/U.S.$ exchange rate. There can be no assurance that Holdings or one or more of its subsidiaries did not or will not affect the prices of the Underlying Stocks or the Index as a result of its hedging activities. Any remaining net proceeds are intended to be used for the general business of Holdings.

                          DESCRIPTION OF THE WARRANTS

    The Warrants will be issued pursuant to a Warrant Agreement (the "Warrant Agreement"), to be dated as of January 29, 1996, between Holdings, Citibank, N.A., as Warrant Agent (the "Warrant Agent"), and Lehman Brothers Inc., as Calculation Agent.

    The following summaries of certain provisions of the Warrant Agreement and the Warrants do not purport to be complete and are subject to, and qualified in their entirety by reference to, all of the provisions of the Warrant Agreement (including the forms of Warrant certificates and forms of global Warrant certificates attached as exhibits thereto). The Warrant Agreement will be available for inspection by any Warrantholder at the office of the Warrant Agent (the "Warrant Agent's Office"), which is currently located at 120 Wall St., 13th floor, New York, New York 10043, during the Warrant Agent's normal business hours.

    The aggregate number of Warrants to be issued will be 2,000,000, subject to the over-allotment option granted by Holdings to the Underwriter and to the right of Holdings to "reopen" the issue of Warrants and issue additional Warrants with substantially identical terms at a later time.

    A Warrant will not require or entitle a Warrantholder to purchase or take delivery of any shares of any component stock underlying the Index or any Successor Index (an "Underlying Stock") or any other securities. Holdings is under no obligation to, nor will it, deliver or sell any shares of any Underlying Stock or any other securities to Warrantholders in connection with the exercise of any Warrants. Upon exercise of a Warrant, Holdings will make only a U.S. dollar cash payment in the amount of the applicable Cash Settlement Value or Alternative Settlement Amount, if any and as applicable, of such Warrant. Warrantholders will not receive any interest on any applicable Cash Settlement Value or Alternative Settlement Amount, and the Warrants will not entitle the Warrantholders to any of the rights of holders of any Underlying Stock or any other securities.

    The Warrants are unsecured contractual obligations of Holdings and will rank on a parity with Holdings' other unsecured contractual obligations and with Holdings' unsecured and unsubordinated debt.

CASH SETTLEMENT VALUE

    Each Warrant will entitle the Warrantholder to receive, upon exercise (including automatic exercise), the applicable Cash Settlement Value of such Warrant, except that, under certain circumstances described under "--Extraordinary Events and Exercise Limitation Events", such Warrantholder may instead receive the Alternative Settlement Amount for such Warrant.

    The Cash Settlement Value of a Warrant will be an amount in U.S. dollars equal to the quotient (rounded down to the nearest cent) of (A) the amount, if any, by which the Spot Index for the Valuation Date for such Warrant exceeds the Strike Index of 553.31 divided by (B) 2.5 divided by (C) the fixed

Hong Kong dollar/U.S. dollar exchange rate of HK$7.7333 per U.S.$1.00, as indicated in the following formula:

        Cash Settlement Value of a Warrant =

            Spot Index - Strike Index
           --------------------------
           (         2.5             )  / HK$7.7333 per U.S.$1.00


HYPOTHETICAL WARRANT VALUES ON EXERCISE

    Set forth below is an example of the Cash Settlement Values of a hypothetical Warrant with a Strike Index of 553.31 (based on an exchange rate of H.K.$7.7333 per U.S.$1.00 and a divisor of 2.5) and at various hypothetical levels of the Spot Index. The hypothetical Cash Settlement Values in the table do not reflect any "time value" for a Warrant, which may be reflected in trading value, and are not necessarily indicative of potential profit or loss, which are also affected by purchase price and transaction costs. The numbers in the table have been rounded down to the nearest cent.


                                                              APPROXIMATE CASH
                                                              SETTLEMENT VALUE
                                     HYPOTHETICAL              (ALSO KNOWN AS
                                         SPOT                    "INTRINSIC
                                    AMEX HONG KONG                VALUE")
                                       30 INDEX                  OF WARRANT
                                    --------------            ----------------
Equal to or lower than...........       553.31(Strike Price)            0
                                        585.00                     $ 1.64
                                        625.00                     $ 3.71
                                        665.00                     $ 5.78
                                        705.00                     $ 7.85
                                        745.00                     $ 9.92
                                        785.00                     $11.98


WARRANT CERTIFICATES

    The Warrants will be originally issued as certificates in registered form (each, a "Warrant Certificate"). The Warrant Agent will from time to time register the transfer of any outstanding Warrant Certificate upon surrender thereof at the Warrant Agent's Office duly endorsed by, or accompanied by a written instrument or instruments of transfer in form satisfactory to the Warrant Agent duly executed by, the registered holder thereof, a duly appointed legal representative or a duly authorized attorney. Such signature must be guaranteed by a bank or trust company having a correspondent office in New York City or a member of a national securities exchange. A new Warrant Certificate will be issued to the transferee upon any such registration of transfer.

    At the option of a Warrantholder, Warrant Certificates may be exchanged for other Warrant Certificates representing a like number and kind of Warrants upon surrender to the Warrant Agent at the Warrant Agent's Office of the Warrant Certificates to be exchanged. Holdings will thereupon execute, and the Warrant Agent will countersign and deliver, one or more new Warrant Certificates representing such like number and kind of Warrants.

    In the event that, after any exercise of Warrants evidenced by a Warrant Certificate, the number of Warrants exercised is fewer than the total number of Warrants evidenced by such certificate, a new Warrant Certificate evidencing the number of Warrants not exercised will be issued to the registered holder or his assignee. See "--Minimum Exercise Amount".

    If any Warrant Certificate is mutilated, lost, stolen or destroyed, Holdings may in its discretion execute, and the Warrant Agent may countersign and deliver, in exchange and substitution for such mutilated Warrant Certificate, or in replacement for such lost, stolen or destroyed Warrant Certificate, a new Warrant Certificate representing a like number and kind of Warrants, but only (in the case of loss, theft or destruction) upon receipt of evidence satisfactory to Holdings and the Warrant Agent of loss, theft or destruction of such Warrant Certificate and security or indemnity, if requested, satisfactory to them. Warrantholders requesting replacement Warrant Certificates must also comply with such other reasonable regulations and pay such reasonable charges as Holdings or the Warrant Agent may prescribe. In case all of the Warrants represented by any such mutilated, lost, stolen or destroyed Warrant Certificate have been or are about to be exercised (including automatic exercise), Holdings in its discretion may, instead of issuing a new Warrant Certificate, direct the Warrant Agent to treat such Warrant Certificate the same as if the Warrant Agent had received an Exercise Notice in proper form in respect thereof or as being subject to automatic exercise, as the case may be.

    No service charge will be made for any registration of transfer or exchange of Warrant Certificates, but Holdings may require the payment of a sum sufficient to cover any tax or government charge that may be imposed in connection therewith, other than exchanges not involving any transfer. In the case of the replacement of mutilated, lost, stolen or destroyed Warrant Certificates, Holdings may require the payment of a sum sufficient to cover any tax or other governmental charge that may be imposed in relation thereto and any other expenses (including the fees and expenses of the Warrant Agent) related thereto.

BOOK ENTRY CONVERSION

    Forty-five calendar days after the closing of the offering, each Warrantholder will have the option to convert the form in which such Warrantholder holds his Warrants from certificated to book-entry form by utilizing the Conversion Option.

    In order to be exchanged for a Warrant in book-entry form during the period of forty-five calendar days after the forty-fifth calendar day since the closing of the offering, a Warrant Certificate must be delivered to DTC, in proper form for deposit, by a Participant. Accordingly, a Warrantholder who is not a Participant must deliver its Warrant Certificate, in proper form for deposit, to a Participant, either directly or through an indirect participant (such as a bank, brokerage firm, dealer or trust company that clears through, or maintains a custodial relationship with, a Participant) or brokerage firm which maintains an account with a Participant, in order to have its Warrant Certificate exchanged for a Warrant in book-entry form. Such Warrantholders who desire to exchange their Warrant Certificates for Warrants in book-entry form should contact their brokers or other Participants or indirect participants to obtain information on procedures for submitting their Warrant Certificates to DTC, including the proper form for submission and the cut-off times for same day and next day exchange. Warrant Certificates which are held by the Warrantholder in nominee or "street" name may be automatically exchanged into book-entry form by the broker or other entity in whose name such Warrant Certificates are registered without action of, or consent by, the beneficial owner of the related Warrant.

    Warrant Certificates received by DTC for exchange during the period of forty-five calendar days after the forty-fifth calendar day since the closing of the offering will be exchanged for Warrants in book-entry form by the close of business on the New York Business Day that such Warrant Certificates are received by DTC (if received by DTC at its then applicable cut-off time for same day credit) or on the following New York Business Day (if received by DTC at its then applicable cut-off time for next day credit). After the last day of such period, a Warrantholder may still exchange for a Warrant in book-entry form only by delivering the Warrant Certificate to the Warrant Agent. Warrants surrendered at any time for exchange for book-entry Warrants may not be exercised or delivered for settlement of transfer until such exchange has been effected. Accordingly, if an increase in the value of the Index were to occur after a Warrant Certificate had been surrendered for exchange into book-entry form, a Warrantholder would not be able to take advantage of the increase by exercising his Warrant until such exchange had been effected. Since Warrant Certificates are not required to be exchanged for

Warrants in book-entry form, it is likely that not all Warrant Certificates will be so exchanged. Accordingly, Warrantholders purchasing Warrants in secondary market trading after commencement of the period when the Conversion Option is available may wish to make specific arrangements with brokers or other Participants or indirect participants if they wish to purchase only Warrants in book-entry form and not Warrant Certificates.

    Once a Warrantholder has elected the Conversion Option, such Warrantholder may hold his Warrants only in book-entry form and will not be able to change his election or withdraw from the book-entry system after the exercise of the Conversion Option. Accordingly, except in certain limited circumstances as set forth in "Global Securities" in the Prospectus, ownership of the Warrants in certificated form will no longer be available to investors who have elected the Conversion Option.

BOOK-ENTRY PROCEDURES AND SETTLEMENT

    DTC has advised Holdings as follows: DTC is a limited-purpose trust company organized under the laws of the State of New York, a member of the Federal Reserve System, a "clearing corporation" within the meaning of the New York Uniform Commercial Code and a "clearing agency" registered pursuant to Section 17A of the Securities Exchange Act of 1934, as amended. DTC was created to hold securities of Participants and to facilitate the clearance and settlement of securities transactions among its Participants through electronic book-entry changes in accounts of the Participants, thereby eliminating the need for physical movement of certificates. Such participants include securities brokers and dealers, banks, trust companies and clearing corporations. Indirect access to DTC's book-entry system is also available to others, such as banks, brokers, dealers and trust companies that clear through or maintain a custodial relationship with a Participant, either directly or indirectly.

    Ownership of beneficial interests in a global certificate to be deposited with, or on behalf of, DTC, and registered in the name of a nominee of DTC will be limited to Participants or persons that may hold beneficial interests through Participants. Ownership of beneficial interests in a global certificate will be shown on, and the transfer of that ownership will be effected only through, records maintained by DTC for such global certificate or by Participants or persons that hold through Participants. Unless and until it is exchanged in whole or in part for the individual Warrants represented thereby, a global certificate may not be transferred except as a whole by DTC to a nominee of DTC or by a nominee of DTC to DTC or another nominee of DTC or by DTC or any such nominee to a successor of DTC or a nominee of such successor. The laws of some states require that certain purchasers of securities take physical delivery of such securities. Such limits and such laws may limit the market for beneficial interests in a global certificate.

    So long as DTC or its nominee is the owner of such global certificate, DTC or such nominee, as the case may be, will be considered the sole holder of the individual Warrants represented by such global certificate for all purposes under the Warrant Agreement governing such Warrants. Except as set forth below, owners of beneficial interests in a global certificate will not be entitled to have any of the individual Warrants represented by such global certificate registered in their names, will not receive or be entitled to receive physical delivery of any such Warrants and will not be considered the holders thereof under the Warrant Agreement governing such Warrants.

    The applicable Cash Settlement Value and, if applicable, the Alternative Settlement Amount payable in respect of the Warrants will be paid by the Warrant Agent to DTC or to the Participants, as may be applicable. Neither Holdings, the Calculation Agent nor the Warrant Agent will have any responsibility or liability for any aspect of the records relating to or payments made on account of beneficial interests in such global certificate or for maintaining, supervising or reviewing any records relating to such beneficial interests.

    Holdings expects that DTC, upon receipt of any payment in respect of any applicable Cash Settlement Value and, if applicable, any Alternative Settlement Amount with respect to any Warrants, will credit immediately Participants' accounts with payments in amounts proportionate to their respective beneficial interests in the applicable global certificate as shown on the records of DTC. Holdings also expects that payments by Participants to owners of beneficial interests in such global certificate held through such Participants will be governed by standing instructions and customary practices, as is now the case with securities held for the accounts of customers in bearer form or registered in "street name", and will be the responsibility of such Participants.

    Neither Holdings, the Warrant Agent nor the Calculation Agent will have any responsibility for the performance by DTC (or its Participants or indirect participants) of its obligations under the rules and procedures governing its operations.

EXERCISE AND SETTLEMENT OF WARRANTS

    The Warrants will be immediately exercisable upon issuance, subject to postponement (i) upon the occurrence of an Extraordinary Event or an Exercise Limitation Event as described under "--Extraordinary Events and Exercise Limitation Events" or (ii) as described under "--Maximum Exercise Amount", and will expire on the Expiration Date. Warrants not exercised (including by reason of any such postponed exercise) at or before 3:00 P.M., New York City time, on the earlier of (i) the New York Business Day immediately preceding the Expiration Date and (ii) the last New York Business Day prior to the Delisting Date, will be automatically exercised as described under "--Automatic Exercise". See "--Minimum Exercise Amount" below.

    A Warrantholder may exercise certificated Warrants on any New York Business Day during the period from the date of issuance of such Warrants until 3:00 P.M., New York City time, on the earlier of (i) the New York Business Day immediately preceding the Expiration Date and (ii) the last New York Business Day prior to the Delisting Date, by delivering or causing to be delivered to the Warrant Agent the Warrant Certificate representing such Warrants with the irrevocable notice of exercise on the reverse thereof (or a notice of exercise in substantially identical form delivered therewith) (such notice, an "Exercise Notice") duly completed and executed. The Warrant Agent's telephone number and facsimile transmission number for this purpose are (212) 657-7269 and (212) 825-3483, respectively.

    In the case of book-entry Warrants held through the facilities of DTC, a Warrantholder may exercise such Warrants on any New York Business Day during the period from the date of issuance of such Warrants until 3:00 P.M., New York City time, on the earlier of (i) the New York Business Day immediately preceding the Expiration Date and (ii) the last New York Business Day prior to the Delisting Date, by causing (x) such Warrants to be transferred free to the Warrant Agent on the records of DTC and (y) a duly completed and executed Exercise Notice to be delivered by a Participant on behalf of the Warrantholder to the Warrant Agent. Forms of Exercise Notice for book-entry Warrants held through the facilities of DTC may be obtained from the Warrant Agent at the Warrant Agent's Office. The Warrant Agent's telephone number and facsimile transmission number for this purpose are (201) 262-5444 and (201) 262-7521, respectively.

    Except for Warrants subject to automatic exercise, and subject to the Limit Option, the "Exercise Date" for a Warrant will be (i) if the Warrant Agent receives the Warrant and Exercise Notice in proper form with respect to such Warrant, at or prior to 3:00 P.M., New York City time, on a New York Business Day, such New York Business Day, or (ii) if the Warrant Agent receives such Warrant and Exercise Notice on a day which is not a New York Business Day or after 3:00 P.M., New York City time, on a New York Business Day, then the New York Business Day next succeeding such non-New York Business Day or New York Business Day, as the case may be.

    To ensure that an Exercise Notice and the related Warrants will be delivered to the Warrant Agent before 3:00 P.M., New York City time, on a given New York Business Day, a Warrantholder may need to give exercise instructions to his broker or other intermediary substantially earlier than 3:00 PM., New York City time, on such day. Different brokerage firms or other intermediaries may have different cut-off times for accepting and implementing exercise instructions from their customers. Therefore, Warrantholders should consult with their brokers and other intermediaries, if applicable, as to applicable cut-off times and other exercise mechanics. See "Risk Factors".

    Except in the case of Warrants subject to automatic exercise and for Warrants that upon exercise will entitle the holder thereof to receive an Alternative Settlement Amount in lieu of the Cash Settlement Value, if on any Valuation Date the Cash Settlement Value for any Warrants would be zero, then the attempted exercise of any such Warrants will be void and of no effect and, in the case of certificated Warrants, the Warrant Certificate evidencing such Warrants will be returned to the registered holder by first class mail at the Calculation Agent's expense or, in the case of book-entry Warrants held through the facilities of DTC, such Warrants will be transferred back to the Participant that submitted them free on the records of DTC, and, in any such case, such Warrantholder will be permitted to re-exercise such Warrants prior to the Expiration Date or prior to the Delisting Date, as the case may be.

    The "Valuation Date" for a Warrant will be the first Index Calculation Day following the applicable Exercise Date, subject to postponement (i) upon the occurrence of an Extraordinary Event or an Exercise Limitation Event as described under "--Extraordinary Events and Exercise Limitation Events" or (ii) as described under "--Maximum Exercise Amount". The AMEX will calculate the Index once on each Index Calculation Day based on the last reported closing prices of the Underlying Stocks on the HKSE. Due to time differences, trading on the HKSE occurs when the AMEX is closed for business.

    The following is an illustration of the timing of an Exercise Date, the ensuing Valuation Date and the Limit Option Reference Index (as defined herein), assuming that all relevant dates are New York Business Days and Index Calculation Days and assuming the absence of any intervening Extraordinary Event or Exercise Limitation Event.

    If the Warrant Agent receives a Warrantholder's Warrants and Exercise Notice in proper form at or prior to 3:00 P.M., New York City time, on Monday, February 12, 1996, the Exercise Date for such Warrants will be February 12, 1996 and the Valuation Date for such Warrants will be Tuesday, February 13, 1996. The Spot Index used to determine the applicable Cash Settlement Value of such Warrants will be the closing level of the Index on February 13, 1996 (i.e., the level of the Index calculated using values for the Underlying Stocks as of the close of the HKSE on February 13, 1996 (assuming such day is a Hong Kong Business Day), which, because of time differences, will occur at 2:30 A.M. in New York City on February 13, 1996 (or 3:30 A.M. in New York City during the months in which Eastern Daylight Savings Time is in effect)). If the Warrantholder elected the Limit Option in connection with the exercise of such Warrants, the Limit Option Reference Index would be the closing level of the Index on February 12, 1996. If the Warrant Agent were to receive such Warrantholders' Warrants and Exercise Notice after 3:00 P.M., New York City time, on February 12, 1996 then the Exercise Date for such Warrants would instead be February 13, 1996, the Valuation Date would be February 14, 1996 and the applicable Limit Option Reference Index would be the closing level of the Index on February 13, 1996 (which will not have been calculated at the time such Warrantholder tendered his Exercise Notice on February 12, 1996.

    Following receipt of Warrants and the related Exercise Notice in proper form, the Warrant Agent will, not later than 5:00 P.M., New York City time, on the applicable Valuation Date (or, if such Valuation Date is not a New York Business Day, on the next succeeding New York Business Day) (i) obtain from the Calculation Agent the Spot Index (which will be the level of the Index on such

Valuation Date), (ii) determine the Cash Settlement Value of such Warrants and
(iii) advise Holdings of the aggregate Cash Settlement Value of the exercised Warrants. Provided that Holdings has made adequate funds available to the Warrant Agent in a timely manner, which shall (A) in the case of Warrants not held through the facilities of DTC, in no event be later than 3:00 P.M., New York City time, on the fifth New York Business Day following a Valuation Date (or, if the Valuation Date is not a New York Business Day, on the fifth New York Business Day following the New York Business Day next succeeding the Valuation
Date) and (B) in the case of Warrants held through the facilities of DTC, in no event be later than 3:00 P.M., New York City time, on the sixth New York Business Day following a Valuation Date (or, if the Valuation Date is not a New York Business Day, on the sixth New York Business Day following the New York Business Day next succeeding the Valuation Date) (the "Settlement Date"), the Warrant Agent will be responsible for making its payment available either (i) for certificated Warrants, to each appropriate registered holder in the form of a cashier's check or an official bank check, or (in the case of payments of at least $100,000) by wire transfer to a U.S. dollar account maintained by such registered holder in the United States (at such registered holder's election as specified in the applicable Exercise Notice), after 3:00 P.M., New York City time, but prior to the close of business, on the first New York Business Day immediately succeeding such Settlement Date or (ii) for book-entry Warrants, to each appropriate Participant in the form of a cashier's check or an official bank check, or (in the case of payments of at least $100,000) by wire transfer to a U.S. dollar account maintained by such Participant in the United States (at the Participant's election as specified in the Exercise Notice), after 3:00 P.M., New York City time, but prior to the close of business, on the first New York Business Day immediately succeeding such Settlement Date. For either clause
(i) or (ii) above, such payment shall be in the amount of the aggregate Cash Settlement Value in respect of the Warrant Certificates or Warrants that were delivered to the Warrant Agent (together with the related Exercise Notice). Such Participant will be responsible for disbursing payments to the Warrantholders it represents and to each brokerage firm for which it acts as agent. Each such brokerage firm will be responsible for disbursing funds to the Warrantholders it represents.

    "Calculation Agent" means Lehman Brothers Inc. or, in lieu thereof, another firm selected by Holdings to perform the functions of the Calculation Agent in connection with the Warrants. Lehman Brothers Inc., in its capacity as Calculation Agent, will have no obligation to take the interests of Holdings or the Warrantholders into consideration in the event it determines, composes or calculates the Cash Settlement Value or Alternative Settlement Amount. Because Lehman Brothers Inc. is a subsidiary of Holdings, conflicts of interest may arise in connection with Lehman Brothers Inc.'s performing its role as Calculation Agent. Lehman Brothers Inc., as a registered broker-dealer, is required to maintain policies and procedures regarding the handling and use of confidential proprietary information, and such policies and procedures will be in effect throughout the term of the Warrants to restrict the use of information relating to any calculation of the Cash Settlement Value or Alternative Settlement Amount prior to its dissemination. Moreover, Lehman Brothers Inc. is obligated to carry out its duties and functions as Calculation Agent in good faith and using its reasonable judgment. Also, Lehman Brothers and its affiliates may from time to time engage in transactions involving the Underlying Stocks, including for their proprietary accounts and for other accounts in their custody and under their control, which may influence the value of such Underlying Stocks. Affiliates of Lehman Brothers Inc. also are the writers of the hedge of Holdings' obligations under the Warrants and will be obligated to pay to Holdings, upon exercise of the Warrants, an amount equal to the value of the exercised Warrants. See "Use of Proceeds." Accordingly, under certain circumstances, conflicts of interest may arise between Lehman Brothers Inc.'s responsibility as Calculation Agent with respect to the Warrants and its affiliates' obligations under their hedges.

MINIMUM EXERCISE AMOUNT

    No fewer than 500 Warrants may be exercised by a Warrantholder at any one time, except in the case of automatic exercise or exercise upon cancellation of the Warrants as described under

"--Extraordinary Events and Exercise Limitation Events" below. Accordingly, except in the case of automatic exercise of the Warrants or exercise upon cancellation of the Warrants, Warrantholders with fewer than 500 Warrants will need either to sell their Warrants or to purchase additional Warrants, thereby incurring transaction costs, in order to realize upon their investment. Warrantholders must satisfy the minimum exercise amount requirement separately with respect to both certificated and book-entry Warrants even if more than one kind of Warrant is to be exercised at the same time. Thus, a Warrantholder seeking to exercise both certificated and book-entry Warrants at the same time must exercise a minimum of 500 of each kind of Warrant in order to satisfy such requirement. In addition, book-entry Warrants held through one Participant may not be combined with book-entry Warrants held through another Participant in order to satisfy the minimum exercise requirement.

MAXIMUM EXERCISE AMOUNT

    All exercises of Warrants (other than on or after the Expiration Date, the Delisting Date or the Cancellation Date) are subject, at the Calculation Agent's option, to the limitation that not more than 750,000 Warrants in total may be exercised on any Exercise Date and not more than 250,000 Warrants may be exercised by or on behalf of any person or entity, either individually or in concert with any other person or entity, on any Exercise Date. If any New York Business Day would otherwise, under the terms of the Warrant Agreement, be the Exercise Date in respect of more than 750,000 Warrants, then at the Calculation Agent's election, 750,000 of such Warrants shall be deemed exercised on such Exercise Date (selected by the Warrant Agent on a pro rata basis, but if, as a result of such pro rata selection, any Warrantholders would be deemed to have exercised less than 500 Warrants, then the Warrant Agent, to the extent possible, shall first select additional of such holders' Warrants so that no holder shall be deemed to have exercised less than 500 Warrants), and the Remaining Warrants shall be deemed exercised on the following New York Business Day (subject to successive applications of this provision); provided that, any Remaining Warrant for which a notice of exercise was delivered on a given Exercise Date shall be deemed exercised before any other Warrants for which a notice of exercise was delivered on a later Exercise Date. As a result of any postponed exercise as described above, Warrantholders will receive a Cash Settlement Value determined as of a date later than the otherwise applicable Valuation Date. In any such case, as a result of any such postponement, the Cash Settlement Value actually received by Warrantholders may be lower than the otherwise applicable Cash Settlement Value if the Valuation Date of the Warrants had not been postponed.

LIMIT OPTION

    Except for Warrants subject to automatic exercise and except as described below with respect to payments of any Alternative Settlement Amount, each Warrantholder, in connection with any exercise of Warrants (including a postponed exercise following an Extraordinary Event or an Exercise Limitation Event), will have the option (the "Limit Option") to specify that such Warrants are not to be exercised if the Spot Index that would otherwise be used to determine the Cash Settlement Value of such Warrants is 5% or more lower than the closing level of the Index for the day specified below (such closing level is referred to herein as the "Limit Option Reference Index"). A Warrantholder's election of the Limit Option must be specified in the applicable Exercise Notice delivered to the Warrant Agent. The Limit Option Reference Index will be the closing level of the Index on the relevant Exercise Date (or, if such date is not an Index Calculation Day, on the immediately preceding Index Calculation
Day). If an Exercise Notice and the related Warrants are received after 3:00 P.M., New York City time, on a given day, the applicable Limit Option Reference Index will be determined as of the next day that is also a New York Business Day (or, if such day is not an Index Calculation Day, as of the immediately preceding Index Calculation Day).

    To ensure that the Limit Option will have its intended effect of limiting the risk of any downward movement in the level of the Index between the date on which a Warrantholder submits an Exercise

Notice and the related Valuation Date, such Exercise Notice and the related Warrants generally must be received by the Warrant Agent not later than 3:00 P.M., New York City time, on the New York Business Day on which it is submitted and the Exercise Date must also be an Index Calculation Day. See the example under "--Exercise and Settlement of Warrants" above and "Risk Factors".

    Following receipt of an Exercise Notice and the related Warrants subject to the Limit Option, the Warrant Agent will obtain the applicable Limit Option Reference Index and will determine whether such Warrants will not be exercised because of the Limit Option. Warrants that are not exercised will be treated as not having been tendered for exercise, and either the Warrant Certificate evidencing such Warrants will be returned to the registered holder by first-class mail at the Calculation Agent's expense or, in the case of book-entry Warrants held through the facilities of DTC, such Warrants will be transferred to the account at DTC from which they were transferred to the Warrant Agent. To exercise such returned or transferred Warrants, a Warrantholder will be required to cause the Warrants and a related Exercise Notice to be submitted again to the Warrant Agent.

    Even if the Valuation Date for such Warrants is postponed, once elected by a Warrantholder in connection with an exercise of Warrants, the Limit Option will continue to apply to the Warrants that are submitted to the Warrant Agent until the applicable Valuation Date for such Warrants, on the basis of the Limit Option Reference Index as initially determined for such Warrants, except when such Valuation Date is postponed until the Expiration Date, the Delisting Date or the Cancellation Date, as described under "--Extraordinary Events and Exercise Limitation Events". Pursuant to the Limit Option, Warrants that are subject to the Limit Option will either (i) be exercised if the applicable Spot Index on the applicable Valuation Date is not less than the Limit Option Reference Index by 5% or more, or (ii) be excluded from being exercised if, on any applicable Valuation Date, the applicable Spot Index is less than the Limit Option Reference Index by 5% or more.

    In connection with any exercise of 500 or more Warrants, a Warrantholder may elect to subject the exercise of only a portion of such Warrants to the Limit Option, provided, that the number of Warrants subject to the Limit Option and the number of Warrants not subject to the Limit Option shall in each case not be less than 500. A Warrantholder may not combine certificated and book-entry Warrants in order to meet the 500 Warrant minimum requirement. See "--Minimum Exercise Amount".

AUTOMATIC EXERCISE

    All Warrants for which the Warrant Agent has not received a valid Exercise Notice at or prior to 3:00 P.M., New York City time, on the earlier of (i) the New York Business Day immediately preceding the Expiration Date or (ii) the last New York Business Day prior to the Delisting Date or for which the Warrant Agent has received a valid Exercise Notice but with respect to which timely delivery of the relevant Warrants has not been made, together with any Warrants the Valuation Date for which has at such time been postponed as described under "--Extraordinary Events and Exercise Limitation Events" and "--Maximum Exercise Amount", will be automatically exercised. The Exercise Date for such Warrants will be the Expiration Date or the Delisting Date, as the case may be, or, if such date is not a New York Business Day, the next succeeding New York Business Day. The Warrant Agent will obtain the Spot Index (determined as of the first Index Calculation Day following such date, which will be the Valuation Date for such Warrants, except in the case of a postponed exercise following the occurrence of an Extraordinary Event or an Exercise Limitation Event as described under "--Extraordinary Events and Exercise Limitation Events"), and will determine the Cash Settlement Value, if any, of such Warrants.

    Except in the case of a postponed exercise following the occurrence of an Extraordinary Event or an Exercise Limitation Event as described under "--Extraordinary Events and Exercise Limitation Events" or in the case of book-entry Warrants held through the facilities of DTC, Holdings will be required to make adequate funds available to the Warrant Agent, not later than 3:00 P.M., New York

City time, on the fourth New York Business Day following the Valuation Date for automatically exercised Warrants (or if such Valuation Date is not a New York Business Day, on the fourth New York Business Day following the New York Business Day succeeding the Valuation Date) (in any such case, the "Automatic Settlement Date"), and the Warrant Agent will thereafter be responsible for making a payment available to each registered holder of a Warrant in the form of a cashier's check or official bank check or (in the case of payments of at least $100,000) by wire transfer to a U.S. dollar account maintained by such holder in the United States (at such holder's election) after 3:00 P.M., New York City time, but prior to the close of business, on the Automatic Settlement Date, against receipt by the Warrant Agent at the Warrant Agent's Office of such holder's Warrant Certificates. Such payment will be in an amount equal to the aggregate Cash Settlement Value of the Warrants evidenced by such Warrant Certificates.

    In the case of book-entry Warrants held through the facilities of DTC, and, except in the case of a postponed exercise following the occurrence of an Extraordinary Event or an Exercise Limitation Event as described under "--Extraordinary Events and Exercise Limitation Events", Holdings will be required to make available to the Warrant Agent, no later than 3:00 P.M., New York City time, on the Automatic Settlement Date, funds in an amount sufficient to pay such aggregate Cash Settlement Value. If Holdings has made such funds available by such time, the Warrant Agent will thereafter be responsible for making funds available to DTC, against receipt of the global Warrant certificate, after 3:00 P.M., New York City time, but prior to the close of business, on the Automatic Settlement Date, in an amount sufficient to pay the aggregate Cash Settlement Value of the Warrants. DTC will be responsible for disbursing such funds to each appropriate Participant and such Participant will be responsible for disbursing such payment to the Warrantholders it represents and to each brokerage firm for which it acts as agent. Each such brokerage firm will be responsible for disbursing funds to the Warrantholders it represents.

EXTRAORDINARY EVENTS AND EXERCISE LIMITATION EVENTS

    Extraordinary Events. If the Calculation Agent determines that an Extraordinary Event has occurred and is continuing on the Hong Kong Business Day with respect to which the Spot Index on a Valuation Date is to be determined (the "Applicable Hong Kong Business Day"), then the Cash Settlement Value in respect of the exercise shall be calculated on the basis that the Valuation Date shall be the next Index Calculation Day following an Applicable Hong Kong Business Day on which there is no Extraordinary Event or Exercise Limitation Event; provided, that if the Valuation Date has not occurred on or prior to the Expiration Date or the Delisting Date, the Warrantholders will receive the Alternative Settlement Amount in lieu of the Cash Settlement Value, which Alternative Settlement Value shall be calculated as if the Warrants had been cancelled on the Expiration Date or the Delisting Date, as the case may be. Holdings shall promptly give notice to Warrantholders, by publication in a United States newspaper with a national circulation (currently expected to be The Wall Street Journal), if an Extraordinary Event shall have occurred.

    "Extraordinary Event" means any of the following events:

        (i) a suspension or absence of trading on the HKSE of all of the Underlying Stocks which then comprise the Index or a Successor Index;

        (ii) the enactment, publication, decree or other promulgation of any statute, regulation, rule or order of any court or any other U.S. or non-U.S. governmental authority which would make it unlawful for Holdings to perform any of its obligations under the Warrant Agreement or the Warrants; or

        (iii) any outbreak or escalation of hostilities or other national or international calamity or crisis (including, without limitation, natural calamities which in the opinion of Holdings may materially and adversely affect the economy of Hong Kong or the trading of securities generally on the HKSE) which has or will have a material adverse effect on the ability of Holdings to perform its obligations under the Warrants or to modify the hedge of its position with respect to the Index.

    For the purpose of determining whether an Extraordinary Event has occurred:
(1) a limitation on the hours or number of days of trading will not constitute an Extraordinary Event if it results from an announced change in the regular business hours of the HKSE, and (2) an "absence of trading" on the HKSE will not include any time when the HKSE is closed for trading under ordinary circumstances.

    To Holdings' knowledge, no circumstances have arisen since the inception of the Index that could have constituted an Extraordinary Event, except that on September 17, 1993 and on August 31, 1995 (afternoon session only) and on October 3, 1995 (morning session only), trading on the HKSE and The Hong Kong Futures Exchange Ltd. (the "HK Futures Exchange") was suspended due to typhoons (severe storms) in Hong Kong (the "September 1993 Suspension", the "August 1995 Suspension" and the "October 1995 Suspension", respectively). Prior to the inception of the Index, and based on the information published by the HKSE, trading on the HKSE was suspended on July 22, 1992 (the "July 1992 Suspension" and, during the time of other world market breaks, from October 20 through October 23, 1987. Trading in Hang Seng Index Futures traded on the HK Futures Exchange also was suspended during the same four-day period (collectively, the "October 1987 Suspension"). The existence of such circumstances in the past, however, is not necessarily indicative of the likelihood of such circumstances arising or not arising in the future. See "The Index--The HKSE" below.

    If the Calculation Agent determines that an Extraordinary Event has occurred and is continuing, and if the Extraordinary Event is expected by the Calculation Agent to continue, Holdings may immediately cancel the Warrants by notifying the Warrant Agent of such cancellation (the date such notice is given being the "Cancellation Date"), and each Warrantholder's rights under the Warrants and the Warrant Agreement shall thereupon cease; provided that each Warrant shall be exercised (even if such Warrant would not otherwise be exercisable on such date because of the Limit Option) on the basis that the Valuation Date for such Warrant shall be the Cancellation Date and the holder of each such Warrant will receive, in lieu of the Cash Settlement Value of such Warrant, the Alternative Settlement Amount, determined by the Calculation Agent, equal to "X", calculated using the formula set forth below:

                                    T          (A)
                                    -          ---
                      X = I +  [    2    x     (B)   ]

where

I = The Cash Settlement Value of the Warrants determined as described under "--Cash Settlement Value" above, but calculated with a Spot Index determined by the Calculation Agent which, in the reasonable opinion of the Calculation Agent, fairly reflects the value of the Underlying Stocks on the Cancellation Date.

T = U.S.$5.25, the initial offering price per Warrant;

A = the total number of days from but excluding the Cancellation Date for such Warrants to and including the Expiration Date; and

B = the total number of days from but excluding the date the Warrants were initially sold to and including the Expiration Date.

    Any such calculations will be made available to a Warrantholder for inspection at the Warrant Agent's Office. Neither Holdings nor the Calculation Agent shall have any responsibility for good faith errors or omissions in calculating the Alternative Settlement Amount.

    Exercise Limitation Events. If the Calculation Agent determines that on an applicable Hong Kong Business Day an Exercise Limitation Event has occurred and is continuing, then the Cash Settlement Value in respect of an exercise shall be calculated on the basis that the Valuation Date shall be the next Index Calculation Day following an Applicable Hong Kong Business Day on which there is no Exercise Limitation Event or Extraordinary Event; provided, that if the Valuation Date has not occurred on or prior to the Expiration Date or the Delisting Date, the Warrantholders will receive the Alternative Settlement Amount in lieu of the Cash Settlement Value, which Alternative Settlement Amount shall be calculated as if the Warrants had been cancelled on the Expiration Date or the Delisting Date, as the case may be. Holdings shall promptly give notice to Warrantholders, by publication in a United States newspaper with a national circulation (currently expected to be The Wall Street Journal), if an Exercise Limitation Event shall have occurred.

    "Exercise Limitation Event" means either of the following events:

        (i) a suspension or absence of trading on the HKSE of (a) 20% or more of the Underlying Stocks and/or (b) the stocks of any three of the four most highly capitalized companies included in the Underlying Stocks which then comprise the Index or a Successor lndex, or

        (ii) the suspension or material limitation on the HK Futures Exchange or any other major futures or securities market (which as of the date of this Prospectus Supplement includes only the HK Futures Exchange, but which in Holdings' judgment may change in the future) of trading in futures or options contracts related to the stock index maintained by the Hang Seng Bank Ltd., the Index or a Successor Index.

    For purposes of determining whether an Exercise Limitation Event has occurred: (1) a limitation on the hours or number of days of trading will not constitute an Exercise Limitation Event if it results from an announced change in the regular business hours of the relevant exchange, (2) a decision permanently to discontinue trading in the relevant futures or options contract will not constitute an Exercise Limitation Event, (3) a suspension in trading in a futures or options contract on the stock index maintained by the Hang Seng Bank Ltd., the Index or a Successor Index by the HK Futures Exchange or other major futures or securities market (which as of the date of this Prospectus Supplement includes only the HK Futures Exchange, but which in Holdings' judgment may change in the future) by reason of (x) a price change violating limits set by the HK Futures Exchange or such futures or securities market, (y) an imbalance of orders relating to such contracts or (z) a disparity in bid and ask quotes relating to such contracts, will constitute a suspension or material limitation of trading in futures or options contracts related to the stock index maintained by the Hang Seng Bank Ltd. (for a brief description of the stock index maintained by the Hang Seng Bank Ltd., see "The Index--The HKSE"), the Index or a Successor Index, (4) an "absence of trading" on the HK Futures Exchange or a major futures or securities market on which futures or options contracts relating to the stock index maintained by the Hang Seng Bank Ltd., the Index or a Successor Index are traded will not include any time when the HK Futures Exchange or such futures or securities market, as the case may be, itself is closed for trading under ordinary circumstances and (5) the occurrence of an Extraordinary Event described in clause (i) of the definition of Extraordinary Event will not constitute, and will supersede the occurrence of, an Exercise Limitation Event.

    It is Holdings' understanding that during the past eight years there have been no suspensions of trading on the HKSE and no suspensions of trading on the HK Futures Exchange under circumstances that could have constituted an Exercise Limitation Event, except for the October 1987 Suspension, the July 1992 Suspension, the September 1993 Suspension, the August 1995 Suspension and the October 1995 Suspension. The absence of such suspensions over the period indicated is not necessarily indicative of the number or frequency of any future suspensions. See "The Index--The HKSE" below.

    With respect to all Warrants as to which the Valuation Date has been postponed or which have been canceled as described above, Holdings shall make available to the Warrant Agent not later than

3:00 P.M., New York City time, on the fourth New York Business Day following the date on which the Cash Settlement Value or Alternative Settlement Amount, as the case may be, has been calculated (the "Alternative Settlement Date"), funds in an amount equal to, and for the payment of the aggregate Cash Settlement Value or Alternative Settlement Amount, as applicable, of such Warrants. Subject to such funds having been made available as provided in the preceding sentence, the Warrant Agent will be responsible for making a payment (i) with respect to the Warrants as to which the Valuation Date has been postponed as described above and as to which the Cash Settlement Value is payable, (A) in the case of certificated Warrants, to each registered holder that has submitted its Warrant Certificate for exercise or (B) in the case of book-entry Warrants, to each appropriate Participant, after 3:00 P.M., New York City time, but prior to the close of business on, the Alternative Settlement Date, in an amount equal to the aggregate Cash Settlement Value of such exercised Warrants, or (ii) with respect to the Warrants as to which the Valuation Date has been postponed and has not occurred on or prior to the Expiration Date or the Delisting Date or with respect to the Warrants which have been canceled as described above, (A) in the case of certificated Warrants, to each registered holder that has submitted its Warrant Certificate for exercise or (B) in the case of book-entry Warrants, to DTC, after 3:00 P.M., New York City time, but prior to the close of business on, the Alternative Settlement Date, in amount equal to the aggregate Alternative Settlement Amount of such exercised Warrants. DTC will be responsible for disbursing such funds to each appropriate Participant and such Participant will be responsible for disbursing such payments to the Warrantholders it represents and to each brokerage firm for which it acts as agent. Each such brokerage firm will be responsible for disbursing funds to the Warrantholders it represents.

    As a result of any postponed exercise as described above, Warrantholders will receive a Cash Settlement Value (or, if applicable, an Alternative Settlement Amount) determined as of a date later than the otherwise applicable Valuation Date. In any such case, as a result of any such postponement, the Cash Settlement Value (or Alternative Settlement Amount) actually received by Warrantholders may be substantially lower (or may be zero) than the otherwise applicable Cash Settlement Value if the valuation of the Warrants had not been postponed.

LISTING

    The Warrants have been approved for listing on the AMEX, subject to notice of issuance, under the symbol "LHI.WS."

DELISTING OF WARRANTS

    In the event that the Warrants are delisted from, or permanently suspended from trading on, the AMEX, and not accepted at the same time for listing on another Self-Regulatory Organization, Warrants not previously exercised will be deemed to be automatically exercised on the Delisting Date and the Cash Settlement Value, if any, shall be calculated and settled as provided above under "Automatic Exercise." Holdings will notify Warrantholders as soon as practicable of such delisting or trading suspension. However, if Holdings first receives notice of the delisting or suspension on the same day on which the Warrants are delisted or suspended, such day will nevertheless be deemed to be the Delisting Date. Holdings will covenant in the Warrant Agreement that it will not seek delisting of the Warrants from, or suspension of their trading on, the AMEX unless Holdings has, at the same time, arranged for listing of the Warrants on another Self-Regulatory Organization.

                                   THE INDEX

    Unless otherwise stated, all information herein on the Index is derived from the AMEX or other publicly available sources. Such information reflects the policies of the AMEX as stated in such sources and such policies are subject to change by the AMEX.

    The Index, a service mark of the AMEX, is a capitalization weighted stock index designed, developed, maintained and operated by the AMEX that measures the market value performance (share price times the number of shares outstanding) of selected HKSE listed stocks. The Index currently is based on the capitalization of 30 Underlying Stocks trading on the HKSE and is designed to represent a substantial segment of the Hong Kong stock market. The HKSE is the primary trading market for most of the 30 Underlying Stocks. The primary trading market for all of the Underlying Stocks is either Hong Kong or London. Business sector representation of the Underlying Stocks comprising the Index as of January 9, 1996 consists primarily of finance, property development, utilities and conglomerates, and also includes hotel/leisure, property investment, airlines, transportation and publishing. The Index was established on June 25, 1993. (See Appendix A hereto for a list of the Underlying Stocks as of January 24, 1996.) As of January 24, 1996, the five largest Underlying Stocks accounted for approximately 48.80% of the market capitalization of the Index, with the five largest being HSBC Holdings plc (H.K. S shares) (12.48%), Hutchison Whampoa Ltd. (10.33%), Hong Kong Telecommunications Ltd. (9.20%), Sun Hung Kai Properties Ltd. (8.72%) and Hang Seng Bank Ltd. (8.07%). The lowest weighted Underlying Stock, as of January 24, 1996, was Tai Cheung Holdings Ltd. (0.24%).

    The Index will be maintained by the AMEX and will contain at least 30 Underlying Stocks at all times. In addition, the Underlying Stocks must meet certain listing and maintenance standards as discussed below. The AMEX may change the composition of the Index at any time in order to more accurately reflect the composition and track the movement of the Hong Kong stock market. Any replacement Underlying Stock must also meet the Underlying Stock listing and maintenance standards as discussed below. Further, the AMEX may replace Underlying Stocks in the event of certain corporate events, such as takeovers or mergers, that change the nature of the security.

    The AMEX will select Underlying Stocks on the basis of their market weight, trading liquidity and representation of the business industries reflected on the HKSE. The AMEX will require that each Underlying Stock be one issued by an entity with major business interests in Hong Kong, be listed for trading on the HKSE, and have its primary trading market located in a country with which the AMEX has an effective surveillance sharing agreement. The AMEX will remove any Underlying Stock failing to meet the above listing and maintenance criteria within 30 days after such failure occurs. In order to ensure that the Index does not contain a large number of thinly-capitalized, low priced securities with small public floats and low trading volumes, the AMEX has also established additional qualification criteria for the inclusion and maintenance of Underlying Stocks, based on the following standards: (1) all Underlying Stocks selected for inclusion in the Index must have, and thereafter maintain, an average daily capitalization, as calculated by the total number of shares outstanding times the latest price per share (in Hong Kong dollars), measured over the prior 6-month period, of at least H.K.$3,000,000,000 (approximately U.S.$387.9 million as of January 24, 1996); (2) all Underlying Stocks selected for inclusion in the Index must have, and thereafter maintain, an average daily closing price, measured over the prior 6-month period, not lower than H.K.$2.50 (approximately U.S.$0.32 as of January 24, 1996); (3) all Underlying Stocks selected for inclusion in the Index must have, and thereafter maintain, an average daily trading volume, measured over the prior 6-month period, of more than 1,000,000 shares per day, although up to, but no more than, three Underlying Stocks may have an average daily trading volume, measured over the prior 6-month period, of less than 1,000,000 shares per day, but in no event less than 500,000 shares per day; and (4) all Underlying Stocks selected for inclusion in the Index must have, and thereafter maintain, a minimum "free float" value (total freely tradeable outstanding shares minus insider holdings), based on a monthly average measured over the prior 3-month period, of

U.S.$238,000,000, although up to, but no more than, three Underlying Stocks may have a free float value of less than U.S.$238,000,000 but in no event less than U.S.$150,000,000, measured over the same period. The AMEX will review and apply the above qualification criteria relating to the Underlying Stocks on a quarterly basis, conducted on the last business day in January, April, July and October. Any Underlying Stock failing to meet the above listing and maintenance criteria will be reviewed on the second Friday of the second month following the quarterly review to again determine compliance with the above criteria. Any Underlying Stock failing this second review will be replaced by a "qualified" Underlying Stock effective upon the close of business on the following Friday provided, however, that if such Friday is not a New York Business Day, the replacement will be effective at the close of business on the first preceding New York Business Day. For example, if an Underlying Stock were found to be below the maintenance criteria on Wednesday, January 31, 1996, it would be reviewed again on March 8, 1996 and, if ineligible, would be replaced by a qualified security at the close of business on March 15, 1996. If March 15, 1996 happened not to be a New York Business Day, the replacement would be effective at the close of business on the preceding March 14, 1996, assuming that March 14, 1996 was a New York Business Day. The AMEX will notify its membership immediately after it determines to replace an Underlying Stock.

    The annual reports and prospectuses of the companies listed on the HKSE are available for investors' inspection in the City Hall Library (a public library in Hong Kong, Central). The HKSE library also has information for each listed company but it is available only to members of the HKSE.

    A company whose stock is included in the Index is not required to be incorporated under the laws of Hong Kong.

    The Index is a capitalization-weighted index. A company's market capitalization is calculated by multiplying the number of shares outstanding by the company's current share price (in Hong Kong dollars). For valuation purposes unrelated to the Warrants, one Index unit (1.0) is assigned a fixed value of one U.S. dollar. The Index measures the average changes in price of the Underlying Stocks, weighted according to the respective market capitalizations, so that the effect of a percentage price change in an Underlying Stock will be greater the larger the Underlying Stock's market capitalization. The Index was established by the AMEX on June 25, 1993, on which date the Index value was set at 350.00. The daily calculation and public dissemination by the AMEX of the Index value commenced on September 1, 1993. The data relating to the Index was back-calculated by the AMEX from January 2, 1989 to August 31, 1993. The Index is calculated by (i) aggregating the market capitalization of each Underlying Stock and (ii) dividing such sum by an adjusted base market capitalization or divisor. On June 25, 1993, the market value of the Underlying Stocks was approximately H.K.$1,152,829,149,500 (equivalent to approximately U.S.$149 billion as of January 24, 1996) and the divisor used to calculate the Index was 3,293,797,570. The AMEX selected that particular divisor number in order, among other things, to ensure that the Index was set at a general price level consistent with other well recognized stock market indices. The divisor is subject to periodic adjustments as set forth below. The Index is calculated once every Index Calculation Day by the AMEX based on the most recent official closing prices of each of the Underlying Stocks reported by the HKSE. Pricing of the Index will be performed each day and will be disseminated before the opening of trading via the Consolidated Tape Authority Network-B and continuously during each New York Business Day. The dissemination value, however, will remain the same throughout the trading day because the trading hours of the HKSE do not overlap with AMEX trading hours. Accordingly, updated price information will be unavailable. At the close of the market on January 24, 1996, the Index level was 553.31.

    In order to maintain continuity in the level of the Index in the event of certain changes due to non-market factors affecting the Underlying Stocks, such as the addition or deletion of stocks, substitution of stocks, stock dividends, stock splits, distributions of assets to stockholders or other capitalization events, the divisor used in calculating the Index is adjusted in a manner designed to prevent any instantaneous change or discontinuity in the level of the Index and in order that the value of the Index immediately after such change will equal the level of the Index immediately prior to the change. Thereafter, the divisor remains at the new value until a further adjustment is necessary as the result of another change. Nevertheless, changes in the identities and characteristics of the Underlying Stocks may significantly affect the behavior of the Index over time.

    The AMEX is under no obligation to continue the calculation and dissemination of the Index and the method by which the Index is calculated and the name "AMEX Hong Kong 30 Index" may be changed at the discretion of the AMEX. The Warrants are not sponsored, endorsed, sold or promoted by the AMEX. No inference should be drawn from the information contained in this Prospectus Supplement that the AMEX makes any representation or warranty, implied or express, to Holdings, the Warrantholders or any member of the public regarding the advisability of investing in securities generally or in the Warrants in particular or the ability of the Index to track general stock market performance. The AMEX has no obligation to take the needs of Holdings or the Warrantholders into consideration in determining, composing or calculating the Index. The AMEX is not responsible for, and has not participated in the determination of the timing of, prices for, or quantities of, the Warrants to be issued or in the determination or calculation of the equation by which the Warrants are to be settled in cash. The AMEX has no obligation or liability in connection with the administration, marketing or trading of the Warrants.

    The use of and reference to the Index in connection with the Warrants have been consented to by the AMEX.

    Except with respect to the responsibility of the Calculation Agent to make certain calculations under certain circumstances as described herein, none of Holdings, the Warrant Agent, the Calculation Agent or the Underwriters accepts any responsibility for the calculation, maintenance or publication of the Index or any Successor Index. The AMEX disclaims all responsibility for any inaccuracies in the data on which the Index is based, or any mistakes or errors or omissions in the calculation or dissemination of the Index or for the manner in which such index is applied in determining the Cash Settlement Value or Alternative Settlement Amount upon exercise of the Warrants.

HISTORICAL DATA ON THE INDEX

    The following table sets forth the closing level of the Index at the end of each month in the period from January 1989 through December 1995 and at the end of January 24, 1996. All historical data presented in the following table relating to periods before September 1, 1993 (the date the AMEX commenced the daily calculation and public dissemination of the Index) is presented as if the Index had existed during such periods, based on the Underlying Stocks contained in the Index as of June 25, 1993, and such closing levels have been calculated hypothetically on the same basis that the Index is calculated, but without making certain of the adjustments referred to above to take account of non-market factors. All historical data presented in the following table relating to periods after September 1, 1993 are based on actual data from the Index. These historical data on the Index are not necessarily indicative of the future performance of the Index or what the value of the Warrants may be. Any historical upward or downward trend in the closing level of the Index during any period set forth below is not any indication that the Index is more or less likely to decline at any time during the term of the Warrants:

                             MONTH-END                            MONTH-END
                           CLOSING LEVEL                        CLOSING LEVEL
                           -------------                        -------------

1989:
January....................  149.88      August.....................  282.96
February...................  147.27      September..................  276.67
March......................  146.46      October....................  311.14
April......................  152.01      November...................  291.86
May........................  133.76      December...................  276.73
June.......................  110.46      1993:
July.......................  125.78      January....................  287.74
August.....................  123.02      February...................  318.99
September..................  135.71      March......................  319.68
October....................  135.04      April......................  341.75
November...................  136.23      May........................  369.20
December...................  140.32      June.......................  354.06
1990:                                    July.......................  348.06
January....................  136.29      August.....................  374.08
February...................  146.44      September..................  382.05
March......................  149.57      October....................  467.64
April......................  146.77      November...................  458.93
May........................  156.58      December...................  598.98
June.......................  164.36      1994:
July.......................  172.48      January....................  576.69
August.....................  154.24      February...................  519.77
September..................  137.78      March......................  452.60
October....................  149.74      April......................  449.25
November...................  148.38      May........................  479.28
December...................  151.46      June.......................  437.47
1991:                                    July.......................  474.92
January....................  162.42      August.....................  499.22
February...................  177.56      September..................  479.69
March......................  187.39      October....................  485.14
April......................  179.85      November...................  424.51
May........................  186.43      December...................  412.70
June.......................  184.68      1995:
July.......................  201.91      January....................  369.57
August.....................  201.49      February...................  421.35
September..................  200.42      March......................  435.22
October....................  204.76      April......................  421.62
November...................  209.96      May........................  475.92
December...................  217.58      June.......................  465.60
1992:                                    July.......................  477.39
January....................  233.06      August.....................  462.52
February...................  250.01      September..................  486.91
March......................  249.71      October....................  492.85
April......................  271.89      November...................  494.12
May........................  308.30      December...................  507.26
June.......................  309.67      1996:
July.......................  296.24      January (at January 24)....  553.31

    The following graph sets forth the historical performance of the Index at the end of each month from January 1989 through December 1995 and at the end of January 24, 1996. Past movements of the Index are not necessarily indicative of the future Index values.

                         INDEX--HISTORICAL PERFORMANCE
                    CLOSING VALUES THROUGH JANUARY 24, 1996






                                [GRAPH]






       Source: Prepared by Holdings from data obtained from the AMEX.

The January 24, 1996 closing level of the Index was 553.31.


THE HKSE AND THE HONG KONG FUTURES EXCHANGE

    Trading on the HKSE is fully electronic through an Automatic Order Matching and Execution System, which was introduced in November 1983. The system is an electronic order book in which orders are matched and executed instantaneously if there are matching orders in the book, and on the basis of time/price priority. On-line real-time order entry and execution have eliminated the previous limitations of telephone-based trading. Trading takes place through trading terminals on the trading floor. There are no market-makers on the HKSE, but exchange dealers may act as dual capacity broker-dealers. All of the Underlying Stocks of the Index are traded through the computerized trading system. Trading is undertaken from 10:00 A.M. to 12:30 P.M. and then from 2:30 P.M. to 3:55 P.M. (Hong Kong time) every Hong Kong day except Saturdays, Sundays and other days on which the HKSE is closed. Hong Kong time is 12 hours ahead of Eastern Daylight Savings Time and 13 hours ahead of Eastern Standard Time. Settlement of trade is required within 48 hours and is conducted by electronic book-entry delivery through the Central Clearing and Settlement System.

    Due to the time differences between New York City and Hong Kong, on any normal trading day, trading on the HKSE of the Underlying Stocks currently will cease at 12:30 A.M. or 3:55 A.M., New York City time. Using the last reported closing prices of the Underlying Stocks on the HKSE, the closing level of the Index on any such trading day generally will be calculated, published and disseminated by the AMEX in the United States shortly before the opening of trading on the AMEX in New York on the same calendar day.

    The HKSE has adopted certain measures intended to prevent any extreme short-term price fluctuations resulting from order imbalances or market volatility. Where the HKSE considers it necessary for the protection of the investor or the maintenance of an orderly market, it may at any time suspend dealings in any securities or cancel the listing of any securities in such circumstances and subject to such conditions as it thinks fit, whether requested by the listed issuer or not. The HKSE may also do so where: (1) an issuer fails, in a manner which the HKSE considers material, to comply with the HKSE Listing Rules or its Listing Agreements; (2) the HKSE considers there are insufficient securities in the hands of the public;
(3) the HKSE considers that the listed issuer does not have a sufficient level of operations or sufficient assets to warrant the continued listing of the issuer's securities; or (4) the HKSE considers that the issuer or its business is no longer suitable for listing. Investors should also be aware that the HKSE may suspend the trading of individual stocks in certain limited and extraordinary circumstances, until certain price-sensitive information has been disclosed to the public. For instance, dealing on a listed company's shares will normally be suspended when an information about an intention to make a private placing, or a very substantial transaction compared to the net asset value of the company, has been leaked through an improper channel. Trading will not be resumed until a formal announcement has been made. Trading of a company's shares may also be suspended if there is unusual trading activity in such shares.

    An issuer may apply for suspension of its own accord. A suspension request will normally only be acceded to in the following circumstances: (1) where, for a reason acceptable to the HKSE, price-sensitive information cannot at that time be disclosed; (2) where the issuer is subject to an offer, but only where terms have been agreed in principle and require discussion with, and agreement by, one or more major shareholders (suspensions will only normally be appropriate where no previous announcement has been made); (3) to maintain an orderly market; (4) where there is an occurrence of certain levels of notifiable transactions, such as substantial changes in the nature, control or structure of the issuer, where publication of full details is necessary to permit a realistic valuation to be made of the securities concerned, or the approval of shareholders is required;
(5) where the issuer is no longer suitable for listing, or becomes a "cash" company; or (6) for issuers going into receivership or liquidation.

    As a result of the foregoing, variations in the Index may be limited by suspension of trading of individual stocks which comprise the Index which may, in turn, adversely affect the value of the Warrants. In addition, a suspension or absence of trading on the HKSE of (a) 20% or more of the Underlying Stocks and/or (b) stocks of any three of the four most highly capitalized companies included in the Underlying Stocks would result in an Exercise Limitation Event and a halt in trading of all of the Underlying Stocks would result in an Extraordinary Event. As a result, the Valuation Date of exercised Warrants would be postponed and the Cash Settlement Value (or Alternative Settlement Amount) actually received by Warrantholders may be substantially lower (including zero) than the otherwise Cash Settlement Value if the valuation of the Warrants had not been postponed. See "Description of the Warrants--Extraordinary Events and Exercise Limitation Events" herein.

    The HK Futures Exchange currently provides for trading in the HSI (the stock index maintained by the Hang Seng Bank Ltd. (such index, the "HSI")) futures, HSI sub-indices futures and HSI options.

    The stock index contracts traded on the HK Futures Exchange are based upon HSI and its four sub-indices: properties, utilities, finance, and commerce and industry. The HSI is a value-weighted index of approximately 33 stocks and every stock in the HSI is represented in one of the four sub-indices. The following Underlying Stocks of the Index (as of January 24, 1996) are not constituent securities of the HSI: Chinese Estates Holdings, Henderson Investment Ltd. and Tai Cheung Holdings Ltd. The following constituent securities of the HSI (as of January 24, 1996) are not Underlying Stocks of the Index: Hong Kong Aircraft Eng. Co. Ltd., Johnson Electric Holdings Ltd., Miramar Hotel and Inv. Co. Ltd., Shangri-La Asia Ltd., South China Morning Post (Holdings) Ltd. and Television Broadcasts Ltd. The Index also differs from the HSI in that, among other things, the selection, maintenance and replacement criteria for the constituent securities of the two indices are not the same and they are operated and governed by the rules of different entities.

    The foregoing discussion reflects the current rules governing the HKSE and the HK Futures Exchange, which are subject to change.

    The HKSE and the HK Futures Exchange take no responsibility for the contents of this Prospectus Supplement, make no representation as to its accuracy or completeness and expressly disclaim any liability whatsoever for any loss howsoever arising from or in reliance upon the whole or any part of the contents of this Prospectus Supplement. The HKSE and the HK Futures Exchange have made no assessment of, nor taken any responsibility for, the financial soundness of Holdings or the merits of investing in the Warrants, nor have they verified the accuracy or the truthfulness of statements made or opinions expressed in this Prospectus Supplement.

    "Hong Kong Futures Exchange" and "HK Futures Exchange" are the trademarks of Hong Kong Futures Exchange Ltd.

            CERTAIN UNITED STATES FEDERAL INCOME TAX CONSIDERATIONS

    In the opinion of Simpson Thacher & Bartlett, special counsel to Holdings, the following discussion is an accurate summary of the material United States federal income tax consequences of the purchase, ownership, exercise or other disposition of the Warrants. Except where noted, it deals only with Warrants held as capital assets by United States Holders and does not deal with those with special situations, such as dealers in options or persons who hold a Warrant in the ordinary course of business, or financial institutions, life insurance companies or purchasers holding Warrants as a part of a hedging transaction or a "straddle." Moreover, the summary does not consider the possible application of the "conversion transaction" rules to a holder who holds a Warrant as part of an integrated investment comprised of a Warrant and one or more other positions. Furthermore, the discussion below is based upon the provisions of the Internal Revenue Code of 1986, as amended (the "Code") and regulations, rulings and judicial decisions thereunder as of the date hereof, and such authorities may be repealed, revoked or modified so as to result in federal income tax consequences different from those discussed below. PERSONS CONSIDERING THE PURCHASE, OWNERSHIP OR DISPOSITION OF WARRANTS SHOULD CONSULT THEIR OWN TAX ADVISORS CONCERNING THE FEDERAL INCOME TAX CONSEQUENCES IN LIGHT OF THEIR PARTICULAR SITUATIONS AS WELL AS ANY CONSEQUENCES ARISING UNDER LAWS OF ANY OTHER TAXING JURISDICTION.

    As used herein, a "United States Holder" of a Warrant means a holder that is a citizen or resident of the United States, a corporation, partnership or other entity created or organized in or under the laws of the United States or any political subdivision thereof, or an estate or trust the income of which is subject to United States federal income taxation regardless of its source.

TAXATION OF WARRANTS

    Each Warrant will be treated as a cash settlement option that is subject to the "mark-to-market" rules under section 1256 of the Code. Thus, a United States Holder could incur federal income tax liability on an annual basis in respect of an increase in the value of the Warrant without a corresponding receipt of cash.

    Under the mark-to-market rules of section 1256 of the Code, a United States Holder of a Warrant will recognize capital gain or loss equal to the difference between the fair market value of the Warrant on the last business day of each taxable year (as determined by the Warrant's trading price) and the United States Holder's tax basis for the Warrant. In addition, upon sale, exchange or exercise (including automatic exercise) of a Warrant, a United States Holder will recognize gain or loss equal to the difference between the amount realized, if any, and the United States Holder's tax basis in the Warrant. Any gain or loss recognized with respect to a Warrant (including any gain or loss recognized under the mark-to-market rules or on sale, exchange or exercise (including automatic exercise) of a Warrant) will be 60% long-term capital gain or loss and 40% short-term capital gain or loss. In general, a United States Holder's tax basis in a Warrant will equal the amount paid for the Warrant, plus or minus the net gain or loss recognized by the United States Holder in respect of the Warrant in prior taxable years.

    Under current law, net capital gains of individuals are, under certain circumstances, taxed at lower rates than items of ordinary income. The deductibility of capital losses is subject to limitations.

BACKUP WITHHOLDING

    The proceeds received from a sale, exchange or exercise (including automatic exercise) of a Warrant may be subject to a 31 percent backup withholding tax if the United States Holder thereof (other than certain exempt recipients such as corporations) fails to supply an accurate taxpayer identification number or otherwise comply with applicable information reporting or certification requirements.

                                  UNDERWRITING

    Subject to the terms and conditions set forth in the Underwriting Agreement dated as of January 24, 1996 (the "Underwriting Agreement"), Holdings has agreed to sell to each of the underwriters named below (the "Underwriters") for which Lehman Brothers Inc. and Oppenheimer & Co., Inc. are acting as representatives (the "Representatives"), and each of the Underwriters has severally agreed to purchase, the aggregate number of Warrants set forth opposite its name below:


        UNDERWRITERS                                         NUMBER OF WARRANTS
        ------------                                         ------------------

Lehman Brothers Inc. ....................................          600,500
Oppenheimer & Co., Inc. .................................          600,500
Everen Securities, Inc. .................................           50,000
Advest, Inc. ............................................           28,000
Cowen & Company .........................................           28,000
Dain Bosworth Incorporated...............................           28,000
Doft & Co., Inc. ........................................           28,000
Fahnestock & Co. Inc. ...................................           28,000
Gruntal & Co., Incorporated..............................           28,000
Interstate/Johnson Lane Corporation......................           28,000
Janney Montgomery Scott Inc. ............................           28,000
Josephthal Lyon & Ross Incorporated......................           28,000
Ladenburg, Thalmann & Co. Inc. ..........................           28,000
Legg Mason Wood Walker, Incorporated.....................           28,000
McDonald & Company Securities, Inc. .....................           28,000
The Ohio Company.........................................           28,000
Piper Jaffray Inc. ......................................           28,000
Principal Financial Securities, Inc. ....................           28,000
Rauscher Pierce Refsnes, Inc. ...........................           28,000
Raymond James & Associates, Inc. ........................           28,000
The Robinson-Humphrey Company, Inc. .....................           28,000
Scott & Stringfellow, Inc. ..............................           28,000
Stifel, Nicolaus & Company, Incorporated.................           28,000
Sutro & Co. Incorporated.................................           28,000
Tucker Anthony Incorporated..............................           28,000
Wheat, First Securities, Inc. ...........................           28,000
Branch, Cabell and Company...............................           15,000
First Albany Corporation.................................           15,000
First Equity Corporation of Florida......................           15,000
C.L. King & Associates, Inc. ............................           15,000
Mesirow Financial, Inc. .................................           15,000
Rodman & Renshaw, Inc. ..................................           15,000
Roney & Co...............................................           15,000
                                                           ------------------
        Total............................................        2,000,000
                                                           ------------------
                                                           ------------------

    Holdings has been advised that the Underwriters propose initially to offer the Warrants to the public at the price set forth on the cover page of this Prospectus Supplement, except that the price will be $5.12 per Warrant for the purchase of 100,000 or more Warrants in any single transaction, subject to the holding period requirements described below. In addition, the Underwriters propose to offer the Warrants to certain dealers at such prices less a concession not in excess of $0.1575 or $0.1325 per Warrant, as the case may be. After the initial public offering, the public offering prices and such concessions may be changed.

    Generally, delivery of approximately 97.5% of the Warrants (the "Delivered Warrants") purchased by an investor at the reduced price will be made on the date of delivery of the Warrants referred to on the cover page of this Prospectus Supplement. The balance of approximately 2.5% of the Warrants (the "Escrowed Warrants") purchased by each such investor will be held in escrow and delivered to such investor if the investor and any accounts in which the investor may have deposited any of its Delivered Warrants have held all of the Delivered Warrants for 45 days following the date of such delivery or any shorter period deemed appropriate by Lehman Brothers Inc. If an investor or any account in which the investor has deposited any of its Delivered Warrants fails to satisfy the holding period requirement, all of the investor's Escrowed Warrants will be forfeited by the investor and not delivered to it. The Escrowed Warrants will instead be delivered to the Representatives for sale to investors. This forfeiture will have the effect of increasing the purchase price per Warrant for such investor to $5.25. In addition, such investor may exercise the Escrowed Warrants during such holding period only if it also exercises the Delivered Warrants at the same time. Should investors who are subject to the holding period requirement sell their Warrants once the holding period is no longer applicable, the market price of the Warrants may be adversely affected.

    The Underwriters have advised Holdings that they intend to make a market in the Warrants but they are not obliged to do so and may discontinue market making at any time without notice. No assurance can be given as to the liquidity of the trading market for the Warrants.

    Holdings has granted an option to the Underwriters, exercisable within 30 days of the date of this Prospectus Supplement, to purchase up to an additional 300,000 Warrants to cover over-allotments, if any, at the price to public less the underwriting discounts and commissions specified on the cover page of this Prospectus Supplement.

    Lehman Brothers Inc. is a wholly owned subsidiary of Holdings. The participation of Lehman Brothers Inc. in the offer and sale of the Warrants complies with the requirements of Schedule E of the By-Laws of the NASD regarding underwriting securities of an affiliate. The Representatives have informed Holdings that the Underwriters do not intend to confirm sales to any account over which they exercise discretionary authority without the prior written consent of such account.

    This Prospectus Supplement together with the accompanying Prospectus may also be used by Lehman Brothers Inc. in connection with offers and sales of Warrants related to market making transactions, by and through Lehman Brothers Inc., at negotiated prices related to prevailing market prices at the time of sale or otherwise. Lehman Brothers Inc. may act as principal or agent in such transactions.

    Holdings has agreed to indemnify the Underwriters against certain liabilities, including liabilities under the Securities Act of 1933, as amended.

                                    GLOSSARY

    Definitions for the following terms are set forth in this Prospectus Supplement at the pages indicated:


                                                           PAGE ON WHICH
TERM                                                      TERM IS DEFINED
-----                                                     ---------------
Alternative Settlement Amount............................       S-5
AMEX.....................................................   Cover Page
Applicable Hong Kong Business Day........................      S-28
Automatic Settlement Date................................      S-28
Calculation Agent........................................      S-25
Cancellation Date........................................      S-14
Cash Settlement Value....................................   Cover Page
China....................................................      S-16
Code.....................................................      S-38
Conversion Option........................................      S-10
Delisting Date...........................................       S-2
DTC......................................................      S-10
Exercise Date............................................      S-23
Exercise Limitation Event................................      S-30
Exercise Notice..........................................      S-23
Expiration Date..........................................       S-4
Extraordinary Event......................................      S-28
HK Futures Exchange......................................      S-29
HKSE.....................................................       S-3
Holdings.................................................   Cover Page
Hong Kong Business Day...................................       S-8
HSI......................................................      S-37
Index....................................................   Cover Page
Index Calculation Day....................................       S-8
Limit Option.............................................      S-26
Limit Option Reference Index.............................      S-26
New York Business Day....................................       S-8
Participant..............................................      S-10
Remaining Warrants.......................................      S-13
Self-Regulatory Organization.............................       S-2
Settlement Date..........................................      S-25
Spot Index...............................................       S-9
Strike Index.............................................       S-9
Successor Index..........................................       S-9
Third Party..............................................       S-9
United States Holder.....................................      S-38
Underlying Stock.........................................      S-19
Underwriters.............................................      S-40
Underwriting Agreement...................................      S-40
Valuation Date...........................................      S-24
Warrant..................................................   Cover Page
Warrant Agent............................................      S-19
Warrant Agent's Office...................................      S-19
Warrant Agreement........................................      S-19
Warrant Certificate......................................      S-20
Warrantholder............................................       S-9

                                                                    APPENDIX A

                THE AMEX HONG KONG 30 INDEX--UNDERLYING STOCKS*

    The following is a list of the issuers of the 30 stocks constituting the Index as of January 24, 1996, together with their percentage weight in the Index as of January 24, 1996. Such information was obtained from the AMEX. The AMEX may delete, add or substitute any stock underlying the Index. See "The Index" in this Prospectus Supplement.

                                                                    PERCENTAGE
    STOCK                                                             WEIGHT
    -----                                                           ----------
HSBC Holdings plc (H.K. S shares)................................     12.476%
Hutchison Whampoa Ltd............................................     10.328%
Hong Kong Telecommunications Ltd.................................      9.196%
Sun Hung Kai Properties Ltd......................................      8.724%
Hang Seng Bank Ltd...............................................      8.073%
Cheung Kong Holdings Ltd.........................................      6.842%
Henderson Land Development Co. Ltd...............................      4.946%
China Light and Power Co. Ltd....................................      4.256%
Swire Pacific Ltd. (A shares)....................................      3.654%
Wharf Holdings Ltd...............................................      3.651%
New World Development Co. Ltd....................................      3.430%
CITIC Pacific Ltd................................................      3.349%
Hong Kong Electric Holdings Ltd..................................      2.947%
Cathay Pacific Airways Ltd.......................................      2.085%
Hong Kong and China Gas Co. Ltd..................................      1.900%
Wheelock and Co. Ltd.............................................      1.811%
Bank of East Asia Ltd............................................      1.564%
Hysan Development Co. Ltd........................................      1.324%
Hopewell Holdings Ltd............................................      1.305%
Amoy Properties..................................................      1.256%
Sino Land Co.....................................................      1.149%
Hang Lung Development Co. Ltd....................................      1.127%
Henderson Investment Ltd.........................................      1.050%
Hong Kong and Shanghai Hotels Ltd................................      0.739%
Guangdong Investments............................................      0.630%
Chinese Estates Holdings.........................................      0.610%
Great Eagle Holdings Ltd.........................................      0.572%
Shun Tak Holdings Ltd............................................      0.503%
Oriental Press Group.............................................      0.264%
Tai Cheung Holdings Ltd..........................................      0.239%
                                                                    ----------
  Total..........................................................     100.00%*
                                                                    ----------
                                                                    ----------

    As of January 24, 1996, the total capitalization of the component stocks of the Index was approximately H.K.$1,758 billion (approximately U.S.$227 billion).

------------
* Due to rounding of Percentage Weights, Percentage Weights may not total 100%.

PROSPECTUS
                         LEHMAN BROTHERS HOLDINGS INC.
               DEBT SECURITIES, DEBT WARRANTS, CURRENCY WARRANTS,
                   INDEX WARRANTS AND INTEREST RATE WARRANTS
                            ------------------------

   Lehman Brothers Holdings Inc. ("Holdings") may offer from time to time (i) unsecured debt securities (the "Debt Securities") consisting of debentures, notes and/or other evidences of indebtedness, (ii) warrants to purchase Debt Securities ("Debt Warrants"), (iii) warrants entitling the holders thereof to receive from Holdings, upon exercise, the cash value of the right to purchase ("Currency Call Warrants") and to sell ("Currency Put Warrants" and, together with the Currency Call Warrants, the "Currency Warrants") a certain amount of one currency or currency unit for a certain amount of a different currency or currency unit, all as shall be designated by Holdings at the time of offering,
(iv) warrants entitling the holders thereof to receive from Holdings, upon exercise, an amount in cash determined by reference to decreases ("Index Put Warrants") or increases ("Index Call Warrants") in the level of a specified index (an "Index") which may be based on one or more U.S. or foreign stocks, bonds or other securities, one or more U.S. or foreign interest rates, one or more currencies or currency units, or any combination of the foregoing, or determined by reference to the differential between any two Indices ("Index Spread Warrants" and, together with the Index Put Warrants and the Index Call Warrants, the "Index Warrants") and (v) warrants entitling the holders thereof to receive from Holdings, upon exercise, an amount in cash determined by reference to decreases ("Interest Rate Put Warrants") or increases ("Interest Rate Call Warrants" and, together with the Interest Rate Put Warrants, the "Interest Rate Warrants") in the yield or closing price of one or more specified debt instruments issued either by the United States government or by a foreign government (the "Debt Instrument"), in the interest rate or interest rate swap rate established from time to time by one or more specified financial institutions (the "Rate") or in any specified combination of Debt Instruments and/or Rates, for aggregate proceeds of up to U.S.$533,706,470, or the equivalent thereof in one or more foreign currencies or foreign currency units (such amount being the aggregate proceeds to Holdings from all Debt Securities, Debt Warrants, Currency Warrants, Index Warrants and Interest Rate Warrants (collectively, the "Securities") issued and the exercise price of any Debt Securities issuable upon the exercise of any Debt Warrants). The Securities may be offered either together or separately and in one or more series in amounts, at prices and on terms to be determined at the time of the offering. Unless otherwise specified in an applicable Prospectus Supplement, the Securities will be sold for, and the Debt Warrants, Currency Warrants, Index Warrants or Interest Rate Warrants (collectively, the "Warrants") will be exercisable in, United States dollars, and the principal of and interest, if any, on the Debt Securities and the cash payments, if any, in respect of the Currency Warrants, the Index Warrants and the Interest Rate Warrants will be payable in United States dollars. If this Prospectus is being delivered in connection with the offering and sale of Debt Securities, the specific designation, priority, aggregate principal amount, the currency or currency unit for which the Debt Securities may be purchased, the currency or currency unit in which the principal and interest, if any, is payable, the rate (or method of calculation) and time of payment of interest, if any, authorized denominations, maturity, any redemption terms, any listing on a securities exchange and the initial public offering price, a discussion of certain United States federal income tax, accounting or other special considerations applicable thereto and any other terms in connection with such offering and sale are set forth in an applicable Prospectus Supplement. If this Prospectus is being delivered in connection with the offering and sale of Warrants, the specific designation, aggregate number of warrants, the currency or currency unit for which the warrants may be purchased, the currency or currency unit in which the cash settlement value or the exercise price, if applicable, is payable, the method of calculation of the cash settlement value, if applicable, the date on which such warrants become exercisable and the expiration date, provisions, if any, for the automatic exercise and/or cancellation prior to the expiration date, the initial public offering price, a discussion of certain United States federal income tax, accounting or other special considerations applicable thereto and any other terms in connection with such offering and sale will be set forth in an applicable Prospectus Supplement.

   The Debt Securities and the Debt Warrants may be issued in registered form or bearer form with, in the case of Debt Securities, coupons attached. The Currency Warrants, Index Warrants and Interest Rate Warrants will be issued in registered form only. In addition, all or a portion of the Securities of a series may be issued in global form. Debt Securities in bearer form will be offered only outside the United States to non-United States persons and to offices located outside the United States of certain United States financial institutions. See "Description of Debt Securities--Limitations on Issuance of Bearer Securities."

   Discussions of certain United States federal income taxation consequences to holders of Securities and certain of the risks associated with an investment in Securities will be set forth in the applicable Prospectus Supplement.

                            ------------------------

THESE SECURITIES HAVE NOT BEEN APPROVED OR DISAPPROVED BY THE SECURITIES AND EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION NOR HAS THE SECURITIES AND EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION PASSED UPON THE ACCURACY OR ADEQUACY OF THIS PROSPECTUS. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.
                            ------------------------

   The Securities will be sold either through underwriters, dealers or agents, or directly by Holdings. The applicable Prospectus Supplement sets forth the names of any underwriters or agents (which may include Lehman Brothers Inc., a subsidiary of Holdings ("Lehman Brothers")) involved in the sale of the Securities in respect of which this Prospectus is being delivered, the proposed amounts, if any, to be purchased by underwriters and the compensation, if any, of such underwriters or agents.

                            ------------------------

   This Prospectus together with the applicable Prospectus Supplement may also be used by Lehman Brothers, in connection with offers and sales of Securities related to market making transactions, by and through Lehman Brothers, at negotiated prices related to prevailing market prices at the time of sale or otherwise. Lehman Brothers may act as principal or agent in such transactions.

                            ------------------------

January 10, 1996

                             AVAILABLE INFORMATION


    Holdings is subject to the informational requirements of the Securities Exchange Act of 1934, as amended (the "Exchange Act") and in accordance therewith files reports and other information with the Securities and Exchange Commission (the "SEC"). Such reports and information may be inspected and copied at the public reference facilities maintained by the SEC at 450 Fifth Street, N.W., Washington, D.C. 20549, and at the following Regional Offices of the SEC:
New York Regional Office, 7 World Trade Center, New York, New York 10048; and Chicago Regional Office, Suite 1400, Northwestern Atrium Center, 500 W. Madison Street, Chicago, Illinois 60661-2511; and copies of such material can be obtained from the Public Reference Section of the SEC, Washington, D.C. 20549, at prescribed rates. Holdings' 8 3/4% Notes Due 2002 are listed on the New York Stock Exchange, Inc. (the "Exchange") and Holdings' $55 Million Serial Zero Coupon Senior Notes Due May 16, 1998, FT-SE Eurotrack 200 Index Call Warrants Expiring June 4, 1996, 7 1/4% Oracle Yield Enhanced Equity Linked Debt SecuritiesSM Due 1996, 6 1/2% Amgen Yield Enhanced Equity Linked Debt Securities Due 1997, Japanese Yen Bear Warrants Expiring March 5, 1996, Stock Upside Note SecuritiesSM Due 2000 and AMEX Hong Kong 30 Index Call Warrants Expiring February 26, 1996 are listed on the American Stock Exchange, Inc. and reports and other information concerning Holdings may also be inspected at the offices of the Exchange at 20 Broad Street, New York, New York 10005 and at the offices of the American Stock Exchange, Inc., 86 Trinity Place, New York, New York 10006.

    Holdings has filed with the SEC a registration statement on Form S-3 (herein, together with all amendments and exhibits, referred to as the "Registration Statement") under the Securities Act of 1933, as amended (the "Securities Act"). This Prospectus does not contain all of the information set forth in the Registration Statement, certain parts of which are omitted in accordance with the rules and regulations of the SEC. For further information, reference is hereby made to the Registration Statement.
                            ------------------------

                      DOCUMENTS INCORPORATED BY REFERENCE

    The following documents previously filed by Holdings with the SEC pursuant to the Exchange Act are hereby incorporated by reference in this Prospectus:

        (1) Holdings' Transition Report on Form 10-K for the eleven months ended November 30, 1994.

        (2) Holdings' Quarterly Report on Form 10-Q for the quarters ended February 28, May 31 and August 31, 1995.

        (3) Holdings' Current Reports on Form 8-K dated March 24, 1995, June 28, 1995, September 21, 1995 and January 9, 1996.

    Each document filed by Holdings pursuant to Section 13(a), 13(c), 14 or 15(d) of the Exchange Act after the date of this Prospectus and prior to the termination of the offering of the Securities offered by an applicable Prospectus Supplement shall be deemed to be incorporated by reference into this Prospectus from the date of filing of such document. Any statement contained in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of the Registration Statement and this Prospectus to the extent that a statement contained herein, in an applicable Prospectus Supplement or in any subsequently filed document which also is or is deemed to be incorporated by reference herein modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of the Registration Statement or this Prospectus.

    Holdings will provide without charge to each person, including any beneficial owner of any Security, to whom a copy of this Prospectus is delivered, upon the written or oral request of any such person, a copy of any or all of the documents which are incorporated herein by reference, other than exhibits to such documents (unless such exhibits are specifically incorporated by reference into such documents). Requests should be directed to Mary J. Capko, the Controller's Office, Lehman Brothers Holdings Inc., 3 World Financial Center, 27th Floor, New York, New York 10285 (telephone (212) 526-0660).

                                  THE COMPANY

    Lehman Brothers Holdings Inc. (together with its consolidated subsidiaries hereinafter referred to as the "Company" unless the context otherwise requires) is one of the leading global investment banks serving institutional, corporate, government and high net worth individual clients and customers. The Company's worldwide headquarters in New York and regional headquarters in London, Tokyo, Hong Kong and Singapore are complemented by offices in additional locations in the United States, Europe, the Middle East and Latin and South America.

    The Company's business includes capital raising for clients through securities underwriting and direct placements; corporate finance and strategic advisory services; merchant banking; securities sales and trading; institutional asset management; research; and the trading of foreign exchange, derivative products and certain commodities. The Company acts as a market maker in all major equity and fixed income products in both the domestic and international markets. Lehman Brothers is a member of all principal securities and commodities exchanges in the United States, as well as the National Association of Securities Dealers, Inc. ("NASD"), and holds memberships or associate memberships on several principal international securities and commodities exchanges, including the London, Tokyo, Hong Kong, Frankfurt and Milan stock exchanges.

    Holdings was incorporated in Delaware on December 29, 1983. Holdings' principal executive offices are located at 3 World Financial Center, New York, New York 10285 (telephone (212) 526-7000).

                                USE OF PROCEEDS

    Except as otherwise may be set forth in an applicable Prospectus Supplement accompanying this Prospectus, Holdings intends to apply the net proceeds from the sale of the Securities for general corporate purposes.

                       RATIO OF EARNINGS TO FIXED CHARGES

    The following table sets forth the ratio of earnings to fixed charges of the Company for each of the four years in the period ended December 31, 1993, the eleven months ended November 30, 1994 and for the nine months ended August 31, 1995:

                                    ELEVEN MONTHS
                                        ENDED         NINE MONTHS ENDED
    YEAR ENDED DECEMBER 31,         NOVEMBER 30,         AUGUST 31,
-------------------------------     -------------     -----------------
1990     1991     1992     1993         1994                1995
----     ----     ----     ----         ----                ----
 *       1.03      *       1.00         1.03                1.03


------------
* Earnings were inadequate to cover fixed charges and would have had to increase approximately $766 million and $247 million in order to cover the deficiencies for the periods ended December 31, 1990 and December 31, 1992, respectively.

    In computing the ratio of earnings to fixed charges, "earnings" consist of earnings from continuing operations before income taxes and fixed charges. "Fixed charges" consist principally of interest expense and one-third of office rentals and one-fifth of equipment rentals, which are deemed to be representative of the interest factor.

                         DESCRIPTION OF DEBT SECURITIES


    The Debt Securities will constitute either Senior Debt (as defined below) or Subordinated Debt (as defined below) of Holdings. The Debt Securities constituting Senior Debt will be issued under an indenture, dated as of September 1, 1987, between Holdings and Citibank, N.A., Trustee, as supplemented and amended by Supplemental Indentures dated as of November 25, 1987, as of November 27, 1990, as of September 13, 1991, as of October 4, 1993 and as of October 1, 1995 (the "Senior Indenture"), and the Debt Securities constituting Subordinated Debt will be issued under an indenture between Holdings and Chemical Bank, Trustee (the "Subordinated Indenture"). The Senior Indenture and the Subordinated Indenture are hereinafter collectively referred to as the "Indentures" and, individually, as an "Indenture". Each Indenture will incorporate by reference certain Standard Multiple-Series Indenture Provisions, filed with the SEC on July 30, 1987 and as amended and refiled with the SEC on November 16, 1987. This Prospectus contains descriptions of all material provisions of the Indentures. The summary of such provisions of the Indentures does not purport to be complete; copies of such Indentures are filed as exhibits to the Registration Statement of which this Prospectus is a part. All articles and sections of the applicable Indenture, and all capitalized terms set forth below, have the meanings specified in the applicable Indenture.

GENERAL

    Neither Indenture limits the amount of debentures, notes or other evidences of indebtedness which may be issued thereunder. Each Indenture provides that Debt Securities may be issued from time to time in one or more series. Since Holdings, as a holding company, does not have any significant assets other than the equity securities of its subsidiaries, its cash flow and consequent ability to service its debt, including the Debt Securities, are dependent upon the earnings of its subsidiaries and the distribution of those earnings to Holdings, or upon loans or other payments of funds by those subsidiaries to Holdings. Holdings' subsidiaries, including Lehman Brothers, are separate and distinct legal entities and will have no obligation, contingent or otherwise, to pay any interest or principal on the Debt Securities or to make any funds available therefor, whether by dividends, loans or other payments. Dividends, loans and other payments by Lehman Brothers are restricted by net capital and other rules of various regulatory bodies. See "Capital Requirements." The payment of dividends by Holdings' subsidiaries is contingent upon the earnings of those subsidiaries and is subject to various business considerations in addition to net capital requirements and contractual restrictions.

    Since the Debt Securities will be obligations of a holding company, the ability of holders of the Debt Securities to benefit from any distribution of assets of any subsidiary upon the liquidation or reorganization of such subsidiary is subordinate to the prior claims of present and future creditors of such subsidiary.

    Reference is made to the applicable Prospectus Supplement for the following terms and other information with respect to the Debt Securities being offered thereby: (1) the title of such Debt Securities and whether such Debt Securities will be Senior Debt or Subordinated Debt; (2) any limit on the aggregate principal amount of such Debt Securities; (3) whether the Debt Securities are to be issuable as Registered Securities or Bearer Securities or both, and if Bearer Securities are issued, whether Bearer Securities may be exchanged for Registered Securities and the circumstances and places for such exchange, if permitted; (4) whether the Debt Securities are to be issued in whole or in part in the form of one or more temporary or permanent global Debt Securities ("Global Securities") in registered or bearer form and, if so, the identity of the depositary, if any, for such Global Security or Securities; (5) the date or dates (or manner of determining the same) on which such Debt Securities will mature; (6) the rate or rates (or manner of determining the same) at which such Debt Securities will bear interest, if any, and the date or dates from which such interest will accrue; (7) the dates (or manner of determining the same) on which such interest will be payable and the Regular Record Dates for such Interest Payment Dates for Debt Securities which are Registered Securities, and the extent to which, or the manner in which, any interest payable on a temporary or permanent global Debt Security on an Interest Payment Date will be paid if other than in the manner described under "Global Securities" below; (8) any mandatory or optional sinking fund or analogous provisions; (9) each office or agency where, subject to the terms of the applicable Indenture as described below under "Payment and Paying Agents", the principal of and premium, if any, and interest, if any, on the Debt Securities will be payable and each office or agency where, subject to the terms of the applicable Indenture as described below under "Denominations, Registration and Transfer," the Debt Securities may be presented for registration of transfer or exchange; (10) the date, if any, after which, and the price or prices in the currency or currency unit in which, such Debt Securities are payable pursuant to any optional or mandatory redemption provision; (11) any provisions for payment of additional amounts for taxes and any provision for redemption, in the event the Company must comply with reporting requirements in respect of a Debt Security or must pay such additional amounts in respect of any Debt Security; (12) the terms and conditions, if any, upon which the Debt Securities of such series may be repayable prior to maturity at the option of the holder thereof (which option may be conditional) and the price or prices in the currency or currency unit in which such Debt Securities are payable; (13) the denominations in which any Debt Securities which are Registered Securities will be issuable if other than denominations of $1,000 and any integral multiple thereof, and the denomination or denominations in which any Debt Securities which are Bearer Securities will be issuable if other than the denomination of $5,000; (14) the currency, currencies or currency units for which such Debt Securities may be purchased and the currency, currencies or currency units in which the principal of and interest, if any, on such Debt Securities may be payable; (15) any index used to determine the amount of payments of principal of and premium, if any, and interest, if any, on such Debt Securities; and (16) other terms of the Debt Securities. (Section 301).

    If any of the Debt Securities are sold for foreign currencies or foreign currency units or if the principal of or interest, if any, on any series of Debt Securities is payable in foreign currencies or foreign currency units, the restrictions, elections, tax consequences, specific terms and other information with respect to such issue of Debt Securities and such currencies or currency units will be set forth in an applicable Prospectus Supplement relating thereto.

    One or more series of Debt Securities may be sold at a substantial discount below their stated principal amount, bearing no interest or interest at a rate which at the time of issuance is below market rates. Federal income tax consequences and special considerations applicable to any such series will be in an applicable Prospectus Supplement.

SENIOR DEBT

    The Debt Securities constituting part of the senior debt of Holdings (the "Senior Debt") will rank equally with all other unsecured debt of Holdings except Subordinated Debt.

SUBORDINATED DEBT

    The Debt Securities constituting part of the subordinated debt of Holdings (the "Subordinated Debt") will be subordinate and junior in the right of payment, to the extent and in the manner set forth in the Subordinated Indenture, to all present or future Senior Debt. "Senior Debt" is defined to mean (a) any indebtedness for money borrowed or evidenced by bonds, notes, debentures or similar instruments, (b) indebtedness under capitalized leases,
(c) any indebtedness representing the deferred and unpaid purchase price of any property or business, and (d) all deferrals, renewals, extensions and refundings of any such indebtedness or obligation; except that the following does not constitute Senior Debt: (i) indebtedness evidenced by the Subordinated Debt,
(ii) indebtedness which is expressly made equal in right of payment with the Subordinated Debt or subordinate and subject in right of payment to the Subordinated Debt, (iii) indebtedness for goods or materials purchased in the ordinary course of business or for services obtained in the ordinary course of business or indebtedness consisting of trade payables or (iv) indebtedness which is subordinated to any obligation of Holdings of the type specified in clauses (a) through (d) above. The effect of clause (iv) is that Holdings may not issue, assume or guaranty any indebtedness for money borrowed which is junior to the Senior Debt and senior to the Subordinated Debt. (Subordinated Indenture Section 1401).

    Upon the failure to pay the principal or premium, if any, on Senior Debt when due or upon the maturity of any Senior Debt by lapse of time, acceleration or otherwise, all principal thereof, interest thereon, if any, and other amounts due in connection therewith shall first be paid in full, before any payment is made on account of the principal, premium, if any, or interest, if any, on the Subordinated Debt or to acquire any of the Subordinated Debt or on account of the redemption, sinking fund or analogous provisions in the Subordinated Indenture. (Subordinated Indenture Section 1402). Upon any distribution of assets of Holdings pursuant to any dissolution, winding up, liquidation or reorganization of Holdings, payment of the principal, premium, if any, and interest, if any, on the Subordinated Debt will be subordinated, to the extent and in the manner set forth in the Subordinated Indenture, to the prior payment in full of all Senior Debt. (Subordinated Indenture Section 1403). By reason of such subordination, in the event of insolvency, creditors of Holdings who are holders of Senior Debt may recover more ratably than the holders of Subordinated Debt.

DENOMINATIONS, REGISTRATION AND TRANSFER

    Unless otherwise provided with respect to a series of Debt Securities, the Debt Securities will be issuable as Registered Securities without coupons and in denominations of $1,000 or any integral multiple thereof. Debt Securities of a series may be issuable in whole or in part in the form of one or more Global Securities, as described below under "Global Securities." One or more Global Securities will be issued in a denomination or aggregate denominations equal to the aggregate principal amount of Debt Securities of the series to be represented by such Global Security or Securities. If so provided with respect to a series of Debt Securities, Debt Securities of such series will be issuable solely as Bearer Securities with coupons attached or as both Registered Securities and Bearer Securities. (Section 201).

    In connection with the sale during the "restricted period" as defined in
Section 1.163-5(c)(2)(i)(D)(7) of the United States Treasury Regulations (generally, the first 40 days after the closing date and, with respect to unsold allotments, until sold) no Bearer Security shall be mailed or otherwise delivered to any location in the United States (as defined under "Limitations on Issuance of Bearer Securities"). A Bearer Security in definitive form (including interests in a permanent Global Security) may be delivered only if the Person entitled to receive such Bearer Security furnishes written certification, in the form required by the applicable Indenture, to the effect that such Bearer Security is not owned by or on behalf of a United States person (as defined under "Limitations on Issuance of Bearer Securities"), or, if a beneficial interest in such Bearer Security is owned by or on behalf of a United States person, that such United States person (i) acquired and holds the Bearer Security through a foreign branch of a United States financial institution, (ii) is a foreign branch of a United States financial institution purchasing for its own account or resale (and in either case, (i) or (ii), such financial institution agrees to comply with the requirements of Section 165(j)(3)(A), (B) or (C) of the Internal Revenue Code of 1986, as amended (the "Code"), and the regulations thereunder) or (iii) is a financial institution purchasing for resale during the restricted period only to non-United States persons outside the United States (Sections 303, 304). See "Global Securities--Bearer Debt Securities" and "Limitations on Issuance of Bearer Securities."

    Registered Securities of any series (other than a Global Security) will be exchangeable for other Registered Securities of the same series and of a like aggregate principal amount and tenor of different authorized denominations. In addition, if Debt Securities of any series are issuable as both Registered Securities and as Bearer Securities, at the option of the Holder upon request confirmed in writing, and subject to the terms of the applicable Indenture, Bearer Securities (with all unmatured coupons, except as provided below, and all matured coupons in default) of such series will be exchangeable into

Registered Securities of the same series of any authorized denominations and of a like aggregate principal amount and tenor. Unless otherwise indicated in an applicable Prospectus Supplement, any Bearer Security surrendered in exchange for a Registered Security between a Regular Record Date or a Special Record Date and the relevant date for payment of interest shall be surrendered without the coupon relating to such date for payment of interest and interest will not be payable in respect of the Registered Security issued in exchange for such Bearer Security, but will be payable only to the Holder of such coupon when due in accordance with the terms of the applicable Indenture. (Section 305). Except as provided in an applicable Prospectus Supplement, Bearer Securities will not be issued in exchange for Registered Securities.

    Debt Securities may be presented for exchange as provided above, and Registered Securities (other than a Global Security) may be presented for registration of transfer (with the form of transfer endorsed thereon duly executed), at the office of the Security Registrar or at the office of any transfer agent designated by Holdings for such purpose with respect to any series of Debt Securities and referred to in an applicable Prospectus Supplement, without service charge and upon payment of any taxes and other governmental charges as described in each Indenture. Such transfer or exchange will be effected upon the Security Registrar or such transfer agent, as the case may be, being satisfied with the documents of title and identity of the person making the request. Holdings has appointed each Trustee as Security Registrar under the applicable Indenture. (Section 305). If a Prospectus Supplement refers to any transfer agents (in addition to the Security Registrar) initially designated by Holdings with respect to any series of Debt Securities, Holdings may at any time rescind the designation of any such transfer agent or approve a change in the location through which any such transfer agent acts, except that, if Debt Securities of a series are issuable only as Registered Securities, Holdings will be required to maintain a transfer agent in each Place of Payment for such series and, if Debt Securities of a series are issuable as Bearer Securities, Holdings will be required to maintain (in addition to the Security Registrar) a transfer agent in a Place of Payment for such series located outside the United States. Holdings may at any time designate additional transfer agents with respect to any series of Debt Securities. (Section 1002).

    In the event of any redemption in part, Holdings shall not be required to
(i) issue, register the transfer of or exchange Debt Securities of any series during a period beginning at the opening of business 15 days before any selection of Debt Securities of that series to be redeemed and ending at the close of business on (A) if Debt Securities of the series are issuable only as Registered Securities, the day of mailing of the relevant notice of redemption and (B) if Debt Securities of the series are issuable as Bearer Securities, the day of the first publication of the relevant notice of redemption or, if Debt Securities of the series are also issuable as Registered Securities and there is no publication, the mailing of the relevant notice of redemption; (ii) register the transfer of or exchange any Registered Security, or portion thereof, called for redemption, except the unredeemed portion of any Registered Security being redeemed in part; or (iii) exchange any Bearer Security called for redemption, except to exchange such Bearer Security for a Registered Security of that series and like tenor which is immediately surrendered for redemption. (Section 305).

PAYMENT AND PAYING AGENTS

    Unless otherwise indicated in an applicable Prospectus Supplement, payment of principal of (and premium, if any) and any interest on Bearer Securities will be payable, subject to any applicable laws and regulations, at the offices of such Paying Agents outside the United States as Holdings may designate from time to time, at the option of the Holder, by check or by transfer to an account maintained by the payee with a bank located outside the United States. (Sections 307 and 1002). Unless otherwise indicated in an applicable Prospectus Supplement, payment of interest on Bearer Securities on any Interest Payment Date will be made only against surrender of the coupon relating to such Interest Payment Date. (Section 1001). No payment of interest on a Bearer Security will be made unless on the earlier of the date of the first such payment by Holdings or the delivery by Holdings of the

Bearer Security in definitive form (including interests in a permanent Global Security) (the "Certification Date"), a written certificate in the form and to the effect described under "Denominations, Registration and Transfer" is provided to Holdings. No payment with respect to any Bearer Security will be made at any office or agency of Holdings in the United States or by check mailed to any address in the United States or by transfer to an account maintained with a bank located in the United States. Notwithstanding the foregoing, payment of principal of (and premium, if any) and interest on Bearer Securities denominated and payable in U.S. dollars will be made at the office of Holdings' Paying Agent in the Borough of Manhattan, The City of New York if, and only if, payment of the full amount thereof in U.S. dollars at all offices or agencies outside the United States is illegal or effectively precluded by exchange controls or other similar restrictions. (Section 1002).

    Unless otherwise indicated in an applicable Prospectus Supplement, payment of principal of (and premium, if any) and any interest on Registered Securities (other than a Global Security) will be made at the office of such Paying Agent or Paying Agents as Holdings may designate from time to time, except that at the option of Holdings payment of any interest may be made (i) by check mailed to the address of the Person entitled thereto as such address shall appear in the Security Register or (ii) by wire transfer to an account maintained by the Person entitled thereto as specified in the Security Register. (Sections 305, 307, 1002). Unless otherwise indicated in an applicable Prospectus Supplement, payment of any instalment of interest on Registered Securities will be made to the Person in whose name such Registered Security is registered at the close of business on the Regular Record Date for such interest payment. (Section 307).

    Unless otherwise indicated in an applicable Prospectus Supplement, the principal office of each Trustee under the applicable Indenture in The City of New York will be designated as Holdings' sole Paying Agent for payments with respect to Debt Securities which are issuable solely as Registered Securities and as Holdings' Paying Agent in the Borough of Manhattan, The City of New York, for payments with respect to Debt Securities (subject to the limitations described above in the case of Bearer Securities) which may be issuable as Bearer Securities. Any Paying Agents outside the United States and any other Paying Agents in the United States initially designated by Holdings for the Debt Securities will be named in an applicable Prospectus Supplement. Holdings may at any time designate additional Paying Agents or rescind the designation of any Paying Agents or approve a change in the office through which any Paying Agent acts, except that, if Debt Securities of a series are issuable only as Registered Securities, Holdings will be required to maintain a Paying Agent in each Place of Payment for such series, and if Debt Securities of a series may be issuable as Bearer Securities, Holdings will be required to maintain (i) a Paying Agent in the Borough of Manhattan, The City of New York for payments with respect to any Registered Securities of the series (and for payments with respect to Bearer Securities of the series in the circumstances described above, but not otherwise), and (ii) a Paying Agent in a Place of Payment located outside the United States where Debt Securities of such series and any coupons appertaining thereto may be presented and surrendered for payment; provided that if the Debt Securities of such series are listed on The Luxembourg Stock Exchange (the "Stock Exchange") or any other stock exchange located outside the United States and such stock exchange shall so require, Holdings will maintain a Paying Agent in Luxembourg or any other required city located outside the United States, as the case may be, for the Debt Securities of such series. (Section
1002).

    All moneys paid by Holdings to a Paying Agent for the payment of principal of (and premium, if any) or interest on any Debt Security which remain unclaimed at the end of two years after such principal, premium or interest shall have become due and payable will be repaid to Holdings and the Holder of such Debt Security or any coupon will thereafter look only to Holdings for payment thereof. (Section 1003).

LIMITATION ON LIENS

    So long as any Debt Securities remain outstanding, unless an applicable Prospectus Supplement relating thereto provides otherwise, Holdings will not, and will not permit any Designated Subsidiary (as defined below), directly or indirectly, to create, issue, assume, incur or guarantee any indebtedness for money borrowed which is secured by a mortgage, pledge, lien, security interest or other encumbrance of any nature on any of the present or future common stock of a Designated Subsidiary unless the Debt Securities and, if Holdings so elects, any other indebtedness of Holdings ranking at least pari passu with the Debt Securities, shall be secured equally and ratably with (or prior to) such other secured indebtedness for money borrowed so long as it is outstanding. (Section 1005).

    The term "Designated Subsidiary" means any present or future consolidated subsidiary of Holdings, the consolidated net worth of which constitutes at least 5% of the consolidated net worth of Holdings. As of November 30, 1995, Holdings' Designated Subsidiaries were Lehman Brothers, Lehman Brothers Holdings PLC, Lehman Brothers UK Holdings Limited, Lehman Brothers U.K. Holdings (Delaware) Inc., Lehman Brothers International (Europe), Lehman Brothers Japan Inc. and Lehman Brothers Financial Products Inc.

EVENTS OF DEFAULT

    Except as may otherwise be set forth in an applicable Prospectus Supplement relating to a series of Debt Securities, the following are Events of Default under the Indenture with respect to Debt Securities of such series: (a) failure to pay principal of or premium, if any, on any Debt Security of that series when due; (b) failure to pay interest, if any, on any Debt Security of that series and any related coupons when due, continued for 30 days; (c) failure to deposit any sinking fund payment or analogous obligation, when due, continued for 30 days, in respect of any Debt Security of that series; (d) failure to perform any other covenant of Holdings in the Indenture (other than a covenant included in the applicable Indenture solely for the benefit of a series of Debt Securities other than that series), continued for 90 days after written notice as provided in the Indenture; (e) certain events in bankruptcy, insolvency or reorganization in respect of Holdings; and (f) any other Event of Default provided with respect to Debt Securities of that series. (Section 501). An Event of Default with respect to a particular series of Debt Securities does not necessarily constitute an Event of Default with respect to any other series of Debt Securities issued under the same or another Indenture. The Trustee may withhold notice to the Holders of any series of Debt Securities of any default with respect to such series (except in the payment of principal, premium or interest, if any) if it considers such withholding to be in the interests of such Holders. (Section 602).

    If an Event of Default with respect to Debt Securities of any series at the time outstanding occurs and is continuing, unless the principal of all of the Debt Securities of such series shall have already become due and payable, either the Trustee or the Holders of at least 25% in principal amount of the outstanding Debt Securities of that series may declare the principal amount (or, if the Debt Securities of that series are Original Issue Discount Securities, such portion of the principal amount as may be specified in the terms of the series) of all the Debt Securities of that series to be due and payable immediately. At any time after a declaration of acceleration with respect to Debt Securities of any series has been made, but before a judgment or decree based on acceleration has been obtained and entered, the Holders of a majority in principal amount of the outstanding Debt Securities of that series may, under certain circumstances, rescind and annul such acceleration. (Section 502). For information as to waiver of defaults, see "Meetings, Modification and Waiver."

    Each Indenture provides that the Trustee will be under no obligation, subject to the duty of the Trustee during default to act with the required standard of care, to exercise any of its rights or powers under such Indenture at the request or direction of any of the Holders, unless such Holders shall have offered to the Trustee reasonable indemnity. (Section 603). Subject to such provisions for indemnification of the Trustee, the Holders of a majority in principal amount of the outstanding Debt Securities of any series will have the right to direct the time, method and place of conducting any proceeding for any remedy available to the Trustee, or exercising any trust or power conferred on the Trustee, with respect to the Debt Securities of that series. (Section 512).

    Holdings will be required to furnish to each Trustee annually a statement as to the performance by Holdings of certain of its obligations under the applicable Indenture and as to any default in such performance. (Section 1006).

SATISFACTION AND DISCHARGE

    Except as may otherwise be set forth in an applicable Prospectus Supplement relating to a series of Debt Securities, each Indenture provides that Holdings shall be discharged from its obligations under the Debt Securities of such series (with certain exceptions) at any time prior to the Stated Maturity or redemption thereof when (a) Holdings has irrevocably deposited with the applicable Trustee, in trust, (i) sufficient funds in the currency or currency unit in which the Debt Securities of such series are payable to pay the principal of (and premium, if any), and interest, if any, to Stated Maturity (or redemption) on, the Debt Securities of such series, or (ii) such amount of direct obligations of, or obligations the principal of and interest, if any, on which are fully guaranteed by, the government which issued the currency in which the Debt Securities of such series are payable, and which are not subject to prepayment, redemption or call, as will, together with the predetermined and certain income to accrue thereon without consideration of any reinvestment thereof, be sufficient to pay when due the principal of (and premium, if any), and interest, if any, to Stated Maturity (or redemption) on, the Debt Securities of such series, or (iii) such combination of such funds and securities as described in (i) and (ii), respectively, as will, together with the predetermined and certain income to accrue on any such securities as described in (ii), be sufficient to pay when due the principal of (and premium, if any), and interest, if any, to Stated Maturity (or redemption) on, the Debt Securities of such series and (b) Holdings has paid all other sums payable with respect to the Debt Securities of such series and (c) certain other conditions are met. Upon such discharge, the Holders of the Debt Securities of such series shall no longer be entitled to the benefits of the Indenture, except for certain rights, including registration of transfer and exchange of the Debt Securities of such series and replacement of lost, stolen or mutilated Debt Securities, and shall look only to such deposited funds or obligations for payment. (Sections 401 and 403).

DEFEASANCE OF CERTAIN OBLIGATIONS

    If the terms of the Debt Securities of any series so provide, Holdings may omit to comply with the restrictive covenants in Section 801 ("Company May Consolidate, Etc., Only on Certain Terms"), Section 1005 ("Limitations on Liens on Common Stock of Designated Subsidiaries") and any other specified covenant and any such omission with respect to such Sections shall not be an Event of Default with respect to the Debt Securities of such series, if (a) Holdings has irrevocably deposited with the applicable Trustee, in trust, (i) sufficient funds in the currency or currency unit in which the Debt Securities of such series are payable to pay the principal of (and premium, if any), and interest, if any, to Stated Maturity (or redemption) on, the Debt Securities of such series, or (ii) such amount of direct obligations of, or obligations the principal of and interest, if any, on which are fully guaranteed by, the government which issued the currency in which the Debt Securities of such series are payable and which are not subject to prepayment, redemption or call, as will, together with the predetermined and certain income to accrue thereon without consideration of any reinvestment thereof, be sufficient to pay when due the principal of (and premium, if any), and interest, if any, to Stated Maturity (or redemption) on, the Debt Securities of such series or, (iii) such combination of such funds and securities as described in (i) and (ii), respectively, as will, together with the predetermined and certain income to accrue on any such securities as described in (ii), be sufficient to pay when due the principal of (and premium, if any), and interest, if any, to Stated Maturity (or redemption) on, the Debt Securities of such series and (b) certain other conditions are met. The obligations of Holdings under the Indenture with respect to the Debt Securities of such series, other than with respect to the covenants referred to above shall remain in full force and effect. (Section 1009).

MEETINGS, MODIFICATION AND WAIVER

    Modifications and amendments of either Indenture may be made by Holdings and the applicable Trustee with the consent of the Holders of not less than 66 2/3% in principal amount of the Outstanding Debt Securities of each series issued under such Indenture affected by such modification or amendment; provided, however, that no such modification or amendment may, without the consent of the Holder of each Outstanding Debt Security affected thereby, (a) change the Stated Maturity of the principal of, or any instalment of principal of or interest, if any, on, any Debt Security, (b) reduce the principal amount of, or the premium, if any, or interest, if any, on, any Debt Security, (c) change any obligation of Holdings to pay additional amounts, (d) reduce the amount of principal of an Original Issue Discount Security payable upon acceleration of the Maturity thereof, (e) adversely affect the right of repayment or repurchase, if any, at the option of the Holder, (f) reduce the amount, or postpone the date fixed for, any payment under any sinking fund or analogous provision, (g) change the currency or currency unit of payment of principal of or premium, if any, or interest, if any, on any Debt Security, (h) change or eliminate the right, if any, to elect payment in a coin or currency or currency unit other than that in which Debt Securities which are Registered Securities are denominated or stated to be payable, (i) impair the right to institute suit for the enforcement of any payment on or with respect to any Debt Security, (j) reduce the percentage in principal amount of Outstanding Debt Securities of any series, the consent of the Holders of which is required for modification or amendment of the applicable Indenture or for waiver of compliance with certain provisions of the applicable Indenture or for waiver of certain defaults, (k) reduce the requirements contained in either Indenture for quorum or voting, or (l) change any obligation of Holdings to maintain an office or agency in the places and for the purposes required in the applicable Indenture. (Section 902).

    The Holders of not less than a majority in principal amount of the Outstanding Debt Securities of any series may on behalf of the Holders of all Debt Securities of that series waive, insofar as that series is concerned, compliance by Holdings with certain restrictive provisions of the applicable Indenture. (Section 1007). The Holders of not less than a majority in principal amount of the Outstanding Debt Securities of any series may on behalf of the Holders of all Debt Securities of that series and any coupons appertaining thereto waive any past default under the applicable Indenture with respect to that series, except a default in the payment of the principal of or premium, if any, or interest, if any, on any Debt Security of that series or in the payment of any sinking fund instalment or analogous obligation or in respect of a provision which under the applicable Indenture cannot be modified or amended without the consent of the Holder of each Outstanding Debt Security of that series affected. (Section 513).

    Each Indenture contains provisions for convening meetings of the Holders of Debt Securities of a series if Debt Securities of that series are issuable as Bearer Securities. A meeting may be called at any time by the applicable Trustee, and also, upon request, by Holdings or Holders of at least 10% in principal amount of the Outstanding Debt Securities of such series, in any such case upon notice given in accordance with "Notices" below. (Section 1302). Except as limited by the proviso in the second preceding paragraph, any resolution presented at a meeting or adjourned meeting at which a quorum is present may be adopted by the affirmative vote of the Holders of a majority in principal amount of the Outstanding Debt Securities of that series; provided, however, that, except as limited by the proviso in the second preceding paragraph, any resolution with respect to any consent or waiver which may be given by the Holders of not less than 66 2/3% in principal amount of the Outstanding Debt Securities of a series may be adopted at a meeting or an adjourned meeting at which a quorum is present only by the affirmative vote of 66 2/3% in principal amount of the Outstanding Debt Securities of that series; and provided, further, that, except as limited by the proviso in the second preceding paragraph, any resolution with respect to any request, demand, authorization, direction, notice, consent, waiver or other action which may be made, given or taken by the Holders of a specified percentage, which is less than a majority, in principal amount of Outstanding Debt Securities of a series may be adopted at a meeting or adjourned meeting duly reconvened at which a quorum is present by the affirmative vote of the Holders of such specified percentage in principal amount of the Outstanding Debt Securities of that series. Any resolution passed or decision taken at any meeting of Holders of Debt Securities of any series duly held in accordance with the applicable Indenture will be binding on all Holders of Debt Securities of that series and the related coupons. The quorum at any meeting called to adopt a resolution, and at any reconvened meeting, will be persons holding or representing a majority in principal amount of the Outstanding Debt Securities of a series; provided, however, that if any action is to be taken at such meeting with respect to a consent or waiver which may be given by the Holders of not less than 66 2/3% in principal amount of the Outstanding Debt Securities of a series, the persons holding or representing 66 2/3% in principal amount of the Outstanding Debt Securities of such series will constitute a quorum (Section 1304).

CONSOLIDATION, MERGER AND SALE OF ASSETS

    Holdings may, without the consent of any Holders of Outstanding Debt Securities, consolidate or merge with or into, or transfer or lease its assets substantially as an entirety to, any Person, and any other Person may consolidate or merge with or into, or transfer or lease its assets substantially as an entirety to, Holdings, provided that (i) the Person (if other than Holdings) formed by such consolidation or into which Holdings is merged or which acquires or leases the assets of Holdings substantially as an entirety is organized under the laws of any United States jurisdiction and assumes Holdings' obligations on the Debt Securities and under the Indenture, (ii) after giving effect to the transaction, no Event of Default, and no event which, after notice or lapse of time or both, would become an Event of Default, shall have happened and be continuing, and (iii) certain other conditions are met. (Section 801).

NOTICES

    Except as may otherwise be set forth in an applicable Prospectus Supplement relating to a series of Debt Securities, notices to Holders of Bearer Securities will be given by publication in a daily newspaper in the English language of general circulation in The City of New York and in London, and so long as such Bearer Securities are listed on the Stock Exchange and the Stock Exchange shall so require, in a daily newspaper of general circulation in Luxembourg or, if not practical, elsewhere in Western Europe. Such publication is expected to be made in The Wall Street Journal, the Financial Times and the Luxemburger Wort. Notices to Holders of Registered Securities will be given by mail to the addresses of such Holders as they appear in the Security Register. (Sections 101 and 106).

TITLE

    Title to any temporary global Debt Security or permanent global Debt Security in bearer form or any Bearer Securities and any coupons appertaining thereto will pass by delivery. Holdings, each Trustee and any agent of Holdings or the applicable Trustee may treat the bearer of any Bearer Security and the bearer of any coupon and the registered owner of any Registered Security as the absolute owner thereof (whether or not such Debt Security or coupon shall be overdue and notwithstanding any notice to the contrary) for the purpose of making payment and for all other purposes. (Section 308).

REPLACEMENT OF DEBT SECURITIES AND COUPONS

    Any mutilated Debt Security or a Debt Security with a mutilated coupon appertaining thereto will be replaced by Holdings at the expense of the Holder upon surrender of such Debt Security to the applicable Trustee. Debt Securities or coupons that become destroyed, stolen or lost will be replaced by Holdings at the expense of the Holder upon delivery to the applicable Trustee of the Debt Security and coupons or evidence of the destruction, loss or theft thereof satisfactory to Holdings and the applicable Trustee; in the case of any coupon which becomes destroyed, stolen or lost, such coupon will be replaced by issuance of a new Debt Security in exchange for the Debt Security to which such coupon appertains. In the case of a destroyed, lost or stolen Debt Security or coupon an indemnity satisfactory to the applicable Trustee and Holdings may be required at the expense of the Holder of such Debt Security or coupon before a replacement Debt Security will be issued. (Section
306).

CONCERNING THE TRUSTEES

    Business and other relationships (including other trusteeships) between, on the one hand, Holdings and its affiliates and, on the other hand, the Trustee under the Indenture pursuant to which any of the Debt Securities to which an applicable Prospectus Supplement accompanying this Prospectus relates are described in such Prospectus Supplement.

LIMITATIONS ON ISSUANCE OF BEARER SECURITIES

    In compliance with United States federal tax laws and regulations, Bearer Securities may not be offered or sold during the restricted period (as defined under "Denominations, Registration and Transfer"), or delivered in definitive form in connection with a sale during the restricted period, in the United States or to United States persons other than to (a) the United States office of
(i) an international organization (as defined in Section 7701 (a)(18) of the Code), (ii) a foreign central bank (as defined in Section 895 of the Code), or
(iii) any underwriter, agent, or dealer offering or selling Bearer Securities during the restricted period (a "Distributor") pursuant to a written contract with the issuer or with another Distributor, that purchases Bearer Securities for resale or for its own account and agrees to comply with the requirements of
Section 165 (j)(3)(A), (B), or (C) of the Code, or (b) the foreign branch of a United States financial institution purchasing for its own account or for resale, which institution agrees to comply with the requirements of Section 165
(j)(3)(A), (B), or (C) of the Code. In addition, a sale of a Bearer Security may be made during the restricted period to a United States person who acquired and holds the Bearer Security on the Certification Date through a foreign branch of a United States financial institution that agrees to comply with the requirements of Section 165(j)(3)(A), (B) or (C) of the Code. Any Distributor (including an affiliate of a Distributor) offering or selling Bearer Securities during the restricted period must agree not to offer or sell Bearer Securities in the United States or to United States persons (except as discussed above) and must employ procedures reasonably designed to ensure that its employees or agents directly engaged in selling Bearer Securities are aware of these restrictions.

    Bearer Securities and their interest coupons will bear a legend substantially to the following effect: "Any United States person who holds this obligation will be subject to limitations under the United States income tax laws, including the limitations provided in Section 165(j) and 1287(a) of the Internal Revenue Code."

    Purchasers of Bearer Securities may be affected by certain limitations under United States tax laws. See the applicable Prospectus Supplement for a summary of material U.S. federal income tax consequences to United States persons investing in Bearer Securities.

    As used herein, "United States person" means a citizen or resident of the United States, a corporation, partnership or other entity created or organized in or under the laws of the United States and an estate or trust the income of which is subject to United States federal income taxation regardless of its source, and "United States" means the United States of America (including the States and the District of Columbia) and its possessions including Puerto Rico, the U.S. Virgin Islands, Guam, American Samoa, Wake Island and the Northern Mariana Islands. The term "Non-United States Holder" means any Holder which is not an United States person.

                            DESCRIPTION OF WARRANTS

    The Debt Warrants, Currency Warrants, Index Warrants and Interest Rate Warrants are to be issued under separate warrant agreements (each a "Warrant Agreement" and respectively a "Debt Warrant Agreement", a "Currency Warrant Agreement", an "Index Warrant Agreement" and an "Interest Rate Warrant Agreement") to be entered into between Holdings and one or more banks or trust companies, as warrant agent (each a "Warrant Agent" and respectively a "Debt Warrant Agent", a "Currency Warrant Agent", an "Index Warrant Agent" and an "Interest Rate Warrant Agent"), all as shall be set forth in the Prospectus Supplement relating to the Warrants being offered thereby. A form of each type of Warrant Agreement, including a form of warrant certificate representing each type of Warrant (each a "Warrant Certificate" and respectively a "Debt Warrant Certificate", a "Currency Warrant Certificate", an "Index Warrant Certificate" and an "Interest Rate Warrant Certificate"), reflecting the alternative provisions that may be included in the Warrant Agreements to be entered into with respect to particular offerings of Warrants, are incorporated by reference as exhibits to the Registration Statement of which this Prospectus is a part. The descriptions contained herein of the Warrant Agreements and the Warrant Certificates and summaries of certain provisions of the Warrant Agreements and the Warrant Certificates do not purport to be complete and are subject to, and are qualified in their entirety by reference to, all the provisions of the applicable Warrant Agreements and the Warrant Certificates, including the definitions therein of certain terms not otherwise defined in this Prospectus. Wherever particular sections of, or terms defined in, the Warrant Agreements are referred to, such sections or defined terms are incorporated herein by reference.

    The particular terms of each issue of Warrants, as well as any modifications or additions to the general terms of the applicable Warrant Agreement or Warrant Certificate, will be described in the Prospectus Supplement relating to such Warrants. Accordingly, for a description of the terms of a particular issue of Warrants, reference must be made to the Prospectus Supplement relating thereto and to the descriptions set forth below.

DEBT WARRANTS

    Holdings may issue, together with Debt Securities, Currency Warrants, Index Warrants or Interest Rate Warrants, or separately, Debt Warrants for the purchase of Debt Securities. If any of the Debt Warrants are sold for foreign currencies or foreign currency units or if any series of Debt Warrants is exercisable in foreign currencies or foreign currency units, the restrictions, elections, tax consequences, specific terms and other information with respect to such issue of Debt Warrants and such currencies or currency units will be set forth in an applicable Prospectus Supplement relating thereto.

    If so specified in the applicable Prospectus Supplement, the Debt Warrants may, in certain circumstances, be cancelled by Holdings prior to their expiration date and the holders thereof will be entitled to receive only the applicable Cancellation Amount. The Cancellation Amount may be either a fixed amount or an amount that varies during the term of the Debt Warrants in accordance with a schedule or formula.

  General

    The Prospectus Supplement will describe the terms of any Debt Warrants offered thereby, the Debt Warrant Agreement relating to such Debt Warrants and the Debt Warrant Certificates representing such Debt Warrants, including the following: (1) the title of such Debt Warrants; (2) the aggregate amount of such Debt Warrants; (3) the initial offering price of such Debt Warrants; (4) the exercise price; (5) the currency or currency unit in which the initial offering price and/or the exercise price of such Debt Warrants is payable; (6) whether the Debt Warrants are to be issuable in registered or bearer form or both, and if in bearer form, whether such Debt Warrants may be exchanged for Debt Warrants in registered form and the circumstances and places for such exchange, if permitted; (7) if applicable, the title and terms of related Debt Securities with which such Debt Warrants are issued, the number of such Debt Warrants issued with each such Debt Security and the date, if any, on and after which such Debt Warrants and such Debt Securities will be separately transferable; (8) the title, aggregate principal amount and terms of the Debt Securities purchasable upon exercise of all of such Debt Warrants; (9) the principal amount of Debt Securities purchasable upon exercise of each Debt Warrant and the price at which such principal amount of Debt Securities may be purchased upon such exercise; (10) the date on which the right to exercise such Debt Warrants shall commence and the date (the "Debt Warrant Expiration Date") on which such right shall expire; (11) any minimum number of Debt Warrants which must be exercised at any one time, other than upon automatic exercise; (12) the maximum number, if any, of such Debt Warrants that may, subject to election by Holdings, be exercised by all owners (or by any person or entity) on any day;
(13) any provisions for the automatic exercise of such Debt Warrants; (14) whether and under what circumstances such Debt Warrants may be cancelled by Holdings prior to expiration; (15) any other procedures and conditions relating to the exercise of such Debt Warrants; (16) the identity of the Debt Warrant Agent; (17) any national securities exchange on which such Debt Warrants will be listed; (18) provisions, if any, for issuing such Debt Warrants in certificated form; (19) if applicable, a discussion of certain United States federal income tax, accounting or other special considerations applicable thereto; and (20) any other terms of the Debt Warrants.

    Debt Warrant Certificates will be exchangeable for new Debt Warrant Certificates of different denominations and, if in registered form, may be presented for registration of transfer and Debt Warrants may be exercised at the corporate trust office of the Debt Warrant Agent or any other office indicated in the Prospectus Supplement relating thereto (Section 3.1). Prior to the exercise of Debt Warrants, holders of Debt Warrants will not be entitled to payments of principal of (or premium, if any) or interest, if any, on the Debt Securities purchasable upon such exercise, or to enforce any of the covenants in the applicable Indenture (Section 4.1).

  Exercise of Debt Warrants

    Unless otherwise provided in the Prospectus Supplement, each Debt Warrant will entitle the holder thereof to purchase for cash such principal amount of Debt Securities at such exercise price as shall in each case be set forth in, or be determinable as set forth in, the Prospectus Supplement relating to the Debt Warrants offered thereby (Sections 2.1). Debt Warrants may be exercised at any time up to the close of business on the Debt Warrant Expiration Date specified in the Prospectus Supplement relating to the Debt Warrants offered thereby. After the close of business on the Debt Warrant Expiration Date (or such later date to which such Debt Warrant Expiration Date may be extended by Holdings), unexercised Debt Warrants will become void (Section 2.2).

    Debt Warrants may be exercised as set forth in the Prospectus Supplement relating to the Debt Warrants offered thereby. Upon receipt of payment and the Debt Warrant Certificate properly completed and duly executed at the corporate trust office of the Debt Warrant Agent or any other office indicated in the Prospectus Supplement, Holdings will, as soon as practicable, forward to the person entitled thereto the Debt Securities purchasable upon such exercise. If fewer than all of the Debt Warrants represented by such Debt Warrant Certificate are exercised, a new Debt Warrant Certificate will be issued for the remaining amount of Debt Warrants (Section 2.3).

  Other Information

    Other important information concerning Debt Warrants is set forth below under "Certain Items Applicable to All Warrants--Modifications", "--Merger, Consolidation, Sale or Other Dispositions", "--Enforceability of Rights by Beneficial Owner; Governing Law" and "--Unsecured Obligations of a Holding Company".

CURRENCY WARRANTS

    Holdings may issue, together with Debt Securities, Debt Warrants, Index Warrants or Interest Rate Warrants, or separately, Currency Warrants (a) in the form of Currency Put Warrants, entitling the owners thereof to receive from Holdings the Currency Warrant Cash Settlement Value (as shall be defined in the Prospectus Supplement) of the right to sell a specified amount of one currency (whether U.S. dollars or a foreign currency or foreign currency unit) (a "Base Currency") for a specified amount of a different currency (whether U.S. dollars or a foreign currency or foreign currency unit) (a "Reference Currency"), (b) in the form of Currency Call Warrants, entitling the owners thereof to receive from Holdings the Currency Warrant Cash Settlement Value of the right to purchase a specified amount of a Base Currency for a specified amount of a Reference Currency, or (c) in such other form as shall be specified in the related Prospectus Supplement. The Prospectus Supplement for an issue of Currency Warrants will set forth the formula pursuant to which the Currency Warrant Cash Settlement Value will be determined, including any multipliers, if applicable.

    The Prospectus Supplement will describe the terms of any Currency Warrants offered thereby, the Currency Warrant Agreement relating to such Currency Warrants and the Currency Warrant Certificates representing such Currency Warrants, including the following: (1) the title of such Currency Warrants; (2) the aggregate amount of such Currency Warrants; (3) the initial offering price of such Currency Warrants; (4) the exercise price, if any; (5) the currency or currency unit in which the initial offering price, the exercise price, if any, and the Currency Warrant Cash Settlement Value of such Currency Warrants is payable; (6) the Base Currency and the Reference Currency for such Currency Warrants; (7) whether such Currency Warrants shall be Currency Put Warrants, Currency Call Warrants or otherwise; (8) the formula for determining the Currency Warrant Cash Settlement Value, if applicable, of each Currency Warrant;
(9) whether and under what circumstances a minimum and/or maximum expiration value is applicable upon the expiration or exercise of such Currency Warrants;
(10) the effect or effects, if any, of the occurrence of a Market Disruption Event or Force Majeure Event; (11) the date on which the right to exercise such Currency Warrants shall commence and the date (the "Currency Warrant Expiration Date") on which such right shall expire; (12) any minimum number of Currency Warrants which must be exercised at any one time, other than upon automatic exercise; (13) the maximum number, if any, of such Currency Warrants that may, subject to election by Holdings, be exercised by all owners (or by any person or entity) on any day; (14) any provisions for the automatic exercise of such Currency Warrants other than at expiration; (15) whether and under what circumstances such Currency Warrants may be cancelled by Holdings prior to their expiration date; (16) any other procedures and conditions relating to the exercise of such Currency Warrants; (17) the identity of the Currency Warrant Agent; (18) any national securities exchange on which such Currency Warrants will be listed; (19) provisions, if any, for issuing such Currency Warrants in certificated form; (20) if such Currency Warrants are not issued in book-entry form, the place or places at which payments in respect of such Currency Warrants are to be made by Holdings; (21) if applicable, a discussion of certain United States federal income tax, accounting or other special considerations applicable thereto; and (22) any other terms of the Currency Warrants.

    Other important information concerning Currency Warrants is set forth below under "Certain Items Applicable to All Warrants--Modifications", "--Merger, Consolidation, Sale or Other Dispositions", "--Enforceability of Rights by Beneficial Owner; Governing Law" and "--Unsecured Obligations of a Holding Company" and "Certain Items Applicable to Currency Warrants, Index Warrants and Interest Rate Warrants--Exercise of Warrants", "--Market Disruption and Force Majeure Events" and "--Settlement Currency" and "--Listing".

INDEX WARRANTS

    Holdings may issue, together with Debt Securities, Debt Warrants, Currency Warrants or Interest Rate Warrants, or separately, Index Warrants (a) in the form of Index Put Warrants, entitling the owners thereof to receive from Holdings the Index Cash Settlement Value (as shall be defined in the

Prospectus Supplement) in cash, which amount will be determined by reference to the amount, if any, by which the Fixed Amount (as shall be defined in the Prospectus Supplement) at the time of exercise exceeds the Index Value (as shall be defined in the Prospectus Supplement), (b) in the form of Index Call Warrants, entitling the owners thereof to receive from Holdings the Index Cash Settlement Value in cash, which amount will be determined by reference to the amount, if any, by which the Index Value at the time of exercise exceeds the Fixed Amount, (c) in the form of Index Spread Warrants, entitling the owners thereof to receive from Holdings the Index Cash Settlement Value in cash, which amount will be determined by reference to the amount, if any, by which the Reference Index Value (as shall be defined in the Prospectus Supplement) at the time of exercise exceeds the Base Index Value (as shall be defined in the Prospectus Supplement) or (d) in such other form as shall be specified in the related Prospectus Supplement. The Prospectus Supplement for an issue of Index Warrants will set forth the formula pursuant to which the Index Cash Settlement Value will be determined, including any multipliers, if applicable.

    The Prospectus Supplement will describe the terms of Index Warrants offered thereby, the Index Warrant Agreement relating to such Index Warrants and the Index Warrant Certificate representing such Index Warrants, including the following: (1) the title of such Index Warrants; (2) the aggregate amount of such Index Warrants; (3) the initial offering price of such Index Warrants; (4) the exercise price, if any; (5) the currency or currency unit in which the initial offering price, the exercise price, if any, and the Index Cash Settlement Value of such Index Warrants is payable; (6) the Index or Indices for such Index Warrants, which may be based on one or more U.S. or foreign stocks, bonds, or other securities, one or more U.S. or foreign interest rates, one or more currencies or currency units, or any combination of the foregoing, and may be a preexisting U.S. or foreign index compiled and published by a third party or an index based on one or more securities, interest rates or currencies selected by Holdings solely in connection with the issuance of such Index Warrants, and certain information regarding such Index or Indices and the underlying securities, interest rates or currencies (including, to the extent possible, the policies of the publisher of the Index with respect to additions, deletions and substitutions of such securities, interest rates or currencies);
(7) whether such Index Warrants shall be Index Put Warrants, Index Call Warrants, Index Spread Warrants or otherwise; (8) the method of providing for a substitute Index or Indices or otherwise determining the amount payable in connection with the exercise of such Index Warrants if any Index changes or ceases to be made available by its publisher; (9) the formula for determining the Index Cash Settlement Value, if applicable, of each Index Warrant; (10) whether and under what circumstances a minimum and/or maximum expiration value is applicable upon the expiration or exercise of such Index Warrants; (11) the effect or effects, if any, of the occurrence of a Market Disruption Event or Force Majeure Event; (12) the date on which the right to exercise such Index Warrants shall commence and the date (the "Index Warrant Expiration Date") on which such right shall expire; (13) any minimum number of Index Warrants which must be exercised at any one time, other than upon automatic exercise; (14) the maximum number, if any, of such Index Warrants that may, subject to election by Holdings, be exercised by all owners (or by any person or entity) on any day;
(15) any provisions for the automatic exercise of such Index Warrants other than at expiration; (16) whether and under what circumstances such Index Warrants may be cancelled by Holdings prior to their expiration date; (17) any provisions permitting a Holder to condition any notice of exercise on the absence of certain specified changes in the Index Value, the Base Index Value or the Reference Index Value after the date of exercise; (18) any other procedures and conditions relating to the exercise of such Index Warrants; (19) the identity of the Index Warrant Agent; (20) any national securities exchange on which such Index Warrants will be listed; (21) provisions, if any, for issuing such Index Warrants in certificated form; (22) if such Index Warrants are not issued in book-entry form, the place or places at which payments in respect of such Index Warrants are to be made by Holdings; (23) if applicable, a discussion of certain United States federal income tax, accounting or other special considerations applicable thereto; and (24) any other terms of such Index Warrants.

    Other important information concerning Index Warrants is set forth below under "Certain Items Applicable to All Warrants--Modifications", "--Merger, Consolidation, Sale or Other Dispositions", "--Enforceability of Rights by Beneficial Owner; Governing Law" and "--Unsecured Obligations of a Holding Company" and "Certain Items Applicable to Currency Warrants, Index Warrants and Interest Rate Warrants--Exercise of Warrants", "--Market Disruption and Force Majeure Events", "--Settlement Currency" and "--Listing".

INTEREST RATE WARRANTS

    Holdings may issue, together with Debt Securities, Debt Warrants, Currency Warrants or Index Warrants or, separately, Interest Rate Warrants (a) in the form of Interest Rate Put Warrants, entitling the owners thereof to receive from Holdings the Interest Rate Cash Settlement Value (as shall be defined in the Prospectus Supplement) in cash, which amount will be determined by reference to the amount, if any, by which the Spot Amount (as shall be defined in the Prospectus Supplement) is less than the Strike Amount (as shall be defined in the Prospectus Supplement) on the applicable valuation date following exercise,
(b) in the form of Interest Rate Call Warrants, entitling the owners thereof to receive from Holdings the Interest Rate Cash Settlement Value in cash, which amount will be determined by reference to the amount, if any, by which the Spot Amount on the applicable valuation date following exercise exceeds the Strike Amount or (c) in such other form as shall be specified in the related Prospectus Supplement. The Prospectus Supplement for an issue of Interest Rate Warrants will set forth the formula pursuant to which the Interest Rate Cash Settlement Value will be determined, including any multipliers, if applicable. The Strike Amount may either be a fixed yield, price or rate of a Debt Instrument, a Rate or any combination of Debt Instruments and/or Rates or a yield, price or rate that varies during the term of the Interest Rate Warrants in accordance with a schedule or formula. The Debt Instrument will be one or more instruments specified in the applicable Prospectus Supplement issued either by the United States government or by a foreign government. The Rate will be one or more interest rates or interest rate swap rates established from time to time by one or more financial institutions specified in the applicable Prospectus Supplement.

    The Prospectus Supplement will describe the terms of Interest Rate Warrants offered thereby, the Interest Rate Warrant Agreement relating to such Interest Rate Warrants and the Interest Rate Warrant Certificate representing such Interest Rate Warrants, including the following: (1) the title of such Interest Rate Warrants, (2) the aggregate amount of such Interest Rate Warrants; (3) the initial offering price of such Interest Rate Warrants; (4) the exercise price, if any; (5) the currency or currency unit in which the initial offering price, the exercise price, if any, and the Interest Rate Cash Settlement Value of such Interest Rate Warrants is payable; (6) the Debt Instrument (which may be one or more debt instruments issued either by the United States government or by a foreign government), the Rate (which may be one or more interest rates or interest rate swap rates established from time to time by one or more specified financial institutions) or the other yield, price or rate utilized for such Interest Rate Warrants, and certain information regarding such Debt Instrument or Rate; (7) whether such Interest Rate Warrants shall be Interest Rate Put Warrants, Interest Rate Call Warrants or otherwise; (8) the Strike Amount, the method of determining the Spot Amount and the method of expressing movements in the yield or closing price of the Debt Instrument or in the level of the Rate as a cash amount in the currency in which the Interest Rate Cash Settlement Value of such Warrants is payable; (9) the formula for determining the Interest Rate Cash Settlement Value, if applicable, of each Interest Rate Warrant; (10) whether and under what circumstances a minimum and/or maximum expiration value is applicable upon the expiration or exercise of such Interest Rate Warrants;
(11) the effect or effects, if any, of the occurrence of a Market Disruption Event or Force Majeure Event; (12) the date on which the right to exercise such Interest Rate Warrants shall commence and the date (the "Interest Rate Warrant Expiration Date") on which such right shall expire; (13) any minimum number of Interest Rate Warrants which must be exercised at any one time, other than upon automatic exercise; (14) the maximum number, if any, of such Interest Rate Warrants that may, subject to election by Holdings, be exercised by all owners (or by any person or entity) on any day; (15) any provisions for the automatic exercise of such Interest Rate Warrants other than at expiration; (16) whether and under what circumstances such Interest Rate Warrants may be cancelled by Holdings prior to their expiration date; (17) any provisions permitting a Holder to condition any notice of exercise on the absence of certain specified changes in the Spot Amount after the date of exercise; (18) any other procedures and conditions relating to the exercise of such Interest Rate Warrants; (19) the identity of the Interest Rate Warrant Agent; (20) any national securities exchange on which such Interest Rate Warrants will be listed; (21) provisions, if any, for issuing such Interest Rate Warrants in certificated form; (22) if such Interest Rate Warrants are not issued in book-entry form, the place or places at which payments in respect of such Interest Rate Warrants are to be made by Holdings; (23) if applicable, a discussion of certain United States federal income tax, accounting or other special considerations applicable thereto; and (24) any other terms of such Interest Rate Warrants.

    Other important information concerning Interest Rate Warrants is set forth below under "Certain Items Applicable to All Warrants--Modifications", "--Merger, Consolidation, Sale or Other Dispositions", "--Enforceability of Rights by Beneficial Owner; Governing Law" and "--Unsecured Obligations of a Holding Company" and "Certain Items Applicable to Currency Warrants, Index Warrants and Interest Rate Warrants--Exercise of Warrants", "--Market Disruption and Force Majeure Events", "--Settlement Currency" and "--Listing".

CERTAIN ITEMS APPLICABLE TO ALL WARRANTS

  Modifications

    Each Warrant Agreement and the terms of each issue of Warrants may be amended by Holdings and the applicable Warrant Agent, without the consent of the beneficial owners or the registered holders, for the purpose of curing any ambiguity, or of curing, correcting or supplementing any defective or inconsistent provision contained therein, or in any other manner which Holdings may deem necessary or desirable and which will not adversely affect the interests of the beneficial owners of the then outstanding unexercised Warrants in any material respect (Section 6.1).

    Holdings and each Warrant Agent also may modify or amend the applicable Warrant Agreement and the terms of the related Warrants, with the consent of the beneficial owners of not less than a majority in number of the then outstanding unexercised Warrants affected, provided that no such modification or amendment that reduces the amount receivable upon exercise, cancellation or expiration, shortens the period of time during which the Warrants may be exercised or otherwise materially and adversely affects the exercise rights of the beneficial owners of the Warrants or reduces the percentage number of outstanding Warrants the consent of whose beneficial owners is required for modification or amendment of the applicable Warrant Agreement or the terms of the Warrants may be made without the consent of the beneficial owners affected thereby (Section 6.1).

  Merger, Consolidation, Sale or Other Dispositions

    If at any time there is a merger or consolidation involving Holdings or a sale, transfer, conveyance or other disposition of all or substantially all of the assets of Holdings, then in any such event the successor or assuming corporation shall succeed to and be substituted for Holdings, with the same effect as if it had been named in the applicable Warrant Agreement and in the applicable Warrants as Holdings. Holdings shall thereupon be relieved of any further obligation under such Warrant Agreement or under such Warrants, and, in the event of any such merger, consolidation, sale, transfer, conveyance or other disposition, Holdings as the predecessor corporation may thereupon or at any time thereafter be dissolved, wound up or liquidated (Section 6.2 of the Debt Warrant Agreement and Section 3.2 of each other Warrant Agreement).

  Enforceability of Rights by Beneficial Owner; Governing Law

    Each Warrant Agent will act solely as an agent of Holdings in connection with the issuance and exercise of the applicable Warrants and will not assume any obligation or relationship of agency or trust for or with any owner of a beneficial interest in any Warrant or with the registered holder thereof (Section 5.2). A Warrant Agent shall have no duty or responsibility in case of any default by Holdings in the performance of its obligations under the applicable Warrant Agreement or Warrant Certificate including, without limitation, any duty or responsibility to initiate any proceedings at law or otherwise or to make any demand upon Holdings (Section 5.2). Beneficial owners may, without the consent of the applicable Warrant Agent, enforce by appropriate legal action, on their own behalf, their right to exercise their Warrants, to receive Debt Securities, in the case of Debt Warrants, and to receive payment, if any, for their Warrants, in the case of Currency Warrants, Index Warrants or Interest Rate Warrants (Section 4.2 of the Debt Warrant Agreement and Section
3.1 of each other Warrant Agreement). Except as may otherwise be provided in the Prospectus Supplement relating thereto, each issue of Warrants and the applicable Warrant Agreement will be governed by and construed in accordance with the law of the State of New York (Section 6.5).

  Unsecured Obligations of a Holding Company

    The Warrants are unsecured obligations of Holdings and, therefore, changes in the perceived creditworthiness of Holdings may be expected to affect trading prices in Warrants. Since Holdings, as a holding company, does not have any significant assets other than the equity securities of its subsidiaries, its cash flow and consequent ability to satisfy its financial obligations, including Warrants, are dependent upon the earnings of its subsidiaries and the distribution of those earnings to Holdings, or upon loans or other payments of funds by those subsidiaries to Holdings. Holdings' subsidiaries, including Lehman Brothers, are separate and distinct legal entities and will have no obligation, contingent or otherwise, to pay any amount in respect of Warrants or to make any funds available therefor, whether by dividends, loans or other payments. Dividends, loans and other payments by Lehman Brothers are restricted by net capital and other rules of various regulatory bodies. See "Capital Requirements." The payment of dividends by Holdings' subsidiaries is contingent upon the earnings of those subsidiaries and is subject to various business considerations in addition to net capital requirements and contractual restrictions. Additionally, since Warrants will be obligations of a holding company, the ability of holders of Warrants to benefit from any distribution of assets of any subsidiary upon the liquidation or reorganization of such subsidiary is subordinate to the prior claims of present and future creditors of such subsidiary.

CERTAIN ITEMS APPLICABLE TO CURRENCY WARRANTS, INDEX WARRANTS AND INTEREST RATE WARRANTS

  Exercise of Warrants

    Except as may otherwise be provided in the applicable Prospectus Supplement relating thereto, (a) each Currency Warrant, Index Warrant and Interest Rate Warrant will entitle the owner, upon payment of the exercise price, if any, to receive the applicable Cash Settlement Value of such Warrant, on the applicable Exercise Date, in each case as such terms will further be defined in the applicable Prospectus Supplement relating thereto (Section 2.2) and (b) if not exercised prior to 1:30 p.m., New York City time, on the Business Day preceding the applicable Warrant Expiration Date, the Warrants will be deemed automatically exercised on such Warrant Expiration Date (Section 2.3). As described below, Currency Warrants, Index Warrants and Interest Rate Warrants may also be deemed to be automatically exercised if they are delisted. Procedures for exercise of the Currency Warrants, Index Warrants and Interest Rate Warrants will be set out in the applicable Prospectus Supplement.

  Market Disruption and Force Majeure Events

    If so specified in the applicable Prospectus Supplement, following the occurrence of a Market Disruption Event or Force Majeure Event (as each term shall be defined therein), the Cash Settlement

Value of a Currency Warrant, an Index Warrant or an Interest Rate Warrant may be determined on a different basis than under normal exercise of a Warrant or the determination of the applicable Cash Settlement Value. In addition, if so specified in the applicable Prospectus Supplement, Currency Warrants, Index Warrants and Interest Rate Warrants may, in certain circumstances, be cancelled by Holdings prior to their expiration date and the holders thereof will be entitled to receive only the applicable Cancellation Amount. The Cancellation Amount may be either a fixed amount or an amount that varies during the term of the Warrants in accordance with a schedule or formula.

  Settlement Currency

    Currency Warrants, Index Warrants and Interest Rate Warrants will be settled only in U.S. dollars (unless settlement in a foreign currency is specified in the applicable Prospectus Supplement and is permissible under applicable law) and accordingly will not require or entitle an owner to sell, deliver, purchase or take delivery of the currency, security or other instrument underlying such Warrants. If any of the Currency Warrants, Index Warrants or Interest Rate Warrants are sold for, or if the exercise price, if any, is payable in, foreign currencies or foreign currency units or if the amount payable by Holdings in respect of any series of Currency Warrants, Index Warrants or Interest Rate Warrants is payable in foreign currencies or foreign currency units, the restrictions, elections, tax consequences, specific terms and other information with respect to such issue of Warrants and such currencies or currency units will be set forth in an applicable Prospectus Supplement relating thereto.

  Listing

    Unless otherwise provided in the Prospectus Supplement, each issue of Currency Warrants, Index Warrants and Interest Rate Warrants will be listed on a national securities exchange, as specified in the applicable Prospectus Supplement, subject only to official notice of issuance, as a pre-condition to the sale of any such Warrants. It may be necessary in certain circumstances for such national securities exchange to obtain the approval of the SEC in connection with any such listing. In the event that such Warrants are delisted from, or permanently suspended from trading on, such exchange, and, at or prior to such delisting or suspension, such Warrants shall not have been listed on another national securities exchange, any such Warrants not previously exercised will be deemed automatically exercised on the date such delisting or permanent trading suspension becomes effective (Section 2.3). The applicable Cash Settlement Value to be paid in such event will be as set forth in the applicable Prospectus Supplement. Holdings will notify holders of such Warrants as soon as practicable of such delisting or permanent trading suspension. The applicable Warrant Agreement will contain a covenant of Holdings not to seek delisting of such Warrants from, or permanent suspension of their trading on, such exchange (Section 2.4 of the Currency Warrant Agreement and the Interest Rate Warrant Agreement and Section 2.5 of the Index Warrant Agreement).

                               GLOBAL SECURITIES

    The Securities of a series may be issued in whole or in part in the form of one or more Global Securities that will be deposited with or on behalf of a depository (a "Depository") identified in the Prospectus Supplement relating to such series. Global Securities representing Debt Securities or Debt Warrants may be issued in either registered or bearer form. Global Securities representing Currency Warrants, Index Warrants or Interest Rate Warrants will be issued in registered form only. Global Securities may be issued in either temporary or permanent form.

    The specific terms of the depository arrangement with respect to any Securities of a series will be described in the Prospectus Supplement relating to such series. The Company anticipates that the following provisions will apply to all depository arrangements.

    Unless otherwise specified in an applicable Prospectus Supplement, Securities which are to be represented by a Global Security in registered form to be deposited with or on behalf of a Depository will be registered in the name of such Depository or its nominee. Upon the issuance of a Global Security in registered form, the Depository for such Global Security will credit the respective principal amounts, in the case of Debt Securities, and the respective number of warrants, in the case of Warrants represented by such Global Security to the accounts of institutions that have accounts with such Depository or its nominee ("participants"). The accounts to be credited shall be designated by the underwriters or agents of such Securities or by Holdings, if such Securities are offered and sold directly by Holdings. Ownership of beneficial interests in such Global Securities will be limited to participants or persons that may hold interests through participants. Ownership of beneficial interests by participants in such Global Securities will be shown on, and the transfer of that ownership interest will be effected only through, records maintained by the Depository or its nominee for such Global Security. Ownership of beneficial interests in Global Securities by persons that hold through participants will be shown on, and the transfer of that ownership interest within such participant will be effected only through, records maintained by such participant. The laws of some jurisdictions require that certain purchasers of securities take physical delivery of such securities in definitive form. Such limits and such laws may impair the ability to transfer beneficial interests in a Global Security.

    So long as the Depository for a Global Security in registered form, or its nominee, is the registered owner of such Global Security, such Depository or such nominee, as the case may be, will be considered the sole owner or holder of the Securities represented by such Global Security for all purposes under the applicable Indenture, in the case of Debt Securities, or under the applicable Warrant Agreement, in the case of Warrants, governing such Securities. Except as set forth below, owners of beneficial interests in such Global Security will not be entitled to have Securities of the series represented by such Global Security registered in their names, will not receive or be entitled to receive physical delivery of Securities of such series in definitive form and will not be considered the owners or holders thereof under the applicable Indenture, in the case of Debt Securities, or under the applicable Warrant Agreement, in the case of Warrants.

    Payments in respect of Securities registered in the name of or held by a Depository or its nominee will be made to the Depository or its nominee, as the case may be, as the registered owner or the holder of the Global Security. None of Holdings, the underwriters, the applicable Trustee or Warrant Agent, any Paying Agent or any Security Registrar for such Securities will have any responsibility or liability for any aspect of the records relating to or payments made on account of beneficial ownership interests in a Global Security or for maintaining, supervising or reviewing any records relating to such beneficial ownership interests.

    Holdings expects that the Depository for a permanent Global Security in registered form, upon receipt of any payment in respect of a permanent Global Security, will credit immediately participants' accounts with payments in amounts proportionate to their respective beneficial interests in such Global Security as shown on the records of such Depository. Holdings also expects that payments by participants to owners of beneficial interests in such Global Security held through such participants will be governed by standing instructions and customary practices, as is now the case with securities held for the accounts of customers in bearer form or registered in "street name," and will be the responsibility of such participants.

    A Global Security in registered form may not be transferred except as a whole by the Depository for such Global Security to a nominee of such Depository or by a nominee of such Depository to such Depository or another nominee of such Depository or by such Depository or any such nominee to a successor of such Depository or a nominee of such successor. If a Depository for a permanent Global Security in registered form is at any time unwilling or unable to continue as Depository and a successor Depository is not appointed by Holdings within 90 days, Holdings will issue Securities in definitive registered form in exchange for the Global Security representing such Securities. In addition, Holdings may at any time and in its sole discretion determine not to have any Securities in registered form represented by one or more Global Securities and, in such event, will issue Securities in definitive form in exchange for all of the Global Securities representing such Securities. Further, if Holdings so specifies with respect to the Securities of a series, an owner of a beneficial interest in a Global Security representing Securities of such series may, on terms acceptable to Holdings and the Depository for such Global Security, receive Securities of such series in definitive form. In any such instance, an owner of a beneficial interest in a Global Security will be entitled to physical delivery in definitive form of Securities of the series represented by such Global Security equal in principal amount, in the case of Debt Securities, or number, in the case of Warrants, to such beneficial interest and to have such Securities registered in its name (if the Securities of such series are issuable as registered securities). Unless otherwise specified by Holdings, Securities of such series so issued in definitive form will be issued either as registered or bearer securities (if the Securities of such series are issuable in such form) and in authorized denominations, in the case of Debt Securities, or in authorized numbers, in the case of Warrants, as specified in the applicable Prospectus Supplement. See, however, "Description of Debt Securities--Limitations on Issuance of Bearer Securities" above for a description of certain restrictions on the issuance of a Bearer Security in definitive form in exchange for an interest in a Global Security.

BEARER DEBT SECURITIES

    If so specified in an applicable Prospectus Supplement, pending the availability of a permanent Global Security, all or any portion of the Debt Securities of a series which may be issuable as bearer securities will initially be represented by one or more temporary Global Securities, without interest coupons, to be deposited with a common depositary in London for Morgan Guaranty Trust Company of New York, Brussels Office, as operator of the Euroclear System ("Euroclear") and Cedel Bank, societe anonyme ("Cedel") for credit to the designated accounts. The interests of the beneficial owner or owners in such a temporary Global Security in bearer form will be exchangeable for (i) in whole, definitive Bearer Securities, (ii) in whole, Senior Debt Securities to be represented thereafter by one or more permanent Global Securities in bearer form, without interest coupons, and/or (iii) in whole or in part, definitive Registered Securities, (the date of such exchange, the "Exchange Date"); provided, however, that if definitive Bearer Securities have previously been issued in exchange for an interest in a permanent Global Security in bearer form representing Senior Debt Securities of the same series, then interests in such Senior Debt Securities (with certain exceptions) shall only thereafter be exchangeable, in whole, for definitive Bearer Securities, definitive Registered Securities, or any combination thereof (with certain exceptions) representing Debt Securities having the same interest rate and Stated Maturity, but only upon written certification in the form and to the effect described under "Denominations, Registration and Transfer" unless such certification has been provided on an earlier interest payment date. The beneficial owner of a Debt Security represented by a permanent Global Security in bearer form may, on the applicable Exchange Date and upon 30 days' notice to the applicable Trustee given through Euroclear or Cedel, exchange its interest in whole for definitive Bearer Securities or, if specified in an applicable Prospectus Supplement, in whole or in part, for definitive Registered Securities of any authorized denomination, provided, however, that if definitive Bearer Securities are issued in partial exchange for Senior Debt Securities represented by such permanent Global Security or by a temporary Global Security in bearer form of the same series, such issuance (with certain exceptions) shall give rise to the exchange of such permanent Global Security in whole for, at the option of the Holders, definitive Bearer Securities, definitive Registered Securities, or any combination thereof. No Bearer Security delivered in exchange for a portion of a permanent Global Security shall be mailed or otherwise delivered to any location in the United States in connection with such exchange.

    Unless otherwise specified in an applicable Prospectus Supplement, interest in respect of any portion of such a temporary Global Security in bearer form payable in respect of an Interest Payment Date occurring prior to the issuance of a permanent Global Security in bearer form will be paid to each of Euroclear and Cedel with respect to the portion of the temporary Global Security in bearer form held for its account. Each of Euroclear and Cedel will undertake in such circumstances to credit such interest received by it in respect of a temporary Global Security in bearer form to the respective accounts for which it holds such temporary Global Security in bearer form as of the relevant Interest Payment Date, but only upon receipt in each case of written certification, in the form and to the effect described under "Description of Debt Securities--Denomination, Registration and Transfer."

                             UNITED STATES TAXATION


    A summary of the material U.S. federal income tax consequences to U.S. persons investing in Securities will be set forth in the applicable Prospectus Supplement. The summary of U.S. federal income tax consequences contained in the Prospectus Supplement will be presented for informational purposes only, however, and will not be intended as legal or tax advice to prospective purchasers. Prospective purchasers of Securities are urged to consult their own tax advisors prior to any acquisition of Securities.

                              CAPITAL REQUIREMENTS

    As a registered broker-dealer, Lehman Brothers is subject to the SEC's net capital rule (Rule 15c3-1, the "Net Capital Rule"), promulgated under the Exchange Act. The Exchange monitors the application of the Net Capital Rule by Lehman Brothers. Lehman Brothers computes net capital under the alternative method of the Net Capital Rule which requires the maintenance of minimum net capital, as defined. A broker-dealer may be required to reduce its business if its net capital is less than 4% of aggregate debit balances and may also be prohibited from expanding its business or paying cash dividends if resulting net capital would be less than 5% of aggregate debit balances. In addition, the Net Capital Rule does not allow withdrawal of subordinated capital if net capital would be less than 5% of such debit balances.

    The Net Capital Rule also limits the ability of broker-dealers to transfer large amounts of capital to parent companies and other affiliates. Under the Net Capital Rule equity capital cannot be withdrawn from a broker-dealer without the prior approval of the SEC when net capital after the withdrawal would be less than 25% of its securities positions haircuts (which are deductions from capital of certain specified percentages of the market value of securities to reflect the possibility of a market decline prior to disposition). In addition, the Net Capital Rule requires broker-dealers to notify the SEC and the appropriate self-regulatory organization two business days before a withdrawal of excess net capital if the withdrawal would exceed the greater of $500,000 or 30% of the broker-dealer's excess net capital, and two business days after a withdrawal that exceeds the greater of $500,000 or 20% of excess net capital. Finally, the Net Capital Rule authorizes the SEC to order a freeze on the transfer of capital if a broker-dealer plans a withdrawal of more than 30% of its excess net capital and the SEC believes that such a withdrawal would be detrimental to the financial integrity of the firm or would jeopardize the broker-dealer's ability to pay its customers.

    Compliance with the Net Capital Rule could limit those operations of Lehman Brothers that require the intensive use of capital, such as underwriting and trading activities and the financing of customer account balances, and also could restrict Holdings' ability to withdraw capital from Lehman Brothers which in turn could limit Holdings' ability to pay dividends, repay debt and redeem or purchase shares of its outstanding capital stock.

    The Company is subject to other domestic and international regulatory requirements with which it is required to comply.

                              PLAN OF DISTRIBUTION

    Holdings may sell Securities in any one or more of the following ways: (i) through, or through underwriting syndicates managed by, Lehman Brothers alone or with one or more other underwriters; (ii) through one or more dealers or agents (which may include Lehman Brothers); or (iii) directly to one or more purchasers. The specific managing underwriter or underwriters or agent or agents with respect to the offer and sale of Securities are set forth on the cover of a Prospectus Supplement relating to such Securities and the members of the underwriting syndicate, if any, are named in such Prospectus

Supplement. Only the underwriters or agents so named in a Prospectus Supplement are underwriters or agents, respectively, in connection with such Securities. The applicable Prospectus Supplement also describes the discounts and commissions to be allowed or paid to the underwriters or agents, all other items constituting underwriting or agency compensation, the discounts and commissions to be allowed or paid to dealers, if any, and the exchanges, if any, on which such Securities will be listed.

    Securities acquired by any underwriter will be acquired for its own account and may be resold from time to time in one or more transactions, including negotiated transactions, at a fixed public offering price or at varying prices determined at the time of sale. The obligations of the underwriters to purchase such Securities will be subject to certain conditions precedent, and the underwriters will be obligated to purchase all such Securities if any of such Securities are purchased. Any initial public offering price and any discounts or concessions allowed or reallowed or paid to dealers may be changed from time to time. To the extent, if any, that Securities to be purchased by Lehman Brothers, as underwriter, are not resold by it or are not resold at the public offering price set forth in an applicable Prospectus Supplement, the funds derived from such offering by the Company on a consolidated basis may be reduced.

    If so indicated in an applicable Prospectus Supplement, Holdings will authorize the underwriters named therein to solicit offers to certain institutional investors to purchase Securities providing for payment and delivery on a future date specified in an applicable Prospectus Supplement. There may be limitations on the minimum amount which may be purchased by any such institutional investor or on the portion of the aggregate proceeds to Holdings of the particular Securities which may be sold pursuant to such arrangements. Institutional investors to which such offers may be made, when authorized, include commercial and savings banks, insurance companies, pension funds, educational charitable institutions and such other institutions as may be approved by Holdings. The obligations of any such purchasers pursuant to such delayed delivery and payment arrangements will not be subject to any conditions except (i) the purchase by an institution of the particular Securities shall not at the time of delivery be prohibited under the laws of any jurisdiction in the United States to which such institution is subject, and (ii) Holdings shall have sold to such underwriters all of such Securities less the amount of such securities covered by such arrangements. Underwriters named therein will not have any responsibility in respect of the validity of such arrangements or the performance of Holdings or such institutional investors thereunder.

    Each distributor of Bearer Securities will agree that it will not offer or sell during the restricted period, directly or indirectly, Bearer Securities in the United States or to United States persons (other than as discussed under "Description of Debt Securities--Limitations on Issuance of Bearer Securities") and in connection with the sale of Bearer Securities during the restricted period, will not deliver definitive Bearer Securities within the United States. See "Description of Debt Securities--Limitations on Issuance of Bearer Securities."

    Each underwriter or agent will represent and agree that (i) it has not offered and sold and will not offer or sell, prior to the date six months after the date of issue in the case of the Debt Securities, any Securities to persons in the United Kingdom, except to persons whose ordinary activities involve them in acquiring, holding, managing or disposing of investments (as principal or agent) for the purposes of their businesses or otherwise in circumstances which have not resulted and will not result in an offer to the public in the United Kingdom within the meaning of the Public Offer of Securities Regulations 1995;
(ii) it has complied with and will comply with all applicable provisions of the Financial Services Act 1986 with respect to anything done by it in relation to the Securities in, from or otherwise involving the United Kingdom; and (iii) it has only issued or passed on and will only issue or pass on in the United Kingdom any document received by it in connection with the issue of the Securities to a person who is of a kind described in Article 11(3) of the Financial Services Act 1986 (Investment Advertisements) (Exemptions) Order 1995 or is a person to whom such document may otherwise lawfully be issued or passed on.

    The underwriters and agents named in an applicable Prospectus Supplement may be entitled under agreements entered into with Holdings to indemnification by Holdings against certain civil liabilities, including liabilities under the Securities Act, or to contribution with respect to payments which the underwriters and agents may be required to make in respect thereof. The underwriters and agents may engage in transactions with, or perform services for, Holdings in the ordinary course of business.

    Holdings has been advised by Lehman Brothers that Lehman Brothers may from time to time purchase and sell Securities in the secondary market. Each offering of Securities and any market-making activities by Lehman Brothers with respect to Securities will be conducted in compliance with the requirements of Schedule E of the By-Laws of the NASD regarding an NASD member firm's participation in distributing its affiliate's securities. Lehman Brothers may act as principal or agent in such transactions. This Prospectus may be used by Lehman Brothers in connection with such transactions. Such sales, if any, will be made at varying prices related to prevailing market prices at the time of sale. Lehman Brothers is not obligated to make a market in any Securities and may discontinue any market-making activities at any time without notice. No assurance can be given that there will be a secondary market for the Securities.

                                 ERISA MATTERS

    Each of Holdings and Lehman Brothers may be considered a "party in interest" within the meaning of the Employee Retirement Income Security Act of 1974, as amended ("ERISA"), and a "disqualified person" under corresponding provisions of the Code, with respect to certain employee benefit plans. Certain transactions between an employee benefit plan and a party in interest or disqualified person may result in "prohibited transactions" within the meaning of ERISA and the Code. ANY EMPLOYEE BENEFIT PLAN PROPOSING TO INVEST IN THE SECURITIES SHOULD CONSULT WITH ITS LEGAL COUNSEL.

                                 LEGAL OPINIONS

    Unless otherwise indicated in an applicable Prospectus Supplement relating to offered Securities, the validity of the Securities offered hereby will be passed upon for Holdings by Karen M. Muller, Esq., Deputy General Counsel of Holdings and for the underwriters or agents by Simpson Thacher & Bartlett (a partnership which includes professional corporations), 425 Lexington Avenue, New York, New York 10017. Simpson Thacher & Bartlett acts as counsel in various matters for Holdings, Lehman Brothers and certain of their subsidiaries.

                            INDEPENDENT ACCOUNTANTS

    The consolidated financial statements and schedules of the Company for the eleven months ended November 30, 1994 and for the years ended December 31, 1993 and December 31, 1992, appearing in the Company's Transition Report on Form 10-K for the eleven months ended November 30, 1994 have been audited by Ernst & Young LLP, independent auditors, as set forth in their report thereon included therein and incorporated herein by reference. Such consolidated financial statements and schedules are, and audited financial statements included in subsequently filed documents will be, incorporated herein by reference in reliance upon the reports of Ernst & Young LLP pertaining to such financial statements (to the extent covered by consents filed with the Securities and Exchange Commission) given upon the authority of such firm as experts in accounting and auditing.

--------------------------------------------  ----------------------------------
--------------------------------------------  ----------------------------------

   NO DEALER, SALESMAN OR OTHER
PERSON HAS BEEN AUTHORIZED TO GIVE
ANY INFORMATION OR TO MAKE ANY                        2,000,000 WARRANTS
REPRESENTATIONS OTHER THAN THOSE
CONTAINED IN THIS PROSPECTUS OR THE
ACCOMPANYING PROSPECTUS SUPPLEMENT
AND, IF GIVEN OR MADE, SUCH
INFORMATION OR REPRESENTATIONS
MUST NOT BE RELIED UPON AS HAVING                       LEHMAN BROTHERS
BEEN AUTHORIZED BY HOLDINGS OR ANY                        HOLDINGS INC.
AGENT OR UNDERWRITER. THIS PROSPECTUS
AND THE ACCOMPANYING PROSPECTUS
SUPPLEMENT DO NOT CONSTITUTE AN OFFER
TO SELL OR A SOLICITATION OF AN OFFER
TO BUY ANY OF THE SECURITIES OFFERED
HEREBY IN  ANY JURISDICTION TO ANY                       AMEX HONG KONG
PERSON TO WHOM IT IS UNLAWFUL TO MAKE                       30 INDEX
SUCH OFFER OR SOLICITATION IN SUCH                         CALL WARRANTS
JURISDICTION. NEITHER THE DELIVERY OF                 EXPIRING JANUARY 23, 1998
THIS PROSPECTUS AND THE ACCOMPANYING
PROSPECTUS SUPPLEMENT NOR ANY SALE
MADE HEREUNDER SHALL, UNDER ANY
CIRCUMSTANCES, CREATE ANY IMPLICATION
THAT THERE HAS BEEN NO CHANGE IN THE
AFFAIRS OF HOLDINGS SINCE THE DATE HEREOF.
       -------------------

        TABLE OF CONTENTS
                                     PAGE
                                     ----
            PROSPECTUS SUPPLEMENT                   -------------------

Summary.............................   S-3         PROSPECTUS SUPPLEMENT
Risk Factors........................   S-9            January 24, 1996
Use of Proceeds.....................  S-18          -------------------
Description of the Warrants.........  S-19
The Index...........................  S-32
Certain United States Federal
  Income Tax Considerations... .....  S-38
Underwriting........................  S-40
Glossary............................  S-42
Appendix A..........................   A-1

                 PROSPECTUS
Available Information...............     2             LEHMAN BROTHERS
Documents Incorporated by Reference.     2
The Company.........................     3         OPPENHEIMER & CO., INC.
Use of Proceeds.....................     3
Ratio of Earnings to Fixed Charges..     3
Description of Debt Securities......     4
Description of Warrants.............    14
Global Securities...................    21
United States Taxation..............    24
Capital Requirements................    24
Plan of Distribution................    24
ERISA Matters.......................    26
Legal Opinions......................    26
Independent Accountants.............    26
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